Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Visa International:

We have audited the accompanying consolidated balance sheets of Visa International and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006. In connection with our audits of the consolidated financial statements, we also have audited the financial statement Schedule II. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visa International and subsidiaries as of September 30, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

San Francisco, California

June 11, 2007

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2006	2005
	(In thousands)
Assets
Cash and cash equivalents	$705,806	$476,964
Trading assets	80,964	73,182
Investment securities, available-for-sale	1,210	9,267
Settlement due from members	459,998	448,712
Accounts receivable, net of allowances of $2,681 and $2,155 for 2006 and 2005, respectively	59,538	58,687
Member collateral	275,278	288,811
Prepaid expenses and other current assets	86,396	82,599
Current portion of deferred income taxes, net	36,501	30,613

Total current assets	1,705,691	1,468,835
Premises and equipment, net	162,617	173,179
Investments in real estate joint ventures	22,019	21,917
Intangibles, net	47,424	52,928
Long-term deferred income taxes, net	15,826	7,617
Other assets	58,962	43,480

Total assets	$2,012,539	$1,767,956

Liabilities and Members’ Equity
Trade and accrued taxes payable	$59,446	$49,857
Settlement due to members	444,416	443,190
Member collateral	275,278	288,811
Accrued compensation and benefits	152,852	153,922
Accrued and other liabilities	383,519	212,394

Total current liabilities	1,315,511	1,148,174
Long-term debt	39,929	39,904
Other liabilities	50,819	44,432

Total liabilities	1,406,259	1,232,510
Commitments and contingencies—refer to Note 19
Members’ Equity
Accumulated net income	605,415	535,660
Accumulated other comprehensive income (loss), net	865	(214)

Total members’ equity	606,280	535,446

Total liabilities and members’ equity	$2,012,539	$1,767,956

See accompanying notes to the consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2006	2005	2004(1)
	(In thousands)
Operating Revenues
Service fees	$755,440	$632,586	$609,006
International service revenues	428,027	360,195	449,843
Data processing fees	246,744	207,880	337,542
Member incentives	(302,359)	(181,464)	(178,512)
Other revenues	134,703	128,233	193,910

Total operating revenues	1,262,555	1,147,430	1,411,789

Operating Expenses
Personnel	317,003	309,219	392,906
Affiliates services	212,144	183,511	245,543
Premises, equipment and software	105,245	104,130	140,837
Communications	33,423	31,833	52,318
Professional and consulting services	119,004	98,721	124,552
Advertising and promotion	343,922	284,973	297,989
Travel and meetings	59,275	45,530	52,564
Other expenses	52,243	32,514	50,130
Settlement risk guarantee	(150)	(44,602)	95

Total operating expenses	1,242,109	1,045,829	1,356,934

Operating income	20,446	101,601	54,855
Non-operating income, net	78,511	40,469	12,852

Income before provision for income taxes	98,957	142,070	67,707
Provision for income taxes	29,202	58,869	35,418

Net income	$69,755	$83,201	$32,289

(1)	Fiscal 2004 include results of the EU region for the nine-month period ended June 30, 2004 prior to the EU region’s incorporation on July 1, 2004.

See accompanying notes to the consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Accumulated Net Income	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity
	(In thousands)
Balance at September 30, 2003	$420,170	$1,252	$421,422
Net income	32,289	—	32,289
Other comprehensive income, net of tax	—	237	237

Balance at September 30, 2004	452,459	1,489	453,948
Net income	83,201	—	83,201
Other comprehensive loss, net of tax	—	(1,703)	(1,703)

Balance at September 30, 2005	535,660	(214)	535,446
Net income	69,755	—	69,755
Other comprehensive income, net of tax	—	1,079	1,079

Balance at September 30, 2006	$605,415	$865	$606,280

See accompanying notes to the consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended September 30,
	2006	2005	2004
	(In thousands)
Net Income	$69,755	$83,201	$32,289

Other comprehensive income (loss), net of tax:
Investment securities, available-for-sale
Net unrealized gains	8	1,216	474
Income tax effect	(3)	(462)	(180)
Reclassification adjustment for net realized gains	(3)	(1,760)	(16)
Income tax effect	1	669	6
Derivative instruments
Net unrealized gains (losses)	1,417	(5,977)	(1,508)
Income tax effect	(527)	2,271	573
Reclassification adjustment for net realized losses	310	3,774	1,432
Income tax effect	(124)	(1,434)	(544)

Other comprehensive income (loss), net of tax	1,079	(1,703)	237

Comprehensive income	$70,834	$81,498	$32,526

See accompanying notes to the consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2006	2005	2004
	(In thousands)
Operating Activities
Net income	$69,755	$83,201	$32,289
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	38,045	32,986	45,861
Equity in earnings of unconsolidated investments, net of distributions	(8,146)	(3,864)	(2,667)
Change in value of settlement risk guarantee	(150)	(44,616)	—
Deferred income taxes	(14,935)	16,665	25,936
Other	(1,276)	1,319	5,535
Change in operating assets and liabilities:
Settlement due from members	(11,286)	116,691	264,128
Accounts receivable	(851)	(2,268)	10,514
Trading assets	(7,782)	(4,345)	7,144
Prepaid and other assets	(6,032)	(24,637)	78,330
Trade and accrued taxes payable	9,589	(9,761)	(44,695)
Settlement due to members	1,226	(134,978)	(249,243)
Accrued compensation and benefits	(1,070)	(4,503)	(19,401)
Accrued and other liabilities	178,308	88,612	(165,570)

Net cash provided by (used in) operating activities	245,395	110,502	(11,839)

Investing Activities
Investment securities, available-for-sale:
Purchases	(23,498)	(43,334)	(212,976)
Proceeds from maturities and sales	31,930	144,540	132,804
Purchases of premises, equipment and software	(22,430)	(24,287)	(44,178)
Proceeds from sale of premises and equipment	292	375	188
Investments in real estate joint ventures	(2,030)	—	—
Distributions from real estate joint ventures	2,030	—	—
Purchases of non-marketable securities	(6,476)	(6,469)	(1,407)
Proceeds from sales of non-marketable securities	3,629	—	—
Settlement of intercompany balances with EU upon incorporation	—	—	(20,257)
Transfer of EU’s premises, equipment and software	—	—	68,100

Net cash (used in) provided by investing activities	(16,553)	70,825	(77,726)

Financing Activities
Proceeds from short-term borrowings	1,118,586	2,184,638	1,834,724
Payments on short-term borrowings	(1,118,586)	(2,184,638)	(1,834,724)
Redemption of preferred shares	—	(8,200)	—
Payments on current portion of long-term debt	—	—	(5,000)

Net cash used in financing activities	—	(8,200)	(5,000)

Increase (decrease) in cash and cash equivalents	228,842	173,127	(94,565)
Cash and cash equivalents at beginning of year	476,964	303,837	398,402

Cash and cash equivalents at end of year	$705,806	$476,964	$303,837

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$44,300	$37,602	$33,101
Interest paid	$3,699	$4,962	$13,094

See accompanying notes to the consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except as noted)

Note 1—Organization

Visa International Service Association (hereafter referred to as “Visa International” or the “Company”) is a nonstock, nonassessable Delaware membership corporation. The primary business of Visa International is to operate, expand, enhance and support a global payments system. Visa International’s primary customers are its member financial institutions participating in this network (collectively, the “members”). Worldwide policy is administered by the Company’s Board of Directors. The Company has established regional Boards of Directors for its Asia Pacific (“Visa AP”) region, Central and Eastern Europe, Middle East and Africa (“Visa CEMEA”) region, and Latin America and Caribbean (“Visa LAC”) region. The regional Boards govern such matters as regional policy, development of new services, admission of new members, establishment of regional fees, authorization of expenditures and adoption of regional regulations. Visa U.S.A. Inc. (“Visa U.S.A.”), Visa Europe Limited (“Visa Europe”) and Visa Canada Association (“Visa Canada”) are separately incorporated regional group members (“incorporated regions”) of the Company and each is represented by its own Board of Directors.

On July 1, 2004, the European Union region (“EU region”) was incorporated and became Visa Europe, a group member of the Company (refer to Note 4).

In October 2006, a proposed corporate restructuring of Visa International and the separately incorporated regional group members was announced (refer to Note 24).

The Company’s consolidated financial statements presented in this report do not include the results of Visa U.S.A., Visa Europe and Visa Canada.

Note 2—Significant Accounting Policies

Accounting principles—The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S.”).

Principles of consolidation—The consolidated financial statements include the accounts of the Company, its majority-owned subsidiaries and, if applicable, variable interest entities in which the Company is a primary beneficiary. Minority interest is recorded for consolidated entities in which the Company owns less than 100% of the interest and represents the equity interest not owned by the Company. Upon consolidation, all significant intercompany accounts and transactions are eliminated.

Cash and cash equivalents—Cash and cash equivalents include cash and certain highly liquid investments with original maturities of ninety days or less from the date of purchase. Cash equivalents are recorded at cost, which approximates fair value.

Investments—The Company uses the equity method of accounting for investments in other entities, including joint ventures, when it holds between 20% and 50% ownership in the entity or when it exercises significant influence. The equity method of accounting is also utilized for flow-through entities such as limited partnerships and limited liability companies when the investment ownership percentage is equal to or greater than 5% of outstanding ownership interests, regardless of whether the Company has significant influence over the investees. Under this method, the Company’s share of each entity’s net income or loss is included in non-operating income (expense), net, on the consolidated statements of operations.

The Company accounts for investments in entities under the historical cost method of accounting when it holds less than 20% ownership in the entity or for flow-through entities when the investment ownership is less

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

than 5%, and does not exercise significant influence. These investments consist of equity holdings in non-public companies and are recorded in other assets on the consolidated balance sheets. Dividends from these investments are included in non-operating income (expense), net, on the consolidated statements of operations.

The Company regularly reviews its investments for possible impairment and estimates the fair value of these investments if there have been identified events or changes in circumstances that may have had a significant adverse effect on the fair value of these investments. The fair value estimate typically includes an analysis of the facts and circumstances of the investment, the expectations of the entity’s cash flows and capital needs, and the viability of its business model.

Investment securities, available-for-sale, are held to meet investment objectives such as liquidity management and to promote business and strategic objectives. These securities are carried at fair value based on quoted market prices. Unrealized gains and losses, net of applicable taxes, are recorded as a separate component of accumulated other comprehensive income on the consolidated balance sheets. If the fair value of an available-for-sale investment declines below its cost and the decline is deemed to be other-than-temporary, an impairment charge is recorded for the difference between the fair value and the cost. Net realized gains and losses are determined on a specific identification basis and are included in non-operating income (expense), net, on the consolidated statements of operations. Interest and dividends, including amortization of premiums and accretion of discounts, are recorded in non-operating income (expense), net, on the consolidated statements of operations.

Investments in variable interest entities—The Company has investment interests in various entities and has evaluated these entities for consolidation in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities. If the Company is a primary beneficiary in a variable interest entity, the assets, liabilities and results of operations of the entity would be included in the consolidated financial statements of the Company.

Settlement due from and due to members—Settlement due from and due to members reflects the Company’s operation of systems for clearing and settling member payment transactions. Settlements generally clear daily among members. However, international transactions involving foreign currency generally settle in two business days, resulting in amounts due from and due to members. The settlement amounts are stated at cost and are presented on a gross basis on the consolidated balance sheets.

Allowance for Doubtful Accounts—The Company’s accounts receivable balances are net of an estimated allowance for doubtful accounts. The Company performs ongoing risk evaluations of its customers’ financial condition and provides an estimate for uncollectible accounts. The allowance is based on historical experience, the age of the receivable, and current market and economic conditions, as well as any known trends or uncertainties related to account collectibility. Uncollectible accounts are charged against the allowance account. Because the allowance for doubtful accounts is an estimate, it may be subject to adjustment if actual bad debt expense exceeds the estimated reserve.

Member collateral—The Company holds cash deposits from certain members in order to ensure their performance of settlement obligations arising from card and travelers cheque product clearings. These collateral assets are fully offset by corresponding liabilities, and both balances are presented on a gross basis on the consolidated balance sheets.

Trading assets and deferred compensation liabilities—The Company maintains short-term money market investments and other marketable securities related to certain long-term executive compensation plans. These

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

investments are classified as trading assets and are reported at fair value using quoted market prices or broker quotes. Net realized and unrealized gains and losses, interest, and dividends are included in non-operating income (expense), net, in the consolidated statements of operations. The specific identification method is used to determine realized gains and losses.

The Company has deferred compensation liabilities which are indexed to certain trading assets. The offset for changes in the fair value of the trading assets related to the vested portion of the deferred compensation liabilities is recorded in personnel expenses on the consolidated statements of operations.

Premises and equipment, net—Premises and equipment are recorded at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:

Buildings	10 to 40 years
Furniture and fixtures	2 to 10 years
Computer equipment	2 to 5 years
Leasehold improvements	Shorter of lease life or 10 years

Assets acquired under capital leases are amortized using the straight-line method over the shorter of the lease term or the asset category noted above. Fully depreciated assets are retained in premises, equipment and accumulated depreciation accounts until removed from service. Costs for maintenance and repairs are charged to expense as incurred, while major improvements are capitalized and depreciated ratably to expense over the identified useful life.

Intangibles, net—The Company initially records intangible assets at cost and assigns a useful life to each asset. Intangible assets consist of capitalized software costs and other intangible assets, all of which have finite lives. The intangible assets are amortized on a straight-line basis over the following estimated useful lives:

Capitalized software	2 to 5 years
Other	2 to 10 years

Capitalized software includes internal and external costs incurred when developing or purchasing computer software for internal use, and is capitalized in intangible assets on the consolidated balance sheets. Internal and external costs incurred during the preliminary project stage are expensed as incurred until it is probable the project will be completed and the software will be used to perform the intended function. Thereafter, all qualifying costs incurred during the application development stage are capitalized and, upon the project being substantially completed and ready for its intended use, are amortized using the straight-line method over the estimated useful life of the software, not to exceed five years. Qualifying costs include external direct costs of materials and services consumed when developing or obtaining the applications, and payroll and payroll-related costs for employees who are directly associated with developing the applications. All other costs incurred in connection with software developed for internal use are expensed as incurred. The Company reviews capitalized software for impairment when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Impairment of long-lived assets—The Company evaluates long-lived assets, such as premises and equipment and finite-lived identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, a charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented on the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Asset retirement obligations—The Company accounts for asset retirement obligations for certain leased properties. The fair value of a liability for the obligation is determined by calculating the present value of expected cash flows which will be incurred to retire the leasehold improvements. When the liability is initially recorded, the Company capitalizes the cost by increasing the related asset carrying amount. Over time, the liability is accreted to its original obligation with the accretion recorded in other operating expense, and the capitalized cost is depreciated on a straight-line basis over the useful life of the related asset. When asset retirement costs change as a result of a revision to estimated cash flows, the Company adjusts the amount of asset retirement cost allocated to expense in the period of change assuming the change affects that period only, or in the period of change and future periods if the change affects more than one period as required by SFAS No. 154, Accounting Changes and Error Correction, for a change in estimate.

Revenue recognition—The Company’s revenue is comprised principally of service fees, international service revenues, data processing fees and other revenues. The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), and Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables (EITF 00-21) where applicable. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

Service fees predominantly represent payments by members with respect to their card programs carrying marks of the Visa brand. Service fees are based principally upon spending on Visa branded cards for goods and services as reported on member quarterly operating certificates. Current quarter service fees are assessed using a calculation of pricing applied to prior quarter volumes.

International service revenues are generated when cardholders purchase goods and services in transactions where the cardholder’s issuer country is different from the merchant’s acquirer country. The fees from these cross-border transactions are recognized as revenue in the same period the related transactions occur or services are performed.

Data processing fees represent user fees for authorization, clearing, settlement, and other maintenance and support services that facilitate transaction and information processing among the Company’s members globally. These fees are recognized as revenue in the same period the related transactions occur or services are rendered.

Other revenues consist of card recovery bulletin fees, product enhancements, risk-related penalty charges, initial membership fees and revenues from certain regional development programs. These fees are recognized as revenue in the same period the related transactions occur or services are rendered.

The Company enters into incentive agreements with members, merchants, and other business partners designed to build payments volume and to increase product acceptance. The Company capitalizes certain incentive payments under these agreements related to signing or renewing long-term contracts in instances where the Company receives a commitment from the member to generate a substantial portion of its credit and debit card payments volume for an agreed upon period of time using Visa’s branded products. Member incentives are

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

accrued based on management’s estimate of the members’ performance according to provisions in the related agreements. These accruals are routinely reviewed and estimates of performance are adjusted as appropriate. Capitalized amounts and the Company’s estimated obligations under these agreements are amortized as a reduction of operating revenue or as part of advertising and promotion expense on either a straight-line basis over the period of benefit or as the performance milestones are achieved.

Advertising and promotion costs—The costs of media advertising are expensed when the advertising takes place. Production costs are expensed as incurred.

Income taxes—The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. A valuation allowance is recorded for the portions that are not expected to be realized based on the level of historical taxable income, projections of future taxable income over the periods in which the temporary differences are deductible, and allowable tax planning strategies.

Pension and postretirement plans—The Company accounts for its defined benefit pension and postretirement plans in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 87, Employers’ Accounting for Pensions, SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. The plans are actuarially evaluated, which includes the use of several assumptions. Critical assumptions for qualified pension plans include the discount rate and the expected rate of return on plan assets, which are important elements of expense and/or liability measurement. Other assumptions involve demographic factors such as retirement, mortality, turnover and the rate of compensation increases. The Company evaluates assumptions annually and modifies the assumptions as appropriate.

The Company uses a discount rate to determine the present value of its future benefit obligations. The discount rate is based on matching the duration of other corporate bond pools to the expected benefit payment stream.

To determine the expected long-term rate of return on pension plan assets, the Company considers the current and expected assets allocation, as well as historical and expected returns on each plan asset class. Any difference between actual and expected plan experience, including asset return experience in excess of the 10% corridor around the larger of assets or liabilities, is recognized in the net periodic pension calculation over the expected average employee future service, approximately 9 years for United States plans and approximately 14 years for United Kingdom plans. The gains and losses of certain smaller nonqualified pension plans are recognized immediately in the year in which they occur.

The Company immediately recognizes a net settlement loss for previously unrecognized losses when it makes substantial excess pension plan payments.

Foreign currency—For each of the Company’s foreign operations, the functional currency is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are converted to U.S. dollars at the spot rate on the transaction date. Monetary assets and liabilities denominated in non-U.S. currencies are remeasured to U.S.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

dollars using current exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities denominated in non-U.S. currencies are maintained at historical U.S. dollar exchange rates.

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Transaction gains and losses are recognized currently in earnings in other expenses on the consolidated statements of operations.

Derivative financial instruments—The Company uses options and forward foreign exchange contracts to reduce the exposure to foreign currency rate changes on non-functional currency denominated forecasted operating expenses and operating revenues. Net recognized foreign currency assets and liabilities are hedged with forward foreign exchange contracts to reduce the risk that earnings and cash flows will be adversely affected by changes in foreign currency exchange rates. The Company accounts for its derivative and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Gains and losses resulting from changes in fair value of derivative instruments are accounted for depending on whether they are designated and qualify for hedge accounting. Fair value represents the difference in the value of the contracts at the contractual rate and the current forward price, and generally reflects the estimated amounts that the Company would receive or pay to terminate the contracts at the reporting date based on broker quotes for the same or similar instruments.

Warrants received in connection with equity investments in companies are considered derivative financial instruments if they can be net settled. These warrant securities are not designated as hedging instruments, and are included in other assets at fair value, with changes in fair value recognized in other non-operating income (expense), net, during the period of change. Fair value is estimated using a standard option pricing model.

Guarantees and indemnifications—A liability is recognized upon the issuance of certain guarantees and indemnifications, including the ongoing obligation to stand ready to perform over the term of the guarantee. The liability is measured at its fair value, with changes in fair value included in settlement risk guarantee and other expenses on the consolidated statements of operations.

Legal and other loss contingencies—The Company is currently involved in various claims and legal proceedings. The Company periodically reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, the Company records the minimum estimated liability related to the claim. As additional information becomes available, the Company reassesses the potential liability related to the Company’s pending claims and legal proceedings and revises its estimate.

Use of estimates—The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates include valuation of investments, capitalized software, pension and postretirement costs, member incentives, legal contingencies, guarantees and indemnifications, and deferred tax assets. Actual results could differ materially from these estimates and assumptions.

Reclassifications—Certain reclassifications have been made to prior years’ balances in order to conform to fiscal 2006 presentation.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Note 3—Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In December 2004, the FASB issued FASB Staff Position (“FSP”) No. 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (“AJCA”). FSP No. 109-2 provides accounting and disclosure guidance with respect to the repatriation of certain foreign earnings to a U.S. taxpayer as provided for in the AJCA. The Company completed the evaluation of the repatriation provision under this Act in fiscal 2006 and determined that it would not repatriate any foreign earnings under this provision. FSP No. 109-2 did not have an impact on the Company’s consolidated financial statements.

In March 2005, the FASB issued FASB Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143. FIN 47 clarifies that the term “conditional asset retirement obligation,” as used in SFAS No. 143, Accounting for Asset Retirement Obligation, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The Company adopted FIN 47 on October 1, 2005. The adoption of FIN 47 did not have a material impact on the Company’s consolidated financial statements.

In November 2005, the FASB issued FSP No. 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. FSP No. 115-1 and 124-1 also includes accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP No. 115-1 and 124-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company adopted FSP No. 115-1 and 124-1 on January 1, 2006. The adoption of FSP No. 115-1 and 124-1 did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It establishes a probability threshold of greater than 50% to satisfy the requirement to recognize a tax benefit. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is in the process of determining the effect, if any, of adopting FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS No. 157 on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amends SFAS No. 87 and SFAS No. 106 to require recognition of the

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

overfunded or underfunded status of pension and other postretirement benefit plans on the balance sheet. Under SFAS No. 158, gains and losses, prior service costs and credits, and any remaining transition amounts that have not yet been recognized through net periodic benefit cost will be recognized in accumulated other comprehensive income, net of tax effects, until they are amortized as a component of net periodic cost. In addition, the measurement date, the date at which the benefit obligation and plan assets are measured, is required to be the Company’s fiscal year end. SFAS No. 158 is effective for non-public companies for fiscal years ending after June 15, 2007, except for the measurement date provisions, which are effective for fiscal years ending after December 15, 2008. The Company plans to adopt both the balance sheet recognition provision and measurement date provision of SFAS No. 158 at September 30, 2007, which represents an early adoption of the measurement date provision. Accordingly, for the balance sheet recognition provision, with respect to the Company’s portion of pension and postretirement plans at September 30, 2007, the after-tax impact of adopting SFAS No. 158 is expected to reduce members’ equity by approximately $19.2 million and $11.4 million for the United States and United Kingdom plans, respectively. For the measurement date provision, for the Company’s portion of the United States pension and post-retirement plans at September 30, 2007, the Company is expected to record an after-tax charge of approximately $2.8 million to member’s equity in the fourth quarter of fiscal 2007. The United Kingdom plans currently have measurement dates of September 30, and therefore no change in measurement date is required for those plans. These estimates are actuarially calculated based on current assumptions for the plans, and assume that there will be no modifications, amendments or other significant changes to the plans. Actual results could differ from these estimates.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This statement allows entities to choose to measure many financial instruments and other items at fair value. In addition, SFAS No. 159 includes an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact that SFAS No. 159 could have on its consolidated financial statements, if any.

Note 4—Incorporation of EU Region

In October 2001, the Company’s Board of Directors passed a resolution approving the incorporation of the EU region and its admission as a regional group member of the Company. Actual incorporation was subject to favorable tax rulings and no adverse financial effects on the Company. Final Board approval was granted and the EU region was separately incorporated in Delaware on July 1, 2004 as Visa Europe Services Inc. (“VESI”). Upon incorporation, the members within the EU region of Visa International Service Association gave up their membership in the Company and became direct members of Visa Europe, a newly formed United Kingdom private limited company. VESI is a wholly-owned subsidiary of Visa Europe.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Upon incorporation, the Company transferred all of the assets and liabilities of the EU region to VESI. No gain or loss was recorded as a result of this transaction. A summary of the EU region balance sheet at June 30, 2004 is as follows:

June 30, 2004
Assets
Cash and cash equivalents	$10,794
Accounts receivable and other current assets	78,654
Premises, equipment and intangibles, net	84,284
Other assets	42,742

Total assets	$216,474

Liabilities and Accumulated Other Comprehensive Income
Accrued and other current liabilities	$152,413
Other liabilities	63,103

Total liabilities	215,516
Accumulated other comprehensive income	958

Total liabilities and accumulated other comprehensive income	$216,474

The consolidated balance sheets of the Company at September 30, 2006 and 2005 do not reflect balances of Visa Europe.

The consolidated statement of operations of the Company for the year ended September 30, 2004 reflects the following amounts related to the EU region:

Year Ended September 30, 2004(1)
Operating revenues	$386,630
Visa International fees	(96,028)
Operating expenses	(283,862)
Non-operating expenses, net	(4,477)

Income before income taxes	$2,263

(1)	Fiscal 2004 reflects the nine-month period ended June 30, 2004 prior to the EU region’s incorporation.

In October 2001, the Company entered into a twenty-year lease agreement for premises to be occupied by the EU region and Visa CEMEA. As of July 1, 2004, the entire lease was assigned to VESI with the Company acting as a guarantor to the landlord as required by United Kingdom property law under the existing lease. In the event of a default by VESI, the Company is obligated to make lease payments. The base rent commitment is £7.5 million each year or $14.0 million in U.S. dollars (based on the September 30, 2006 exchange rate). Rent is allocated based on the square footage occupied by the tenants and was 81.1% for VESI and 18.9% for Visa CEMEA at September 30, 2006 and 2005. VESI agreed to reimburse the Company for any liabilities that may arise under the Company’s guarantee to the landlord. The estimated value of this guarantee at September 30, 2006 is $0.2 million.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Note 5—Visa Affiliates

Visa U.S.A., Visa Europe and Visa Canada are separately incorporated regional group members of Visa International. The results of their operations are not consolidated with those of the Company. The Company provides global brand management, global product enhancements, management of global system development and interoperability, and corporate support to all three group members. Compensation for these services is based on fees ratified by the Company’s Board of Directors. The Company is a party to numerous agreements with these Visa affiliates which allow each company to provide services to the other at negotiated fees. The Company earned total fees from these affiliates for the years ended September 30, 2006, 2005 and 2004 as follows:

	Years Ended September 30,
	2006	2005	2004
Service fees
Visa U.S.A.	$159,264	$168,455	$196,297
Visa Europe(1)	108,022	117,060	33,482
Visa Canada	14,225	15,066	16,212

Total service fees	$281,511	$300,581	$245,991

Data processing fees
Visa U.S.A.	$2,645	$2,392	$2,246
Visa Europe(1)	2,068	1,946	410
Visa Canada	196	181	149

Total data processing fees	$4,909	$4,519	$2,805

Total fees	$286,420	$305,100	$248,796

(1)	Fiscal 2004 reflects revenue for the three month period after the incorporation of the EU region on July 1, 2004.

Total fees from Visa U.S.A. represented 12.8%, 14.9% and 14.1% of Visa International’s total operating revenues for fiscal 2006, fiscal 2005 and fiscal 2004, respectively. Other than Visa U.S.A., no other member accounted for more than 10% of Visa International’s total operating revenues during fiscal 2006, fiscal 2005 and fiscal 2004.

The Company has agreements with Inovant LLC, a majority-owned subsidiary of Visa U.S.A., for processing worldwide transactions and other services, primarily related to system development in support of Visa branded products and services. The Company also has agreements for services rendered by Visa U.S.A. and Visa Europe, primarily related to system development in support of Visa branded products and services at negotiated fees. Total expenses for these services, recorded as affiliates services on the consolidated statements of operations, were $212.1 million, $183.5 million and $245.5 million for the years ended September 30, 2006, 2005 and 2004, respectively. Included in affiliates services for fiscal 2005 is a reduction of expense totaling $12.3 million for a one-time pricing related settlement from Inovant LLC.

The Visa CEMEA region is a party to numerous agreements with Visa Europe which allow each entity to provide services to the other at negotiated fees. One such arrangement is related to the lease agreement for premises occupied by both Visa Europe and Visa CEMEA (refer to Note 4). In fiscal 2006, 2005 and 2004, Visa CEMEA paid Visa Europe $9.1 million, $9.1 million and $2.2 million, respectively, for premises and various other services.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Amounts due from and due to Visa affiliates are settled monthly. At September 30, 2006 and 2005, the Company had the following due from and due to Visa affiliates included in accounts receivable and accrued and other liabilities on the consolidated balance sheets:

	September 30,
	2006	2005
Due from Visa affiliates
Visa Europe	$7,263	$9,535
Visa Canada	—	107

Total due from Visa affiliates	$7,263	$9,642

Due to Visa affiliates
Visa U.S.A.	$4,956	$6,336
Inovant LLC	26,013	22,375
Visa Canada	810	—

Total due to Visa affiliates	$31,779	$28,711

In addition, at September 30, 2006 and 2005, other liabilities included an obligation to Visa U.S.A. for $20.0 million and $16.4 million, respectively, related to California income taxes.

The Company has an uncommitted credit facility with Visa U.S.A. whereby the Company or Visa U.S.A. may provide each other short-term financing with a maximum term of five business days. Neither the Company nor Visa U.S.A. has the obligation to lend to or to borrow from the other company. There were no outstanding balances as of September 30, 2006 or September 30, 2005 under this arrangement.

Note 6—Investments

Trading Assets and Deferred Compensation Liabilities

The Company maintains its trading assets portfolio to generate returns related to certain deferred executive compensation plans. Changes in the fair value of trading securities are included in non-operating income (expense), net, on the consolidated statements of operations. Changes in the fair value of the vested portion of the deferred compensation liabilities are recorded in personnel expenses on the consolidated statements of operations. The deferred compensation liabilities, included in accrued compensation and benefits, were $70.4 million and $67.5 million at September 30, 2006 and 2005, respectively.

The dividends, net realized gains and net unrealized gains from trading assets for the years ended September 30, 2006, 2005 and 2004 were as follows:

	Years Ended September 30,
	2006	2005	2004
Dividends	$3,220	$1,858	$960
Net realized gains	1,956	1,745	663
Net unrealized gains	989	2,251	973

Total	$6,165	$5,854	$2,596

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Available-for-Sale Investments

The amortized cost, gross unrealized gains and losses, and fair value of available-for-sale securities at September 30, 2006 and 2005 were as follows:

	September 30, 2006
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
Marketable equity securities	$—	$1,210	$—	$1,210

	September 30, 2005
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
U.S. agency debt securities	$8,100	$3	$—	$8,103
Marketable equity securities	—	1,164	—	1,164

Total	$8,100	$1,167	$—	$9,267

At September 30, 2005, available-for-sale investments in U.S. agency debt securities had maturities of greater than three months but less than one year.

For the year ended September 30, 2006, the realized gain recognized was not significant. There were $0.7 million and $1.4 million of realized gains recognized for the years ended September 30, 2005 and 2004, respectively. There were no realized losses recorded in any of the three years ended September 30, 2006, 2005 and 2004.

There were no investment securities in continuous gross unrealized loss positions for greater than twelve months at September 30, 2006, 2005 or 2004.

Other Investments

At September 30, 2006 and 2005, investments accounted for under the cost and equity methods were $68.6 million and $57.1 million, respectively. There have been no identified events or changes in circumstances that may have had a significant adverse effect on the fair value of these investments during the year ended September 30, 2006, and accordingly, an estimate of the fair value of any investment was not required.

At September 30, 2006 and 2005, investments accounted for under the equity method (“nonconsolidated affiliates”) were $47.3 million and $38.8 million, respectively. These investments include $22.0 million and $21.9 million of investments in real estate joint venture affiliates at September 30, 2006 and 2005, respectively, for which summarized financial information is provided in Note 9.

At September 30, 2006 and 2005, the Company holds a 16% ownership interest in Inovant LLC, a subsidiary of Visa U.S.A. The carrying value of the investment in Inovant LLC was $19.4 million and $11.6 million at September 30, 2006 and 2005, respectively. Equity earnings from the investment in Inovant LLC were $7.9 million, $9.1 million and $4.6 million for the years ended September 30, 2006, 2005 and 2004, respectively.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Summarized financial information of Inovant LLC was as follows:

Summarized Balance Sheets Data

	September 30,
	2006	2005
Current assets	$238,299	$177,233
Other assets	80,234	71,477

Total assets	$318,533	$248,710

Current liabilities	$156,525	$136,201
Other liabilities	39,941	41,555

Total liabilities	$196,466	$177,756

Summarized Statements of Operations Data

	For the years ended September 30,
	2006	2005	2004
Operating revenues	$860,683	$844,698	$761,626
Operating expenses	$809,052	$791,187	$717,423
Net income	$51,343	$54,983	$44,303

The Company periodically evaluates its cost and equity method investments for accounting treatment in accordance with FIN 46R, Consolidation of Variable Interest Entities. At September 30, 2006 and 2005, the Company had investments in three and four companies, respectively, that were identified as variable interest entities. The Company was not the primary beneficiary of any of these entities and as such no consolidation was required, although it did have a significant variable interest in one entity. This entity is involved in the development of processing services for smart cards in Egypt. The Company’s variable interests in this entity at September 30, 2006 consisted of an equity investment and a lease guarantee and were not material to the Company’s consolidated financial statements. During the six months ended March 31, 2007, the lease guarantee was terminated and this, together with other transactions and events, led to a reconsideration of the status of the entity with the conclusion that it no longer satisfied the criteria of a variable interest entity.

Note 7—Premises and Equipment, Net

Premises and equipment, net, at September 30, 2006 and 2005 consisted of the following:

	September 30,
	2006	2005
Land	$22,133	$22,133
Buildings	120,496	119,677
Furniture, fixtures and leasehold improvements	56,189	59,473
Computer equipment	73,900	79,392

Total premises and equipment	272,718	280,675
Less: accumulated depreciation	110,101	107,496

Premises and equipment, net	$162,617	$173,179

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Depreciation expense associated with premises and equipment was $24.6 million, $24.2 million and $37.7 million for the years ended September 30, 2006, 2005 and 2004, respectively.

Note 8—Intangible Assets, Net

Identifiable finite-lived intangible assets, net, at September 30, 2006 and 2005 consisted of the following:

	September 30, 2006
	Gross Amount	Accumulated Amortization	Net Amount
Capitalized software	$88,764	$41,548	$47,216
Other	6,111	5,903	208

Total	$94,875	$47,451	$47,424

	September 30, 2005
	Gross Amount	Accumulated Amortization	Net Amount
Capitalized software	$81,290	$28,433	$52,857
Other	5,911	5,840	71

Total	$87,201	$34,273	$52,928

Capitalized software includes both purchased and internally developed software.

Amortization expense associated with finite-lived intangible assets was $13.4 million, $8.7 million and $8.2 million for the years ended September 30, 2006, 2005 and 2004, respectively.

At September 30, 2006, estimated future amortization expense on finite-lived intangible assets was as follows:

Years Ending September 30,	Estimated Future Amortization Expense
2007	$20,577
2008	16,930
2009	9,774
2010	106
2011	37
Thereafter	—

Total	$47,424

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Note 9—Investments in Real Estate Joint Ventures

The Company and Visa U.S.A. invest in real estate joint ventures that own, develop, lease and operate certain facilities and properties used jointly by the Company, Visa U.S.A. and Inovant LLC. The following represents the Company’s investments in the joint ventures at September 30, 2006 and 2005:

	Ownership Percentage	September 30,
		2006	2005
Visa Resources	50.0%	$2,162	$2,016
Visa Land Management, Inc.	50.0%	367	352
Visa Land Management II, Inc.	50.0%	165	156
Visa Land Development I, L.P.	49.5%	10,673	10,012
Visa Land Development II, L.P.	49.5%	8,652	9,381

Total		$22,019	$21,917

Visa Resources, a California General Partnership, manages and invests in or leases premises and equipment used jointly by the Company, Visa U.S.A. and Inovant LLC. Visa Land Management, Inc. and Visa Land Management II, Inc. manage the interests of Visa Land Development I, L.P. (“VLD I”) and Visa Land Development II, L.P. (“VLD II”), respectively, in owned real estate. The Company also owns two buildings in the San Francisco Bay Area which are leased on a month-to-month basis to Visa Resources to manage as additional space for the Company, Visa U.S.A. and Inovant LLC. The total lease payments by Visa Resources to the Company for the years ended September 30, 2006, 2005 and 2004 were $15.0 million, $14.9 million and $15.2 million, respectively, and are included in non-operating income, net, on the consolidated statements of operations.

Summarized combined financial information of the real estate joint ventures was as follows:

Combined Balance Sheets

	September 30,
	2006	2005
Current assets	$14,422	$14,419
Premises and equipment, net	84,055	86,468
Other assets	1,176	1,093

Total assets	$99,653	$101,980

Current liabilities	$6,616	$5,632
Other liabilities	1,679	1,519
Debt	46,930	50,605
Equity	44,428	44,224

Total liabilities and equity	$99,653	$101,980

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Combined Statements of Operations

	Years Ended September 30,
	2006	2005	2004
Total revenues	$81,912	$84,327	$86,800
Total expenses	81,654	84,139	86,605

Income before taxes	$258	$188	$195

Current liabilities of the combined real estate joint ventures include $2.3 million and $1.5 million of amounts payable to the Company at September 30, 2006 and 2005, respectively, and are included in accounts receivable on the Company’s consolidated balance sheets.

The combined debt of VLD I and VLD II was $46.9 million and $50.6 million at September 30, 2006 and 2005, respectively. The two notes bear interest at 8.28% and 7.83% and mature in 2014 and 2015, respectively. Interest expense on the outstanding notes for the years ended September 30, 2006, 2005 and 2004 was $4.1 million, $4.4 million and $4.6 million, respectively.

The following table presents future debt payments:

Years Ending September 30,	Future Debt Payments
2007	$4,070
2008	4,410
2009	4,779
2010	5,178
2011	5,611
Thereafter	23,586

Total	47,634
Less: unamortized debt issuance & other costs	704

Total debt	$46,930

Visa Resources charges the combined costs of facilities, equipment and other shared services to the Company, Visa U.S.A. and Inovant LLC, based on an agreed-upon methodology. For the years ended September 30, 2006, 2005 and 2004, the Company was allocated $10.7 million, $12.4 million and $13.4 million of these expenses, respectively. These amounts are included in premises, equipment and software expense on the consolidated statement of operations, and represented 17.0%, 18.9% and 19.9% of total expenses allocated by Visa Resources for the years ended September 30, 2006, 2005 and 2004, respectively.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Visa Resources has commitments to non-Visa affiliates for operating leases relating to office facilities and equipment. At September 30, 2006, combined total future minimum lease payments under these non-cancelable operating leases with original terms of more than one year were as follows:

Years Ending September 30,	Future Minimum Lease Payments
2007	$3,442
2008	2,082
2009	2,071
2010	2,083
2011	2,120
Thereafter	177

Total lease commitments	$11,975

Note 10—Other Assets and Liabilities

Other Assets

Other assets at September 30, 2006 and 2005 consisted of the following:

	September 30,
	2006	2005
Cost and equity method investments	$27,100	$23,593
Investment in Inovant LLC (equity method)	19,436	11,568
Annuity contracts	2,914	1,319
Other	9,512	7,000

Total	$58,962	$43,480

Accrued and Other Liabilities

Accrued and other liabilities at September 30, 2006 and 2005 consisted of the following:

	September 30,
	2006	2005
Accrued marketing expenses and member incentives	$292,094	$137,898
Accrued operating expenses	48,088	35,996
Due to Visa affiliates	31,779	28,711
Settlement risk guarantee	150	300
Other	11,408	9,489

Total	$383,519	$212,394

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Other Liabilities

Other long-term liabilities at September 30, 2006 and 2005 consisted of the following:

	September 30,
	2006	2005
Employee benefits	$25,307	$23,634
Note payable to Visa U.S.A. related to California income taxes	20,013	16,384
Annuity contracts	2,926	1,319
Asset retirement obligations	2,114	1,558
Other	459	1,537

Total	$50,819	$44,432

Note 11—Non-Operating Income, Net

Non-operating income, net, for the years ended September 30, 2006, 2005 and 2004 consisted of the following:

	Years Ended September 30,
	2006	2005	2004
Interest income	$24,469	$14,120	$5,249
Interest expense	(5,162)	(7,545)	(11,096)
Dividend income	28,738	7,800	1,103
Equity in earnings of unconsolidated investments, impairment charges and other gains, net	9,666	5,437	798
Trading assets income	6,165	5,854	2,596
Losses on sale of assets	(371)	(83)	(1,011)
Real estate rental income	15,006	14,886	15,213

Total	$78,511	$40,469	$12,852

Note 12—Debt

U.S. Commercial Paper Program

The Company maintains a U.S. commercial paper program to support its working capital requirements and for general corporate purposes. This program allows the Company to issue up to $500.0 million of unsecured debt securities, with maturities up to 270 days from the date of issuance and at interest rates generally extended to companies with comparable credit ratings. As of September 30, 2006 and 2005, the Company had no outstanding obligations under this program.

Revolving Credit Facilities

The Company maintains certain revolving credit facilities. The participating lenders in these revolving credit facilities include certain of the Company’s members or affiliates of the Company’s members. These revolving credit facilities are maintained to provide liquidity in the event of settlement failures by the Company’s members, to back up the commercial paper program and, in the case of the three-year facility, for general corporate purposes.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

At September 30, 2006, the Company’s revolving credit facilities consisted of the following:

	Maximum Allowed Borrowing Under Credit Facility	Expiration Date
364-day facility	$1,200,000	October 2006
Three-year facility	$300,000	October 2007
Incremental facility	*	*

*	Under the terms of the 364-day credit agreement, Visa International may request up to three activations of an incremental facility up to a maximum principal amount of $500 million with a maximum expiration date in October 2006. Once activated, the incremental facility is a committed credit facility until the expiration date granted by the lenders. The incremental facility was not activated as of September 30, 2006.

Interest rates on the revolving credit facilities are determined at the option of the Company by either an alternative base rate or by a ratings-based pricing grid which uses the Company’s senior unsecured long-term debt rating as assigned by Standard & Poor’s and Moody’s Investors Service. Interest is assessed at various conventional reference rates plus applicable margins. Facility and other fees associated with the revolving credit facilities were in the aggregate $1.5 million, $2.1 million, and $1.6 million for the years ended September 30, 2006, 2005 and 2004, respectively.

The credit facilities contain certain covenants and events of default, including financial covenants related to consolidated accumulated net income and other indebtedness, both of which are calculated and reported quarterly. During the years ended September 30, 2006, 2005 and 2004, the Company was in compliance with all covenants with respect to the revolving credit facilities.

As of September 30, 2006 and 2005, there were no borrowings under the revolving credit facilities.

In October 2006, the Company extended the expiration date of the Company’s then existing $1.2 billion 364-day revolving credit facility to December 5, 2006. In November 2006, the Company entered into a new agreement (the “November 2006 agreement”) for a $1.45 billion 364-day revolving credit facility and a $500.0 million incremental facility, both with expiration dates in November 2007. The new credit facilities replaced the $1.2 billion credit facility. Under the terms of the November 2006 agreement, Visa International may request up to three activations of the incremental facility up to a maximum principal amount of $500 million with a maximum expiration date in November 2007. Once activated, the incremental facility is a committed credit facility until the expiration date granted by the lenders. The incremental facility was activated at inception in November 2006, and the commitments under the current incremental facility expire, and any loans thereunder mature, on June 15, 2007. Visa International may make two additional incremental facility activation requests until November 18, 2007.

Long-Term Debt

Long-term debt at September 30, 2006 and 2005 consisted of the following:

	September 30,
	2006	2005
Medium-term notes—maturing August 2009; fixed interest rate of 7.53%; payable semi-annually	$40,000	$40,000
Unamortized discount and debt issuance cost	(71)	(96)

Long-term debt	$39,929	$39,904

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The Company established a medium-term note program in 1992 to offer up to $250.0 million of unsecured private placement notes. The notes may be issued with maturities from nine months to thirty years at fixed or floating interest rates. No medium-term notes were issued in fiscal 2006 or 2005.

Interest expense on the outstanding notes for the years ended September 30, 2006, 2005 and 2004 was $3.0 million, $3.0 million and $3.2 million, respectively.

Note 13—Settlement Guarantee Management

Each member is responsible for settlement of transactions with other members. However, under the Company’s corporate bylaws, the Company indemnifies members for settlement loss suffered due to the failure of any other member to honor Visa cards and travelers cheques processed in accordance with its Operating Regulations.

Settlement losses are initially borne by the Company and may subsequently be recovered from the region where the member has its principal place of business. Annually, each region is responsible for losses up to $1.0 million plus 0.003% of its total volume for the fiscal year preceding the loss. Losses in excess of this amount are allocated among all regions in proportion to each region’s percentage of worldwide total volume. As a result, the Company receives a partial indemnification from its separately incorporated regional group members—Visa U.S.A., Visa Canada and Visa Europe—for worldwide losses in excess of the loss sharing allocation.

The Company’s indemnification with respect to members’ settlement losses creates settlement risk for the Company, due to the difference in timing between the date of a payment transaction and the date of subsequent settlement. The term and amount of the indemnification are unlimited. Settlement risk is estimated using the average daily card volumes during the quarter multiplied by the estimated number of days to settle, and the total balance for outstanding travelers cheques. The Company’s worldwide maximum estimated settlement exposure, after consideration of the collateral amounts set forth below, amounted to approximately $45.0 billion and $40.0 billion at September 30, 2006 and 2005, respectively. No material loss related to settlement risk was incurred for the years ended September 30, 2006, 2005 and 2004.

To manage the settlement risk under this indemnification and the resulting risk to all members, a formalized set of credit standards has been approved by the Visa International Board of Directors. If a member fails to meet any of the credit standards, it is subject to risk control measures such as collateral or trust arrangements. The Company also provides protection to members and merchants who have incurred losses as a result of counterfeit travelers cheques. The Company retains insurance coverage for such losses in excess of $1.0 million to a maximum of $5.0 million.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Member Collateral

To reduce potential losses related to settlement risk, the Company requires certain members to post collateral in order to ensure their performance of settlement obligations arising from card and travelers cheque product clearings. The separately incorporated regional group members of the Company maintain similar collateral requirements for their members. The type of collateral is based on Board-approved standards that include cash equivalents, letters of credit, guarantees and securities. At September 30, 2006 and 2005, the Company held collateral for its members as follows:

	September 30,
	2006	2005
Cash equivalents	$276,513	$344,496
Letters of credit	384,249	271,470
Guarantees	387,390	419,776
Securities	2,000	2,000

Total collateral	$1,050,152	$1,037,742

Approximately $275.3 million and $288.8 million of cash equivalents are classified as both an asset and corresponding liability on the consolidated balance sheets at September 30, 2006 and 2005, respectively.

Settlement Risk Guarantee

The fair value of the settlement risk guarantee is estimated using a proprietary model. Key inputs to the model include statistically derived loss factors based on historical experience, estimated settlement exposures at period end and a standardized grading process for members and country exposures. The model is independently reviewed and updated on a periodic basis to capture recent characteristics of the membership, historical loss experience, and changes in Visa International’s global risk policies and procedures.

During 2005, the Company recorded a $44.6 million reduction in its settlement guarantee obligation with a corresponding reduction to expense as a result of management’s review of the loss model. Specifically, the historical loss factors utilized in the model were reduced as a result of the Company’s low loss history and sustained performance under its global risk policies and procedures. Furthermore, management concluded that it had experienced sufficient economic cycles, loss events and economic incidents to utilize the updated loss factors in its fair value determination, thereby resulting in the reduction in the fair value of the guarantee obligation. As of September 30, 2006 and 2005, the value of the settlement risk guarantee was $0.2 million and $0.3 million, respectively.

Note 14—Retirement and Other Employee Benefit Plans

Substantially all of the Company’s employees are covered by various contributory and noncontributory benefit plans. The major plans are described below.

United States Plans

The Company sponsors jointly with Visa U.S.A. a noncontributory defined benefit pension plan, which provides retirement benefits for substantially all of its employees in the United States. Pension plan expense was accrued as actuarially determined under the projected unit credit method. The benefits are based upon years of

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

service, age and the employee’s final three years of earnings or, in the case of employees hired after September 30, 2002, the employee’s final five years of earnings. The pension plan assets are invested in pooled and mutual funds. The Company uses a June 30th measurement date for pension and postretirement benefits. Information presented herein reflects this measurement date. The last actuarial valuation for this pension plan was made on June 30, 2006.

The Company made an amendment to its pension plan, effective November 1, 2003. The amendment limits the maximum leave period that may be taken into account for pension benefit purposes to twenty-four months in aggregate. This amendment did not have a material impact on the Company’s pension liability.

The Company also participates jointly with Visa U.S.A. in a postretirement plan that provides postretirement medical benefits to its retirees and dependent spouses in the United States who meet the minimum age and service requirements. Benefits are provided from the retirement date until the retiree reaches age sixty-five. Retirees must contribute on a monthly basis for the same coverage that is generally available to active employees and their dependents. The Company’s contributions are funded on a current basis.

For the years ended September 30, 2006, 2005 and 2004, the Company made substantial excess pension plan payments and, as a result, was required to recognize its proportionate share of previously unrecognized losses through settlement accounting as defined in SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. The Company’s portion of pension plan payments and net settlement loss were recorded in personnel expenses on the consolidated statements of operations and are summarized below:

	Year Ended September 30,
	2006	2005	2004
Plan Payments
Total excess pension plan payments	$5,250	$11,362	$33,674
Visa International’s portion of excess pension plan payments	$1,479	$2,354	$11,527
Settlement Loss
Total excess pension plan net settlement loss	$3,108	$12,490	$37,502
Visa International’s portion of excess pension plan net settlement loss	$1,330	$3,546	$12,035

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The following tables provide an aggregate reconciliation of the benefit obligations, plan assets, funded status and amounts recognized in the financial statements related to the pension plan and the postretirement plan of Visa International and Visa U.S.A.:

	Measurement Date June 30,
	Pension Benefits		Postretirement Benefits
	2006	2005	2006	2005
Changes in Benefit Obligation
Benefit obligation—beginning of year	$714,968	$601,160	$67,125	$58,067
Service cost	74,025	62,369	6,755	6,027
Interest cost	41,164	40,902	3,621	3,919
Actuarial (gains) losses	(93,901)	80,216	(480)	1,948
Settlements	2,124	6,853	—	—
Benefit payments	(77,958)	(76,532)	(2,938)	(2,836)

Benefit obligation—end of year	$660,422	$714,968	$74,083	$67,125

Accumulated pension benefit obligation	$487,939	$451,135	$—	$—

Change in Plan Assets
Fair value of plan assets—beginning of year	$493,538	$416,138	$—	$—
Actual return on plan assets	39,257	27,968	—	—
Employer contributions	59,561	125,964	2,938	2,836
Benefit payments	(77,958)	(76,532)	(2,938)	(2,836)

Fair value of plan assets—end of year	$514,398	$493,538	$—	$—

Funded Status
Funded status—end of year	$(146,024)	$(221,430)	$(74,083)	$(67,125)
Unrecognized prior service cost	7,363	8,374	(16,321)	(20,980)
Unrecognized net actuarial loss	141,661	257,217	25,203	27,688
Employer contributions between measurement date and end of year	461	4,771	932	735

Net amounts recognized—end of year	$3,461	$48,932	$(64,269)	$(59,682)

Visa International’s portion of (accrued) prepaid benefit	$(720)	$10,828	$(13,444)	$(13,026)

Assumptions used, on a weighted-average basis, to develop the projected benefit obligation for the plans were as follows:

	Measurement Date June 30,
	Pension Benefits		Postretirement Benefits
	2006	2005	2006	2005
Discount rate	6.2%	5.3%	6.2%	5.0%
Rate of increase in compensation levels	5.5%	5.5%	—	—

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Net periodic pension and other postretirement cost for the plans included the following components:

	Pension Benefits			Postretirement Benefits
	Years Ended September 30,
	2006	2005	2004	2006	2005	2004
Service cost	$74,025	$62,369	$62,057	$6,755	$6,027	$5,759
Interest cost	41,164	40,902	35,937	3,621	3,919	3,249
Expected return on plan assets	(36,133)	(30,539)	(25,086)	—	—	—
Amortization of:
Prior service cost	1,011	1,011	1,011	(4,659)	(4,659)	(4,659)
Actuarial loss	17,317	11,197	12,879	1,804	1,851	1,878

Net periodic pension cost	97,384	84,940	86,798	7,521	7,138	6,227
Additional settlement charges	3,108	12,490	37,502	—	—	—

Total net benefit cost	$100,492	$97,430	$124,300	$7,521	$7,138	$6,227

Visa International’s portion of net periodic pension cost	$21,953	$20,267	$20,523	$1,367	$1,389	$1,195
Visa International’s portion of additional settlement charges	$1,330	$3,546	$12,035	$—	$—	$—

Assumptions used, on a weighted-average basis, to develop the net periodic pension and postretirement cost of the plans were as follows:

	Pension Benefits			Postretirement Benefits
	Years Ended September 30,
	2006	2005	2004	2006	2005	2004
Discount rate	5.3%	6.3%	6.0%	5.0%	6.3%	6.0%
Expected long-term rate of return on plan assets	7.5%	7.5%	7.5%	—	—	—
Rate of increase in compensation levels	5.5%	5.5%	5.5%	—	—	—

The expected rate of return on plan assets is primarily based on long-term historical risks and returns associated with each asset class within the portfolio. The expected return is weighted based on a target allocation and results in a long-term return rate of 7.5%.

The pension plan’s target and actual strategic asset allocations at September 30, 2006 and 2005 by asset category were as follows:

Asset Class	Target Allocation	Permissible Range		Actual Allocation
		Minimum	Maximum	2006	2005
Equity securities	65%	50%	80%	68%	68%
Fixed income securities	30%	25%	35%	30%	30%
Other	5%	—	7%	2%	2%

Total	100%			100%	100%

Plan assets are managed with a long-term perspective to ensure that there is an adequate level of assets to support benefit payments to participants over the life of the pension plan. Plan assets are managed by external investment managers. Investment management performance is benchmarked for each asset base. An independent

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

consultant assists the Company with investment manager selections and performance evaluations. Plan assets are broadly diversified to mitigate the risk of significant losses. The other asset category includes U.S. cash equivalents that are held to meet the liquidity needs of the plan.

The Company’s funding policy is to contribute, annually, an amount between the minimum required and the maximum deductible for U.S. federal income tax purposes. The following table presents the actual contributions made by the Company from its employer assets for fiscal 2006 and 2005 and the expected contributions for fiscal 2007 under its pension plan and postretirement plan:

	Pension Plan		Postretirement Plan
	Total Plan Contributions	Visa International’s Portion	Total Plan Contributions	Visa International’s Portion
Actual employer contributions
Fiscal 2006	$59,561	$12,398	$2,938	$951
Fiscal 2005	$125,964	$31,999	$2,836	$951
Expected employer contributions
Fiscal 2007	$51,000	$10,700	$3,700	$1,100

The following table presents estimated future benefit payments:

	Pension Plan		Postretirement Plan
	Total Payments	Visa International’s Portion	Total Payments	Visa International’s Portion
Expected benefit payments
2007	$55,800	$12,400	$3,700	$1,100
2008	$62,800	$12,600	$4,600	$1,300
2009	$71,000	$15,300	$5,500	$1,400
2010	$76,400	$15,000	$6,500	$1,600
2011	$83,800	$16,000	$7,300	$1,600
2012-2016	$488,400	$96,600	$47,700	$9,300

For the postretirement plan, the assumed annual rate of future increases in per capita cost of health benefits was 7.0% in 2006; the rate is assumed to decrease to 6.0% by 2007 and remain at that level thereafter. These trend rates reflect management’s and actuaries’ expectations of future rates. The health care cost trend rate assumption has a significant effect on the amounts reported. A one percentage point increase or decrease in assumed health care cost trend rates would have had the following effects:

	Effects on Total Postretirement Plan	Visa International’s Portion
Increase of one percentage point in health care cost trend rate
Effect on total service and interest costs	$398	$72
Effect on postretirement benefit obligation	$1,121	$211

Decrease of one percentage point in health care cost trend rate
Effect on total service and interest costs	$(342)	$(62)
Effect on postretirement benefit obligation	$(987)	$(187)

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

United Kingdom (“UK”) Plans

The Company participates in various qualified and nonqualified defined benefit plans, which provide retirement and death benefits for the Company’s employees residing in the United Kingdom. Calculation of pension plan expense is similar to the United States plan. Regular plan benefits are determined based on years of service, age and the employee’s highest average eligible salary for any three consecutive years during the last ten years of employment. Pension plan assets are invested in pooled funds. The last formal actuarial valuation for this pension plan was made on October 1, 2004. The projected benefit obligation at September 30, 2006 was based on the October 1, 2004 actuarial valuation, adjusted to reflect assumptions based on market conditions as of September 30, 2006.

As a result of the Visa Europe incorporation in July 2004, the Visa UK pension plan was amended to segregate Visa Europe employees from Visa CEMEA employees. A Deed of Amendment (“Deed”) was filed on October 1, 2004. The Deed establishes two sections and defines how the membership within each section is determined as well as how the assets and liabilities are allocated between Visa Europe and the Company. Each section had a separate formal actuarial valuation effective October 1, 2004 to assess the value of the related liabilities and assets. The Deed allows the trustees to consider whether the current investment strategy for each section is appropriate and to make changes. This means that different strategies were in place for the two sections beginning in fiscal 2005.

In December 2004, the segregation of the UK pension plan between Visa Europe and Visa CEMEA was completed and a final assessment was made to allocate the assets and liabilities as of September 30, 2004. Accordingly, the fiscal 2006 and 2005 balances (included herein) reflect Visa CEMEA only.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The following tables provide an aggregate reconciliation of the benefit obligations, plan assets, funded status and amounts recognized in the accompanying consolidated financial statements related to the qualified and nonqualified retirement plans:

	September 30,
	2006	2005
Change in Benefit Obligation
Benefit obligation—beginning of year	$57,554	$46,193
Service cost	3,889	3,451
Interest cost	3,127	2,737
Amendments	—	750
Actuarial (gains) losses	(130)	6,214
Benefit payments	(362)	(301)
Foreign currency exchange rate gains (losses)	3,739	(1,490)

Benefit obligation—end of year	$67,817	$57,554

Accumulated pension benefit obligation	$51,697	$44,319

Change in Plan Assets
Fair value of plan assets—beginning of year	$38,793	$30,106
Actual return on plan assets	3,711	5,399
Employer contribution	4,271	4,577
Benefit payments	(362)	(301)
Foreign currency exchange rate gains (losses)	2,616	(988)

Fair value of plan assets—end of year	$49,029	$38,793

Funded Status
Funded status—end of year	$(18,788)	$(18,761)
Unrecognized prior service cost	16	73
Unrecognized actuarial loss, net	17,904	19,135

Net amounts recognized—end of year	$(868)	$447

Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost	$7,954	$8,190
Accrued benefit liability	(8,822)	(7,743)

Net amounts recognized—end of year	$(868)	$447

Assumptions used to develop the projected benefit obligation were as follows:

	September 30,
	2006	2005
Discount rate—qualified	5.0%	5.0%
Discount rate—nonqualified	5.0%	5.0%
Rate of increase in compensation levels—qualified	4.5%	4.5%
Rate of increase in compensation levels—nonqualified	5.5%	5.5%

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Net periodic pension cost included the following components:

	Years Ended September 30,
	2006	2005	2004
Service cost	$3,889	$3,451	$14,933
Interest cost	3,127	2,737	8,804
Expected return on plan assets	(2,736)	(2,449)	(9,422)
Amortization of:
Prior service cost	47	807	240
Actuarial loss	1,003	565	5,585
Lump sum risk premiums	326	332	509

Net periodic pension cost	$5,656	$5,443	$20,649

Visa CEMEA’s portion of net periodic pension cost	$5,656	$5,443	$6,032

Assumptions used to develop the net periodic pension cost were as follows:

	Years Ended September 30,
	2006	2005	2004
Discount rate—qualified	5.0%	5.5%	5.5%
Discount rate—nonqualified	5.0%	5.5%	5.5%
Expected long-term rate of return on plan assets	7.0%	7.0%	7.0%
Rate of increase in compensation levels—qualified	4.5%	4.5%	4.0%
Rate of increase in compensation levels—nonqualified	5.5%	5.5%	5.0%

The expected rate of return on plan assets is primarily based on the long-term historical risks and returns associated with each asset class within the portfolio. The expected return is weighted based on a target allocation and results in a long-term return rate of 7.0%.

The pension plan’s weighted-average asset allocations at September 30, 2006 and 2005 by asset category were as follows:

Asset Class	Target Allocation	Target Allocation Range		Actual Allocation
		Minimum	Maximum	2006	2005
Equity securities	45%	40%	50%	54%	56%
Fixed income securities	45%	40%	50%	35%	36%
Other	10%	5%	15%	11%	8%

Total	100%			100%	100%

Plan assets are managed with a long-term perspective to ensure that there is an adequate level of assets to support benefit payments to participants over the life of the pension plan. The goal of the trustee is to manage the asset classes so that they are within 5% of the target allocation. The target asset allocation is a long-term objective that the pension plan will achieve over the next several years. The investment subcommittee of the trustee reviews the asset allocation on a quarterly basis.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The Company’s funding policy is to contribute, annually, an amount between the minimum required and the maximum deductible for U.S. federal income tax purposes. The following table presents the actual benefit payments and contributions made by the Company from its employer assets for fiscal 2006 and 2005 and the expected contributions for fiscal 2007 under its pension plan:

Total Pension Plan Contributions
Actual employer contributions
Fiscal 2006	$4,271
Fiscal 2005	$4,577
Expected employer contributions
Fiscal 2007	$4,100

The following table presents estimated future benefit payments:

Pension Plan Payments(1)
Expected benefit payments
2007	$400
2008	$500
2009	$500
2010	$600
2011	$600
2012-2016	$4,200

(1)	Converted to U.S. dollars at the September 30, 2006 exchange rate.

Other Plans

The Company sponsors jointly with Visa U.S.A. the Visa Thrift Plan, a defined contribution plan which covers substantially all of its employees in the United States. Contributions to this plan are funded on a current basis, and the expenses are recognized in the period in which the related payroll expenses are incurred. Personnel expenses attributable to the Company’s employees under this plan were $6.2 million, $5.8 million and $6.7 million for the years ended September 30, 2006, 2005 and 2004, respectively.

Effective January 1, 2004, the Company made several amendments to its defined contribution plan. The Company reduced employer matching while increasing the maximum covered pay percentage of employee contributions. The Company eliminated the minimum service requirement for participation in the plan and accelerated the vesting period from five years to three years. Finally, the Company eliminated the credited service requirement for rehired employees.

The Company has a nonqualified excess thrift plan and other retirement plans for certain employees. Related costs recorded in personnel expenses were $0.2 million, $0.3 million and $0.5 million for the years ended September 30, 2006, 2005 and 2004, respectively.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Note 15—Income Taxes

The Company’s income before taxes for the years ended September 30, 2006, 2005 and 2004 consisted of the following components:

	Years Ended September 30,
	2006	2005	2004
U.S.	$32,883	$82,485	$42,388
Non-U.S.	66,074	59,585	25,319

Total income before taxes	$98,957	$142,070	$67,707

The Company’s income tax expense for the years ended September 30, 2006, 2005 and 2004 consisted of the following:

	Years Ended September 30,
	2006	2005	2004
Current
U.S. federal	$37,006	$45,969	$8,038
U.S. state and local	4,695	413	61
Non-U.S.	2,290	(4,178)	1,383

Total current tax expense	43,991	42,204	9,482

Deferred
U.S. federal	(10,344)	10,987	19,326
U.S. state and local	(463)	5,678	6,610
Non-U.S.	(3,982)	—	—

Total deferred tax (benefit) expense	(14,789)	16,665	25,936

Total income tax expense	$29,202	$58,869	$35,418

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The tax effect of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2006 and 2005 are presented below:

	September 30,
	2006	2005
Deferred Tax Assets
Deferred compensation	$27,521	$32,818
Retirement plans	14,362	12,050
Accrued expenses	12,549	3,320
Strategic investments	6,236	5,059
Foreign taxes	3,799	—
Other	9,840	6,520

Gross deferred tax assets	74,307	59,767
Valuation allowance	(575)	—

Total deferred tax assets	73,732	59,767

Deferred Tax Liabilities
Premises, equipment and software	(15,254)	(18,727)
Prepaid expenses	(5,284)	(2,797)
State taxes	(339)	(177)
Unrealized gains on investments	(528)	164

Total deferred tax liabilities	(21,405)	(21,537)

Net deferred tax asset	$52,327	$38,230

The increase in the net deferred tax assets of $14.1 million was due to various temporary differences including the computation of foreign deferred tax assets during 2006.

The valuation allowance of $0.6 million as of September 30, 2006 related to the California capital loss carryforwards. The California capital loss carryforward period is 5 years. As such, the capital loss carryforwards will expire during fiscal years ended September 30, 2007 through September 30, 2010. With the exception of the aforementioned, the Company’s gross deferred tax asset is appropriately stated at a level which management believes is more likely than not to be realized in the future, primarily from the generation of future taxable income.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The differences between the Company’s effective tax rate and the U.S. federal statutory rate, expressed as a percentage of income before taxes, for the years ended September 30, 2006, 2005 and 2004 were as follows:

	Years Ended September 30,
	2006	2005	2004
Statutory rate	35.0%	35.0%	35.0%
State taxes, net of federal benefit	2.8%	0.4%	6.2%
Effect of California ruling	(7.5)%	16.9%	—
Meals and entertainment	1.3%	0.7%	2.3%
Non-U.S. tax effect, net of federal benefit	1.2%	(3.1)%	6.6%
Reassessment of tax reserves	(9.8)%	(7.6)%	—
Strategic organizational costs	6.9%	—	2.2%
Other	(0.4)%	(0.9)%	—

Effective tax rate	29.5%	41.4%	52.3%

The difference in the effective tax rate between 2006 and 2005 results primarily from a favorable resolution of a portion of a California audit and the reassessment of federal tax reserves partially offset by certain non-deductible expenditures incurred in connection with various strategic organizational matters in 2006.

The difference in the effective tax rate between 2005 and 2004 results primarily from the expected resolution of a California audit relating to the application of a previously issued state ruling, foreign tax refunds received, and the favorable resolution of a federal income tax audit during 2005.

Income taxes payable of $10.2 million and $14.4 million were included in trade and accrued taxes payable on the Company’s consolidated balance sheets for the years ended September 30, 2006 and 2005, respectively.

Cumulative undistributed earnings of the Company’s international subsidiaries amounted to $7.1 million as of September 30, 2006, all of which are intended to be permanently reinvested. These earnings have been provided for in income tax expense as the distributions are deemed to have occurred under the U.S. tax code.

Note 16—Derivative Financial Instruments

The functional currency for Visa International is the U.S. dollar (“USD”). The Company transacts business in USD and in various foreign currencies. This activity subjects the Company to exposure from movements in foreign currency exchange rates. The Company’s policy is to enter into foreign exchange forward and option derivative instruments to manage the variability in expected future cash flows of certain foreign currency denominated revenues and expenses attributable to changes in foreign exchange rates. These derivative instruments are denominated in the foreign currency in which the exposures are denominated. All derivative instruments outstanding at September 30, 2006 and 2005 have maturities of less than 16 months and 23 months, respectively. The Company does not use foreign currency option or foreign exchange forward contracts for speculative or trading purposes. All derivatives are recorded on the consolidated balance sheet at fair value in other current assets or accrued and other liabilities and the resulting gains or losses from changes in fair value are accounted for depending on whether the derivative is designated as either a cash flow or balance sheet hedge.

Cash Flow Hedges

The Company enters into forward and option contracts to hedge certain operational (“cash flow”) exposures resulting from changes in foreign currency exchange rates. Such cash flow exposures result from portions of forecasted revenues and expenses denominated in currencies other than USD.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

To qualify for cash flow hedge accounting treatment, the Company formally documents, at inception of the hedge, all relationships between hedging transactions and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Company also formally assesses (at the hedge’s inception and on an ongoing basis) whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the fair value of cash flows of the hedged items and whether those derivatives may be expected to remain highly effective in future periods.

The effective portion of changes in the fair value of cash flow hedges are recorded as a component of accumulated other comprehensive income (loss), net of taxes, on the consolidated balance sheets. When the forecasted transaction occurs and is recognized in earnings, the amount in other comprehensive income (loss), net related to that hedge is reclassified to operating revenue or expense. The balance accumulated in other comprehensive income (loss), net was not significant at September 30, 2006 and the Company expects to reclassify the entire amount to earnings during fiscal 2007 and 2008 due to the recognition in earnings of the hedged forecasted transactions.

During fiscal 2006, the Company changed its methodology for effectiveness testing and measurement from including to excluding time value. The excluded time value will be reported immediately in operating revenue or expenses depending on the underlying hedged item. For the year ended September 30, 2006, the amount recorded in earnings related to excluded time value was immaterial.

The Company assesses effectiveness prospectively using regression analysis and retrospectively using a dollar ratio test. Because time value is excluded from effectiveness, the effectiveness tests are performed on the foreign exchange forward and option contracts based on changes in the spot rate of the derivative instrument compared to changes in the spot rate of the forecasted hedged transaction. In the event there is recognized ineffectiveness or the underlying forecasted transaction does not occur within the designated hedge period or it becomes remote that the forecasted transaction will occur, the related gains and losses on the cash flow hedges are reclassified from accumulated other comprehensive income (loss), net on the consolidated balance sheets to other expense on the consolidated statement of operations at that time. For the year ended September 30, 2006, there were no gains or losses recognized in other expense due to measurable ineffectiveness, failure of an effectiveness assessment or the discontinuance of cash flow hedge accounting.

Balance Sheet Hedges

The Company uses forward rate contracts to economically hedge certain non-functional currency liabilities to reduce the risk that our earnings and cash flows will be adversely affected by changes in foreign currency exchange rates. These forward contracts are not designated for hedge accounting. The change in fair value of these derivatives is recorded in other expense and offsets the change in fair value of the underlying foreign currency denominated assets and liabilities.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The following table provides information about the Company’s foreign currency forward contracts at September 30, 2006 and 2005:

	Estimated Fair Value at September 30, 2006
	USD Notional	Gain (Loss)	Average Rate
Cash Flow Hedges
Forward Contracts
Buy British pound	$50,569	$(389)	1.8825

Balance Sheet Hedges
Forward Contracts
Buy British pound	$3,973	$132	1.8062

	Estimated Fair Value at September 30, 2005
	USD Notional	Gain (Loss)	Average Rate
Cash Flow Hedges
Forward Contracts
Buy British pound	$71,885	$(1,938)	1.8149
Buy euro	$3,509	$(45)	1.2313

Balance Sheet Hedges
Forward Contracts
Buy British pound	$3,159	$61	1.7303

The Company’s derivative financial instruments are subject to both credit and market risk. Credit risk is the risk of loss due to failure of a counterparty to perform its obligations in accordance with contractual terms. Market risk is the potential change in an investment’s value caused by fluctuations in interest and currency exchange rates, credit spreads or other variables. The Company monitors the credit-worthiness of the financial institutions that are counterparties to its derivative financial instruments and does not consider the risks of counterparty nonperformance to be material. Notwithstanding the Company’s efforts to manage foreign exchange risk, there can be no assurance that its hedging activities will adequately protect against the risks associated with foreign currency fluctuations. Credit and market risks (as a result of an offset by the underlying cash flow being hedged) related to derivative instruments were not considered significant at September 30, 2006 and 2005.

Note 17—Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments as reported on the consolidated balance sheets:

Cash and cash equivalents, settlement due from and due to members, accounts receivable, other current assets, member collateral, trade payables, and accrued and other liabilities—The carrying amounts approximate fair value due to the short period of time to maturity.

Investments classified as available-for-sale, trading assets and foreign currency forward contracts—The fair value is based on quoted market prices.

Debt—The fair value is estimated based on current interest rates available to the Company for debt instruments with similar terms, degrees of risk and remaining maturities. The carrying value of the Company’s debt was $39.9 million at September 30, 2006 and 2005. The estimated fair value of the Company’s debt was $42.4 million and $43.2 million at September 30, 2006 and 2005, respectively.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Note 18—Concentration of Credit Risk

The Company extends credit to its affiliated and non-affiliated members. Collection of trade receivables may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company’s overall credit risk. The Company performs ongoing credit evaluations of its customers. At September 30, 2006 and 2005, the Company had receivables from Visa Europe that represented approximately 12.2% and 16.4% of total accounts receivable, net, respectively. No other customer accounted for more than 10% of the Company’s total accounts receivable, net, at September 30, 2006 or 2005.

The Company also has significant concentration risk related to its guarantees on potential uncollateralized member settlement losses. Refer to Note 13 for additional discussion.

Cash and cash equivalents and available-for-sale investments included short-term investments in debt securities consisting of high credit-quality instruments. The Company has policies and procedures that limit the amount of credit exposure in any one financial institution or type of investment instrument.

Note 19—Commitments and Contingencies

Commitments

The Company’s future minimum payments on non-cancelable leases and marketing and other agreements, excluding payments to Visa Resources, at September 30, 2006 were as follows:

Years Ending September 30,	Leases	Marketing and Other	Total
2007	$16,481	$81,977	$98,458
2008	8,496	32,122	40,618
2009	4,551	27,849	32,400
2010	3,001	20,804	23,805
2011	2,659	19,151	21,810
Thereafter	29,790	21,001	50,791

Total	$64,978	$202,904	$267,882

The Company leases certain premises and equipment throughout the world under non-cancelable operating and capital leases with varying expiration dates. The Company’s rent expense on operating leases, excluding rents paid to Visa Resources (refer to Note 9), was $19.9 million, $20.6 million and $32.3 million for the years ended September 30, 2006, 2005 and 2004, respectively. The Company has one capital lease for equipment. The net present value of minimum lease payments on the capital lease approximates book value. Imputed interest expense and accrued interest for the capital lease are not considered material.

In March 2006, the Company entered into an eight-year agreement to sponsor the Federation Internationale de Football Association (FIFA) World Cup, commencing in January 2007. On December 6, 2006, a trial court in New York granted MasterCard Incorporated (MasterCard) injunctive relief against FIFA, with the effect of awarding the FIFA sponsorship contemplated in the Visa-FIFA agreement to MasterCard instead. FIFA has appealed the court’s decision, which appeal is currently pending. Until this MasterCard-FIFA litigation is finally resolved or the Company otherwise resolves the matter as between itself and FIFA, the Company’s rights and obligations under the Visa-FIFA agreement are not certain. The contractual payments under the agreement total $180.0 million over the eight-year term of the agreement and are payable in annual installments. The payment which was due in January 2007 has been temporarily delayed by agreement with FIFA. No related payments are included in the table above. Visa may realize financial and other remedies from FIFA in the event that FIFA is unable to perform under the Visa sponsorship agreement as a result of the MasterCard litigation.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The Company leases premises in which, at the expiration of the lease, the Company will incur certain restoration costs such as the cost to remove leasehold improvements. The Company also owns certain computer equipment for which disposal costs will be incurred upon retirement. The carrying amounts of these asset retirement obligations were $2.7 million and $1.8 million as of September 30, 2006 and 2005, respectively. Activities related to the asset retirement obligations during the years ended September 30, 2006, 2005 and 2004 were as follows:

	Years Ended September 30,
	2006	2005	2004
Changes in Asset Retirement Obligations
Asset retirement obligations—beginning of year	$1,766	$1,582	$5,410
Obligations incurred	1,022	291	15
Accretion expense	66	32	254
Retirements	(132)	(139)	(81)
Transferred to Visa Europe	—	—	(4,016)

Asset retirement obligations—end of year	$2,722	$1,766	$1,582
Less: current portion	608	208	302

Non-current asset retirement obligations	$2,114	$1,558	$1,280

Contingencies

The Company has incentive agreements with members and other organizations for various programs designed to increase card issuance and acceptance, build payments volume and increase other Visa branded transactions. These incentives are earned by members based on their performance over the term of the incentive agreement, which may range from one to seven years, and are recognized as a reduction of revenue in the same period as the related revenues are earned, based on management’s estimate of the members’ performance as compared to the terms of the incentive agreement. Excluding anticipated revenue to be earned from higher payments and transaction volumes in connection with these agreements, the expected reduction of future earnings in the next seven years resulting from these agreements is estimated to be a maximum of $426.5 million as of September 30, 2006.

Note 20—Legal Matters

Visa International is a party to various legal and regulatory proceedings. These proceedings involve complex claims that are subject to substantial uncertainties and unspecified damages, and the probability of loss and an estimation of damages are not possible to ascertain at present. Accordingly, Visa International has not established reserves for these legal and regulatory proceedings. In addition, under Visa International’s membership agreement with Visa U.S.A. and Visa International’s operating regulations, Visa International believes it is indemnified against losses with respect to certain legal and regulatory proceedings pertaining to U.S. operations. If Visa International is not successful in its defense of any of these legal and regulatory proceedings, or if Visa U.S.A. does not meet its indemnification obligations or does not have adequate financial resources to fully indemnify Visa International, the Company could incur judgments or fines or enter into settlement of claims that could have a material adverse effect on its results of operations, financial position or cash flows.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Rule 2.10(e) Litigation

American Express/Discover

On October 4, 2004, Discover Financial Services, Inc. (Discover) filed an action against Visa U.S.A., Visa International, and MasterCard Incorporated (MasterCard) in United States District Court for the Southern District of New York. On November 15, 2004, American Express Travel Related Services Company, Inc. (American Express) filed a similar action in the same court against Visa U.S.A., Visa International, MasterCard, and certain of their member financial institutions. Both complaints seek treble damages and injunctive relief under Sections 1 and 2 of the Sherman Act, asserting that Visa’s bylaw 2.10(e) and MasterCard’s Competitive Programs Policy (CPP) prevented banks from issuing payment cards on the American Express and Discover networks. Discover also contends that Visa’s “Honor All Cards” rule reinforced the anticompetitive effects of bylaw 2.10(e).

Both lawsuits have been assigned to the district court judge who presided in United States v. Visa (the DOJ Case), in which the Department of Justice challenged bylaw 2.10(e) and the CPP. In the DOJ Case, the court in 2001 enjoined Visa and MasterCard from enacting, enforcing, or maintaining any bylaw, rule, policy, or practice that prohibits members from issuing general purpose or debit cards on any other general purpose card network. In accordance with this court order, Visa U.S.A. repealed bylaw 2.10(e). The court has deferred ruling on whether, or to what extent, it will give collateral estoppel effect in the American Express and Discover cases to factual findings made in the DOJ Case.

The defendants moved to dismiss certain claims in the American Express and Discover cases. In the fall of 2005, the court granted MasterCard and Visa International’s motions to dismiss Discover’s attempted monopolization and monopolization claims against them, because Discover did not allege that either MasterCard or Visa International individually had sufficient market share to maintain these claims. The court denied Visa U.S.A.’s analogous motion, however, finding that Discover had alleged sufficient market share as to Visa U.S.A. The court also denied Visa and MasterCard’s motions to dismiss the plaintiffs’ debit card claims, ruling that the plaintiffs had properly alleged a debit card market. Visa’s motion to dismiss American Express’s exclusive-dealing claim was also denied.

At a hearing on April 25, 2007, the District Court for the Southern District of New York set a trial date of September 9, 2008 for both the American Express and Discover cases. The court also established deadlines and procedures for motions practice and expert discovery.

On June 7, 2007, Discover filed a Second Amended Complaint, which eliminated allegations related to the “Honor All Cards” rule, dropped attempted monopolization and monopolization claims against MasterCard and Visa International to conform to the court’s rulings on motions to dismiss, and made technical changes to names of the plaintiffs.

Attridge

On December 8, 2004, a purported consumer class action was filed against Visa U.S.A., Visa International, and MasterCard in California state court (Attridge). The complaint asserted claims under California’s Cartwright Act and Unfair Competition Law, based in part on Visa’s former bylaw 2.10(e). According to the complaint, Visa violated California’s unfair competition law by barring members from issuing American Express and other competing cards. Plaintiff further alleged that this action reduced competition at the card and network level and increased the price of general purpose card network services, resulting in less valuable products at higher prices than would have prevailed in a competitive market. Plaintiff seeks restitution, injunctive relief, interest and attorneys’ fees. In May 2006, the court dismissed the Cartwright Act claim. On October 4, 2006, the court approved a plan for initial discovery, which is now proceeding. No trial date has been set.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Interchange Litigation

Multidistrict Litigation Proceedings

In fiscal 2005 and 2006, approximately fifty lawsuits—most of which were asserted as purported class actions—were filed on behalf of merchants who accept payment cards against Visa U.S.A., Visa International, MasterCard, and other defendants. Plaintiffs allege that defendants violated federal and state antitrust laws by setting interchange rates (among other claims, as described below). The suits seek treble damages for alleged overcharges in merchant discount fees, as well as injunctive and other relief.

On October 19, 2005, the Judicial Panel on Multidistrict Litigation issued an order establishing a Multidistrict Litigation (MDL) in the Eastern District of New York. The Honorable John H. Gleeson was assigned to coordinate pretrial proceedings in the cases transferred to the MDL. On April 24, 2006, a consolidated amended class action complaint was filed, which supersedes the class action complaints filed previously. One additional class action was filed after the date of the consolidated class complaint; it has been conditionally transferred to MDL 1720 but has not yet been made part of the consolidated class. Visa U.S.A. is a defendant in the consolidated class action complaint and nine additional complaints filed on behalf of individual plaintiffs.

The consolidated class action complaint alleges that the setting of interchange violates Section 1 of the Sherman Act; that Visa’s “no surcharge” rule and other alleged Visa rules violate Section 1 of the Sherman Act; and that the rules and interchange together constitute monopolization, violating Section 2 of the Sherman Act and California’s Cartwright Act. The consolidated class action complaint further asserts that Visa ties “Payment Guarantee Services” and “Network Processing Services” to “Payment Card System Services” and engages in exclusive dealing, both in violation of Section 1 of the Sherman Act, and that offline debit interchange violates Section 1 of the Sherman Act and California’s Cartwright Act.

The individual complaints include similar claims and also allege that Visa impermissibly ties services for “Premium Credit Cards” to services for other Visa branded payment cards.

On June 9, 2006, Visa answered the consolidated class action complaint and moved to dismiss in part, or strike, claims for pre-January 1, 2004 damages. The parties are currently engaged in document production, written discovery, and non-substantive depositions. No trial date has been set.

Retailers’ Litigation

“Indirect Purchaser” Actions

Forty so-called “indirect purchaser” actions have been filed against Visa and MasterCard in nineteen states and the District of Columbia. In these actions, the plaintiffs purport to represent classes of residents of one or more states who purchased goods at merchants that accepted Visa- or MasterCard-branded payment cards. They claim to have paid higher prices as a result of the purported “tying” and other alleged anti-competitive conduct. The plaintiffs assert claims under state antitrust statutes, state consumer protection statutes, and common law. Visa International is named as a defendant in only six of the cases, all filed in California, asserting claims against Visa International under the Cartwright Act and Section 17200 of the California Business and Professions Code.

In the California cases, consolidated before the Superior Court for the State of California in the City and County of San Francisco, Visa filed a motion for judgment on the pleadings based on California Proposition 64, which limits a plaintiff’s standing to bring claims under Section 17200. After oral argument, the court denied Visa’s motion on March 6, 2007. The California Court of Appeal rejected a petition seeking immediate review of that decision on June 7, 2007.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Currency Conversion Litigation

State Litigation

In February 2000, an action (Schwartz) was filed in the Superior Court for the State of California in Alameda County against Visa International, Visa U.S.A. and MasterCard International under California Business and Professions Code Section 17200. The complaint sought injunctive relief and restitution in connection with Visa’s and MasterCard’s practice of charging United States issuers a 1% “currency conversion fee” on certain credit transactions made in a foreign currency.

In May 2004, a case against Visa International, Visa U.S.A. Inc. and MasterCard International (Shrieve) was filed in the California State Court for Alameda County alleging claims similar to Schwartz, but related to the 1% “currency conversion fee” imposed on foreign debit card transactions by U.S. cardholders.

In December 2004, a consumer class action complaint (Baker) was filed in the San Diego County Superior Court for the State of California against Visa International and Visa U.S.A. The complaint challenges the disclosure of the rates used by Visa to convert currency for foreign transactions. Plaintiffs sought restitution and injunctive relief. In January 2006, plaintiffs amended their complaint to add additional claims and expand the proposed class to include all cardholders, worldwide, for whom Visa has converted currencies.

In February 2005, a consumer class action complaint (Mattingly) was filed in the Superior Court for the State of California against Visa International and Visa U.S.A. for failure to disclose the 1% “currency conversion fee” when a U.S. cardholder purchased goods or services in a foreign currency after October 2002.

Federal Multidistrict Litigation (MDL)

More than seventeen federal purported class action lawsuits filed in Philadelphia, New York, Chicago and San Francisco against Visa International, Visa U.S.A., MasterCard and various member banks were consolidated into a single suit before Federal District Court for the Southern District of New York, alleging that the defendants’ respective currency conversion processes violated federal antitrust statutes and that the bank- defendants’ disclosures to cardholders violated the requirements of the federal Truth in Lending Act (TILA) and Regulation Z.

Currency Conversion Settlement

On July 20, 2006, the parties executed a settlement agreement to resolve all federal MDL and state claims, including those on appeal. Under the agreement, the defendants collectively will pay $336.0 million to create a settlement fund to pay monetary claims by eligible cardholders, the costs of administering the settlement and notice to cardholders, and any court-approved fees and expenses to attorneys for the class and awards to the class representatives. Visa’s portion of the settlement fund is $100.1 million. Visa and MasterCard will pay an additional $32.0 million to resolve the claims in the Schwartz matter; Visa’s share is $18.6 million. The settlement agreement also includes provisions relating to disclosures on billing statements and other documents. The settlement is not expected to have a material impact on Visa International’s financial position or results of operations. The settlement agreement has been preliminarily approved by the United States District Court for the Southern District of New York.

Parke Litigation

On June 27, 2005, a purported merchant and consumer class action was filed in California state court against Visa International, Visa U.S.A., MasterCard, Merrick Bank, and CardSystems Solutions, Inc. (Parke). The

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

complaint alleges that Visa’s failure to inform cardholders of a security breach at CardSystems Solutions, Inc. in a timely manner constitutes an unlawful and/or unfair business practice under California’s Unfair Competition Law and violates California privacy law. The court denied the plaintiffs’ application for a temporary restraining order, except with respect to the defendants’ retention of affected account-identifying information, and for a preliminary injunction. In September 2005, the court dismissed the claims brought by the merchants, and on November 18, 2005, the defendants answered the remaining claims.

CardSystems Solutions, Inc. filed for bankruptcy in United States District Court for the District of Arizona in May 2006. The Parke plaintiffs removed the case to United States District Court for the Northern District of California on August 10, 2006 and then sought to transfer the case to federal court in Arizona. Visa and MasterCard moved for remand to state court. On October 11, 2006, the court granted the defendants’ motion for remand and denied the plaintiffs’ motion to transfer the case.

Morgan Stanley Dean Witter/Discover

This action was filed in May 2000 before the EU Commission in Brussels. Morgan Stanley Dean Witter (“MSDW”), the issuer of the Discover card, challenged Visa International bylaw 2.12(b) which excludes competitor organizations from membership in Visa as anti-competitive. In July 2004, Visa International filed a reply explaining inter alia that the bylaw is pro-competitive and enhances intersystem competition. In August 2004, the Commission issued a Statement of Objections alleging that Visa International’s implementation of the rule caused a restriction of competition in the acquiring market in the UK. Visa provided its written response in December 2004. In April 2005, MSDW announced its intention to spin off the Discover card business, and in May 2005, Visa International made further submissions to the Commission in light of the impact of that event on the basis of the Commission’s case. MSDW later suggested that it may not spin off the Discover card business.

In October 2006, a settlement agreement was reached between MSDW and Visa International. This provides for the withdrawal by MSDW of the complaint to the EU Commission.

ATM Exchange Litigation

On November 14, 2005, ATM Exchange sued Visa U.S.A. and Visa International in United States District Court for the District of Ohio. The plaintiff asserts claims of promissory estoppel, negligent misrepresentation and fraudulent misrepresentation, alleging that Visa’s “deferment” of a deadline for meeting heightened ATM data encryption testing and approval standards harmed the plaintiff by reducing demand for its ATM upgrade solution.

The parties have engaged in written discovery, party and third-party depositions, and expert discovery. Visa U.S.A. and Visa International anticipate filing dispositive motions in the case by June 29, 2007. Trial is tentatively scheduled for September 2007.

Intellectual Property Litigation

Safeclick

An Iowa company called Safeclick LLC (“Safeclick”) filed suit against Visa International and Visa U.S.A. Inc. in the United States District Court for the Northern District of California on December 30, 2003. Safeclick alleged that the “Verified by Visa” program, which authenticates the identity of a cardholder in an on-line transaction, infringes two claims of Safeclick’s “Electronic Transaction Security System” patent. Safeclick sought damages under a royalty theory, as well as injunctive relief.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

On December 14, 2005, the Court granted the defendants’ Motion for Summary Judgment. On January 11, 2006, plaintiff filed a notice of appeal with the Court of Appeals for the Federal Circuit challenging the grant of Summary Judgment.

On October 23, 2006, the Court of Appeals denied plaintiff’s motion and ruled that the District Court had properly granted the defendants’ Motion for Summary Judgment. On November 2, 2006, the parties entered into an agreement to allow this judgment to become final without seeking any further amendment or appeal thus terminating the plaintiff’s case.

Starpay

On May 8, 2003, Starpay and VIMachine sued Visa U.S.A. and Visa International in United States District Court for the Northern District of Texas, claiming that Visa used information provided to it by Starpay in 2000 to create Verified by Visa (“VbV”) and to file a Visa patent application on the technology underlying VbV. Two claims are asserted: infringement of VIMachine’s patent and misappropriation of Starpay’s trade secrets. In February 2006, each party filed objections to the Magistrate Judge’s recommendation on claims construction. Once the court rules on those objections and finalizes the claims construction, a case schedule will be set for the remainder of discovery and trial.

Cryptography Research, Inc.

In September of 2004, Cryptography Research, Inc. (“CRI”) filed a lawsuit against Visa International in U.S. District Court in California alleging breach of contract, misrepresentation and patent infringement. The lawsuit arises from a 1998 license agreement between CRI and Visa International pursuant to which Visa International received the right to sublicense certain CRI technology for use in smart cards. After the license agreement was terminated, CRI claimed that Visa International was obligated to pay per-card royalties on certain smart cards. In addition, CRI has alleged that Visa International has infringed certain patents claimed by CRI. Discovery in this matter is currently ongoing. A patent claims construction hearing was held on November 8 and 9, 2005. On October 19, 2006, the parties received the first of the eight pending claims construction orders. Fact discovery is ongoing.

On December 11, 2006, CRI filed a motion for leave to file a second amended complaint adding claims for breach of fiduciary duty and violation of Section 1 of the Sherman Act and California Unfair Competition laws. The court granted this motion on March 20, 2007 and the Second Amended Complaint was filed on March 22, 2007. Visa International filed its answer to the Second Amended Complaint and related counterclaims on April 23, 2007.

Vale Canjeable

On November 21, 2006, Vale Canjeable Ticketven, C.A., filed an action in the Fifth Municipal Court of Caracas against Todoticket 2004, C.A., and Visa International seeking a preliminary injunction preventing use of the Visa Vale mark in Venezuela. On November 29, 2006, the Fifth Municipal Court of Caracas granted a preliminary injunction prohibiting use of the “Vale” mark by Visa in the Venezuelan market of food vouchers.

In December 2006, Vale Canjeable Ticketven, C.A., also filed a claim with the Fourth Commercial Court of First Instance of Caracas alleging that the defendants infringed the plaintiff’s rights as the holder of the trademark registries and requesting that the Court: (i) declare the plaintiff is the only authorized user of the expression “Vale” in the Venezuelan market of food vouchers; (ii) prohibit the defendants from using the

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

expression “Vale” in the Venezuelan market of food vouchers; and (iii) order the defendants to pay financial damages and legal costs. On March 21, 2007, defendants filed a motion with the Fourth Commercial Court of First Instance of Caracas asking them to revoke the preliminary injunction. The Court’s decision on this motion is pending.

Note 21—Operating Segments

SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information (“SFAS 131”), establishes standards for reporting information about operating segments. This standard requires segmentation based on the Company’s internal organization and reporting of revenue and operating profit. The Company’s Chief Executive Officer is identified as the Chief Operating Decision Maker (“CODM”) as defined by SFAS 131. The Company is primarily structured in geographical segments, and the CODM reviews consolidated financial information related to revenues and operating profit for each of the following three geographic segments: 1) Visa AP, 2) Visa LAC, and 3) Visa CEMEA. The CODM also reviews financial information for the headquarters division, Visa Worldwide Services (“VWS”). Visa AP, Visa LAC and Visa CEMEA provide products and services to their member financial institutions and generate service fees, international service revenues, data processing fees and other revenues. VWS earns service fees by charging cost-based fees to all Visa regions (including separately incorporated regions) based primarily on payments volume. In addition, VWS earns international service revenue from foreign currency exchange activities in connection with the settlement of multi-currency transactions. Non-operating income (expense), net, primarily relates to interest and dividend income from investments, real estate rental income and equity in earnings from unconsolidated subsidiaries, offset by interest expense on the Company’s borrowed funds at VWS.

The reports reviewed by the CODM are based on the Company’s internal management reporting process. The presentation of information in the Company’s management reports differs from U.S. generally accepted accounting principles (“U.S. GAAP”) primarily due to intercompany allocations and differences in reporting classifications.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

The following table provides operating segment information as reviewed by the CODM and is reconciled to the consolidated U.S. GAAP financial statements for the years ended September 30, 2006, 2005 and 2004:

	Visa AP	Visa LAC	Visa CEMEA	Visa EU(1)	VWS	Reclassifications	Consolidated Total
Year ended September 30, 2006
Total operating revenues	$478,875	$225,548	$189,332	$—	$426,710	$(57,910)	$1,262,555
Total operating expenses	430,434	261,096	184,036	—	414,006	(47,463)	1,242,109
Operating income (loss)	48,441	(35,548)	5,296	—	12,704	(10,447)	20,446
Non-operating income, net	10,322	36,669	894	—	20,179	10,447	78,511
Income before provision for income taxes	58,763	1,121	6,190	—	32,883	—	98,957
Depreciation and amortization expenses	7,444	3,986	9,126	—	17,489	—	38,045
Equity earnings from unconsolidated subsidiaries	2,459	2,832	608	—	3,229	—	9,128
Total assets	152,036	157,103	164,013	—	1,539,387	—	2,012,539
Capital expenditures	11,308	2,429	2,452	—	6,241	—	22,430

Year ended September 30, 2005
Total operating revenues	402,808	209,696	156,654	—	440,014	(61,742)	1,147,430
Total operating expenses	401,918	178,469	148,709	—	364,050	(47,317)	1,045,829
Operating income	890	31,227	7,945	—	75,964	(14,425)	101,601
Non-operating income, net	6,707	12,624	192	—	6,521	14,425	40,469
Income before provision for income taxes	7,597	43,851	8,137	—	82,485	—	142,070
Depreciation and amortization expenses	7,377	4,521	6,983	—	14,105	—	32,986
Equity earnings (losses) from unconsolidated subsidiaries	2,824	2,999	(40)	—	(30)	—	5,753
Total assets	156,845	145,725	161,092	—	1,304,294	—	1,767,956
Capital expenditures	10,335	1,968	1,954	—	10,030	—	24,287

Year ended September 30, 2004
Total operating revenues	369,097	189,339	149,750	386,631	478,981	(162,009)	1,411,789
Total operating expenses	360,098	186,060	145,869	379,891	438,664	(153,648)	1,356,934
Operating income	8,999	3,279	3,881	6,740	40,317	(8,361)	54,855
Non-operating income (expense), net	3,366	3,656	(125)	(4,477)	2,071	8,361	12,852
Income before provision for income taxes	12,365	6,935	3,756	2,263	42,388	—	67,707
Depreciation and amortization expenses	9,357	5,026	3,768	15,521	12,189	—	45,861
Equity earnings (losses) from unconsolidated subsidiaries	2,284	2,604	(179)	—	(1,594)	—	3,115
Total assets	162,004	125,582	152,764	—	1,348,832	—	1,789,182
Capital expenditures	5,339	2,722	19,643	—	16,474	—	44,178

(1)	The EU region column includes the nine-month period ended June 30, 2004 prior to the EU region’s incorporation.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Amounts in the Reclassifications column of the above table consist of the following:

	Years Ending September 30,
	2006			2005			2004
	Operating Revenue	Operating Expense	Non- operating income	Operating Revenue	Operating Expense	Non- operating income	Operating Revenue	Operating Expense	Non- operating income
Fees allocated by VWS to Visa AP, Visa LAC, Visa CEMEA and Visa Europe(1)	$(59,400)	$(59,400)	$—	$(57,700)	$(57,700)	$—	$(165,400)	$(165,400)	$—
Classification of facilities income and expense	1,394	10,000	8,606	1,414	9,600	8,186	1,687	9,900	8,213
Other revenue, expense and non-operating income classifications	96	1,937	1,841	(5,456)	783	6,239	1,704	1,852	148

Total	$(57,910)	$(47,463)	$10,447	$(61,742)	$(47,317)	$14,425	$(162,009)	$(153,648)	$8,361

(1)	Fiscal 2004 reflects fees of Visa Europe for the nine-month period ended June 30, 2004 prior to the EU region’s incorporation.

The Company’s operations, including revenues, expenses and long-lived assets, are managed on a regional basis and are not tracked by country. The determination of revenues and long-lived assets attributable to specific countries is not practicable and is therefore not disclosed.

Note 22—Related Parties

Visa U.S.A., Visa Europe, and Visa Canada are group members of the Company and have representation on the Company’s Board of Directors. Refer to Note 5 for information regarding transactions with these Visa affiliates.

The Company’s primary customers include member financial institutions that are also owners of the Company. Certain member financial institutions have representation on the Company’s Board of Directors, and members also have representation on the regional Boards of Directors of Visa AP, Visa LAC, and Visa CEMEA. The Company generated total operating revenues of approximately $377.8 million, $332.9 million and $316.2 million from these members for the years ended September 30, 2006, 2005 and 2004, respectively. The Company incurred operating expenses of $14.6 million, $11.2 million and $12.9 million for services provided by these members for the years ended September 30, 2006, 2005 and 2004, respectively. The Company incurred non-operating expenses of $0.8 million, $1.1 million and $1.0 million from these members for the years ended September 30, 2006, 2005 and 2004, respectively. The members owed the Company approximately $16.6 million and $12.8 million as of September 30, 2006 and 2005, respectively. Including amounts accrued under member incentives, the Company owed these members approximately $153.3 million and $44.0 million as of September 30, 2006 and 2005, respectively. Fees paid for services provided by members of the Boards of Directors, including expense reimbursements for attendance at board of directors meetings, totaled $5.7 million, $3.4 million and $3.2 million for the years ended September 30, 2006, 2005 and 2004, respectively.

The Company has ownership interests in entities that transact business with the Company. The Company considers an entity to be a related party if the Company’s ownership interest in the entity exceeds 10% of the total ownership of the entity or if the investment is accounted for under the equity method of accounting. Excluding transactions with Inovant (refer to Note 5) and the real estate joint venture affiliates (refer to Note 9),

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

the Company generated total operating revenues of approximately $26.8 million, $17.1 million and $8.0 million from these entities for the years ended September 30, 2006, 2005 and 2004, respectively. The Company incurred operating expenses of $2.2 million, $0.8 million and $0.5 million for services provided by these entities for the years ended September 30, 2006, 2005 and 2004. The Company received dividends from these entities of $28.2 million, $7.3 million and $0.6 million for the years ended September 30, 2006, 2005 and 2004, respectively. These entities owed the Company approximately $0.4 million and $0.2 million as of September 30, 2006 and 2005, respectively. Including amounts accrued under member incentives, the Company owed these members approximately $2.7 million and $0.2 million as of September 30, 2006 and 2005, respectively.

The Company also maintains banking relationships and has credit facilities (refer to Note 12) with members that have representation on the Company’s Board of Directors and regional Boards of Directors.

Note 23—Mandatorily Redeemable Preferred Stock

At September 30, 2004, the Company maintained a 90% voting-right interest in Visa Human Resources Service (“VHRS”), a subsidiary of Visa International, which administered certain employee benefit plans and arrangements of the Company. The 10% preferred stock interest held by external parties was valued at $7.0 million, representing 7 shares at $1.0 million per share, and the preferred stock provided for cumulative dividends at a per annum rate of 7.5%, payable quarterly. During fiscal 2005, the Company adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” and accounted for this obligation accordingly. In September 2005, VHRS reached an agreement with the holders of the preferred stock for early redemption of the outstanding shares for $8.2 million, which included a prepayment premium of $1.2 million. The premium paid was included in non-operating income (expense), net, on the consolidated statements of operations.

Note 24—Subsequent Events

Proposed Restructuring

In October 2006, Visa International and its separately incorporated regional group members (together, “Visa”) announced the intention to restructure Visa in order to create a new global corporation called Visa Inc. The restructuring and related activities are subject to approval by Visa members and review by regulatory authorities. It is anticipated that Visa Inc. will be created through a series of mergers involving Visa Canada, Visa U.S.A. and Visa International. Visa Europe will remain a membership association, owned and governed by its European member banks, and become a licensee of Visa Inc. Visa Europe will have a minority ownership interest in Visa Inc. The reorganization will result in a new stock corporation owned by former members of Visa International, Visa U.S.A. and Visa Canada. As a part of the restructuring, the board of Visa Inc. will be comprised of a majority of independent directors.

Resignation of Former Visa International President and Chief Executive Officer

In November 2006, Visa International’s President and Chief Executive Officer, Christopher Rodrigues, resigned to pursue other interests. The board of directors appointed the Company’s chief financial officer as the President and Chief Executive Officer.

Appointment of Chairman and Chief Executive Officer of the Board of Directors of Visa Inc.

On February 12, 2007, Joseph W. Saunders was named the designated Executive Chairman of the Board of Directors of Visa Inc. and, on May 15, 2007, the Designated Chairman and Chief Executive Officer of Visa Inc.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except as noted)

Before the formation of Visa Inc., Mr. Saunders began fulfilling the responsibilities of these positions as a designated appointee of Visa Inc. and officially assumed the title of Chairman of the board of directors and Chief Executive Officer upon the formation of Visa Inc.

Commitments and Contingencies

In March 2006, the Company entered into an eight-year agreement to sponsor the Federation Internationale de Football Association (FIFA) World Cup, commencing in January 2007. On December 6, 2006, a trial court in New York granted MasterCard injunctive relief against FIFA, with the effect of awarding the FIFA sponsorship contemplated in the Visa-FIFA agreement to MasterCard instead. The impact of this matter on the Company is further described in Note 19.

Schedule II

Visa International and Subsidiaries

Valuation and Qualifying Accounts

Accounts Receivable Allowances	Balance at Beginning of year	Additions Charged (Credited) to Expenses	Deductions(1)	Balance at End of Year
For the years ended September 30:
2006	$2,155	$829	$(303)	$2,681
2005	$3,006	$(578)	$(273)	$2,155
2004	$905	$2,136	$(35)	$3,006

(1)	Deductions represent uncollectible accounts written off.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS—Unaudited

	June 30, 2007	September 30, 2006
	(In thousands)
Assets
Cash and cash equivalents	$848,712	$705,806
Trading assets	99,679	80,964
Investment securities, available-for-sale	1,029	1,210
Settlement due from members	523,260	459,998
Accounts receivable, net of allowances of $476 and $2,681 at June 30, 2007 and September 30, 2006, respectively	102,530	59,538
Member collateral	332,306	275,278
Prepaid expenses and other current assets	85,664	64,926
Current portion of deferred income taxes, net	35,167	36,501

Total current assets	2,028,347	1,684,221
Premises and equipment, net	152,882	162,617
Investments in real estate joint ventures	24,687	22,019
Intangibles, net	34,759	47,424
Long-term deferred income taxes, net	13,617	15,826
Other assets	86,259	80,432

Total assets	$2,340,551	$2,012,539

Liabilities and Members’ Equity
Trade and accrued taxes payable	$57,642	$59,446
Settlement due to members	547,207	444,416
Member collateral	332,306	275,278
Accrued compensation and benefits	179,108	152,852
Accrued and other liabilities	290,339	383,519

Total current liabilities	1,406,602	1,315,511
Long-term debt	39,948	39,929
Other liabilities	54,064	50,819

Total liabilities	1,500,614	1,406,259
Commitments and contingencies—refer to Note 13
Members’ Equity
Accumulated net income	840,621	605,415
Accumulated other comprehensive (loss) income	(684)	865

Total members’ equity	839,937	606,280

Total liabilities and members’ equity	$2,340,551	$2,012,539

See accompanying notes to consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS—Unaudited

	Nine Months Ended June 30,
	2007	2006
	(In thousands)
Operating Revenues
Service fees	$695,124	$582,436
International service revenues	439,660	309,830
Data processing fees	228,102	183,392
Member incentives	(142,884)	(194,604)
Other revenues	137,391	92,189

Total operating revenues	1,357,393	973,243

Operating Expenses
Personnel	286,187	233,342
Affiliates services	150,119	148,162
Premises, equipment and software	79,950	73,153
Communications	26,976	24,535
Professional and consulting services	147,793	69,023
Advertising and promotion	247,105	211,446
Travel and meetings	42,006	43,319
Other expenses	38,157	37,318

Total operating expenses	1,018,293	840,298

Operating income	339,100	132,945
Non-operating income, net	71,653	45,505

Income before provision for income taxes	410,753	178,450
Provision for income taxes	175,547	93,921

Net income	$235,206	$84,529

See accompanying notes to consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY—Unaudited

	Accumulated Net Income	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity
	(In thousands)
Balance at September 30, 2005	$535,660	$(214)	$535,446
Net income	84,529	—	84,529
Other comprehensive income, net of tax	—	713	713

Balance at June 30, 2006	$620,189	$499	$620,688

Balance at September 30, 2006	$605,415	$865	$606,280
Net income	235,206	—	235,206
Other comprehensive loss, net of tax	—	(1,549)	(1,549)

Balance at June 30, 2007	$840,621	$(684)	$839,937

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME—Unaudited

	Nine Months Ended June 30,
	2007	2006
	(In thousands)
Net Income	$235,206	$84,529

Other comprehensive (loss) income, net of tax:
Investment securities, available for sale:
Net unrealized losses	(164)	(544)
Income tax effect	56	207
Reclassification adjustment for net realized gains	—	(3)
Income tax effect	—	1
Derivative instruments:
Net unrealized (losses) gains	(6,687)	1,447
Income tax effect	2,675	(550)
Reclassification adjustment for net realized losses	4,300	250
Income tax effect	(1,729)	(95)

Other comprehensive (loss) income, net of tax	(1,549)	713

Comprehensive Income	$233,657	$85,242

See accompanying notes to consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—Unaudited

	Nine Months Ended June 30,
	2007	2006
	(In thousands)
Operating Activities
Net income	$235,206	$84,529
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,678	25,888
Gain on sale of assets to Visa Europe	(7,943)	—
Gains on sales of non-marketable securities	(6,437)	(236)
Deferred income taxes	4,563	(9,232)
Equity in earnings of unconsolidated investments, net of distributions	(4,369)	(6,762)
Impairment of equity-method investment	2,412	—
Other	228	20
Change in operating assets and liabilities:
Settlement due from members	(63,262)	(13,826)
Accounts receivable	(35,049)	(7,602)
Trading assets	(18,715)	(13,317)
Prepaid and other assets	(27,252)	(16,505)
Trade and accrued taxes payable	(1,804)	41,642
Settlement due to members	102,791	39,978
Accrued compensation and benefits	26,256	(18,365)
Accrued and other liabilities	(89,935)	80,768

Net cash provided by operating activities	148,368	186,980

Investing Activities
Investment securities, available-for-sale:
Purchases	—	(23,498)
Proceeds from maturities and sales	—	31,930
Purchases of premises, equipment and software	(9,738)	(11,036)
Proceeds from sale of premises and equipment	124	286
Investment in real estate joint ventures	(1,000)	(1,040)
Distribution from real estate joint ventures	—	1,040
Purchases of non-marketable securities	(5,037)	(4,097)
Proceeds from sale of non-marketable securities	10,189	3,248

Net cash used in investing activities	(5,462)	(3,167)

Financing Activities
Proceeds from short-term borrowings	292,124	1,094,146
Payments on short-term borrowings	(292,124)	(1,094,146)

Net cash used in financing activities	—	—

Increase in cash and cash equivalents	142,906	183,813
Cash and cash equivalents at beginning of period	705,806	476,964

Cash and cash equivalents at end of period	$848,712	$660,777

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$142,685	$33,216
Interest paid	$1,549	$2,186

See accompanying notes to consolidated financial statements.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited

(In thousands, except as noted)

Note 1—Organization

Visa International Service Association (hereafter referred to as “Visa International” or the “Company”) is a nonstock, nonassessable Delaware membership corporation. The primary business of Visa International is to operate, enhance and support a global payments system. Visa International’s primary customers are its member financial institutions participating in this system (collectively, the “members”). Worldwide policy is administered by the Company’s Board of Directors. The Company has established regional Boards of Directors for its Asia Pacific (“Visa AP”) region, Central and Eastern Europe, Middle East and Africa (“Visa CEMEA”) region and Latin America and Caribbean (“Visa LAC”) region. The regional Boards govern such matters as regional policy, development of new services, admission of new members, establishment of regional fees, authorization of expenditures and adoption of regional regulations. Visa U.S.A. Inc. (“Visa U.S.A.”), Visa Europe Limited (“Visa Europe”) and Visa Canada Association (“Visa Canada”) are separately incorporated regional group members (“incorporated regions”) of the Company and each is represented by its own Board of Directors.

The Company’s consolidated financial statements presented in this report do not include the results of Visa U.S.A., Visa Europe and Visa Canada.

In October 2006, Visa International and its separately incorporated regional group members (together, “Visa”) announced the intention to restructure Visa in order to create a new global corporation called Visa Inc. On June 15, 2007, the boards of directors of Visa International, Visa U.S.A., Visa Canada and Visa Europe approved a global restructuring agreement that contemplates a series of transactions by which Visa International, Visa U.S.A., Visa Canada and Inovant LLC (“Inovant”), a majority-owned subsidiary of Visa U.S.A, will become subsidiaries of Visa Inc. The global restructuring agreement contemplates that Visa Europe will not become a subsidiary of Visa Inc., will become a stockholder of Visa Inc. and will enter into a series of contractual relationships that will govern its relationship with Visa Inc. The restructuring and related activities are subject to member approval and review by regulatory authorities. As a part of the restructuring, the board of directors of Visa Inc. will be comprised of a majority of independent directors.

In February 2007, Visa International hired Joseph W. Saunders as the designated Executive Chairman of the Board of Directors of Visa Inc. On May 15, 2007, he was designated as the Chairman and Chief Executive Officer of Visa Inc. and officially began serving in this capacity upon the formation of Visa Inc. in May 2007.

Note 2—Basis of Presentation

The accompanying unaudited interim consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, consisting primarily of normal recurring items, necessary for a fair presentation of the Company’s results for the interim periods presented.

The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Such estimates include valuation of investments, pension costs, member and marketing incentives, contingencies, guarantees and indemnifications, and deferred tax assets. Actual results could differ materially from these estimates and assumptions.

These consolidated financial statements include the accounts of Visa International and its subsidiaries after elimination of intercompany accounts and transactions. Certain information and footnote disclosures normally included in the annual financial statements have been condensed or omitted. The results of operations for the

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

current interim period are not necessarily indicative of the results that may be expected for the current fiscal year. The interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in its Annual Report for the fiscal year ended September 30, 2006.

Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Note 3—Visa Affiliates

Visa U.S.A., Visa Europe and Visa Canada are separately incorporated regional group members of Visa International. The results of their operations are not consolidated with those of the Company. The Company provides global brand management, global product enhancements, management of global system development and interoperability, and corporate support to the separately incorporated regional group members. Compensation for these services is based on fees ratified by the Company’s Board of Directors. The Company is a party to numerous agreements with these Visa affiliates which allow each company to provide services to the other at negotiated fees. The Company earned total fees from these affiliates for the nine months ended June 30, 2007 and 2006 as follows:

	Nine Months Ended June 30,
	2007	2006
Service fees
Visa U.S.A.	$129,680	$129,231
Visa Europe	83,009	88,978
Visa Canada	12,047	11,609

Total service fees	$224,736	$229,818

Data processing fees
Visa U.S.A.	$2,112	$1,908
Visa Europe	1,657	1,535
Visa Canada	163	145

Total data processing fees	$3,932	$3,588

Total fees	$228,668	$233,406

Total fees from Visa U.S.A. represented 9.7% and 13.5% of total operating revenues for the nine months ended June 30, 2007 and 2006, respectively. No member accounted for more than 10% of total operating revenue during the nine months ended June 30, 2007, and, other than Visa U.S.A., no member accounted for more than 10% of total operating revenue during the nine months ended June 30, 2006.

Visa International has agreements with Inovant for processing worldwide transactions and other services, primarily related to system development in support of Visa branded products and services. The Company also has agreements for services rendered by Visa U.S.A. and Visa Europe, primarily related to system development in support of Visa branded products and services at negotiated fees. Total expenses for these services, recorded as affiliates services on the consolidated statements of operations, were $150.1 million and $148.2 million for the nine months ended June 30, 2007 and 2006, respectively.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Visa CEMEA is a party to numerous agreements with Visa Europe which allow each entity to provide services to the other at negotiated fees, including the allocation of costs for office premises, which are shared by Visa CEMEA and Visa Europe. Total expenses for premises and various other services provided by Visa Europe were $5.5 million and $6.9 million for the nine months ended June 30, 2007 and 2006, respectively.

The Company and Visa U.S.A. invest in real estate joint ventures that own, develop, lease and operate certain facilities and properties used jointly by the Company, Visa U.S.A. and Inovant. One of these entities, Visa Resources, allocated $8.1 million and $8.6 million of premises and equipment expense to the Company during the nine months ended June 30, 2007 and 2006, respectively. Visa Resources also manages two buildings owned by the Company. The Company received rental income of $11.0 million and $11.1 million from Visa Resources for the nine months ended June 30, 2007 and 2006, respectively, which is included in non-operating income, net, on the consolidated statements of operations.

Amounts due from and due to Visa affiliates are settled monthly. At June 30, 2007 and September 30, 2006, the Company had the following receivables from and payables to Visa affiliates included in accounts receivable and accrued and other liabilities, respectively, on the consolidated balance sheets:

	June 30, 2007	September 30, 2006
Due from Visa affiliates
Visa Europe	$17,884	$7,263
Real Estate Joint Venture	1,659	2,319

Total due from Visa affiliates	$19,543	$9,582

Due to Visa affiliates
Visa U.S.A.	$5,029	$4,956
Inovant LLC	18,030	26,013
Visa Europe	71	—
Visa Canada	58	810

Total due to Visa affiliates	$23,188	$31,779

In addition, at June 30, 2007 and September 30, 2006, other liabilities includes an obligation to Visa U.S.A. for $20.0 million related to California income taxes.

In April 2007, member banks in two countries migrated from Visa CEMEA to Visa Europe following the admittance of the two countries into the European Union. In connection with the transfer of these members to Visa Europe, the Company entered into an asset transfer agreement with Visa Europe, and assets related to the Company’s operations in the two countries were sold to Visa Europe for a purchase price of $8.0 million. The $8.0 million purchase price is included in amounts due from Visa Europe at June 30, 2007 and was recorded as non-operating income during the nine months ended June 30, 2007, net of the costs of the assets transferred. The assets transferred consisted primarily of intangible assets which had no carrying value on the Company’s consolidated balance sheet and also included premises and equipment with a carrying value of $0.1 million.

The Company has an uncommitted credit facility with Visa U.S.A. whereby the Company or Visa U.S.A. may provide each other short-term financing with a maximum term of five business days. Neither the Company nor Visa U.S.A. has the obligation to lend to or to borrow from the other company. There were no outstanding balances as of June 30, 2007 or September 30, 2006 under this arrangement.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

In October 2001, Visa International entered into a twenty-year lease agreement for premises to be occupied by the EU region and Visa CEMEA. On July 1, 2004, upon the incorporation of the EU region as Visa Europe Services, Inc. (“VESI”), a wholly-owned subsidiary of Visa Europe, the entire lease was assigned to VESI with Visa International acting as a guarantor to the landlord as required by United Kingdom property law under the existing lease. In the event of a default by VESI, Visa International is obligated to make lease payments. The base rent commitment is £7.5 million each year or $15.1 million in U.S. dollars (based on the June 30, 2007 exchange rate). Rent is allocated based on the square footage occupied by the tenants and was 81.1% for VESI and 18.9% for Visa CEMEA at June 30, 2007. VESI has agreed to reimburse Visa International for any liabilities that may arise under Visa International’s guarantee to the landlord. Since the inception of this arrangement, Visa International has not made any payments under this guarantee. The estimated value of this guarantee was $0.2 million at June 30, 2007 and September 30, 2006.

Note 4—Investments

Trading Assets and Deferred Compensation Liabilities

The Company maintains its trading assets portfolio to generate returns related to certain deferred executive compensation plans. Changes in the fair value of trading securities are included in non-operating income, net, on the consolidated statements of operations. Changes in the fair value of the vested portion of the deferred compensation liabilities are recorded in personnel expense on the consolidated statements of operations. The vested portion of deferred compensation liabilities, included in accrued compensation and benefits, was $76.1 million and $70.4 million at June 30, 2007 and September 30, 2006, respectively.

The dividends, net realized gains and net unrealized gains from trading assets for the nine months ended June 30, 2007 and 2006 were as follows:

	Nine Months Ended June 30,
	2007	2006
Dividends	$2,417	$1,873
Net realized gains	1,304	1,438
Net unrealized gains	6,412	683

Total	$10,133	$3,994

Other Investments

At June 30, 2007 and September 30, 2006, other investments accounted for under the cost and equity methods were $72.9 million and $68.6 million, respectively. The Company evaluates cost and equity method investments for possible impairment when events or changes in circumstances indicate that there may have been a significant adverse change in the fair value of an investment. During the nine months ended June 30, 2007, one equity method investment was determined to be other-than-temporarily impaired, resulting in an impairment charge of $2.4 million, which is included in non-operating income, net, on the consolidated statements of operations. The fair value of the investment was estimated using a discounted cash flow methodology.

The Company periodically evaluates its cost and equity method investments for accounting treatment in accordance with Financial Accounting Standard Board Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities. At September 30, 2006, Visa International had investments in three companies that were identified as variable interest entities. Visa International was not the primary beneficiary of any of these

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

entities and as such no consolidation was required, although it did have a significant variable interest in one entity. This entity is involved in the development of processing services for smart cards in Egypt. Visa International’s variable interests in this entity at September 30, 2006 consisted of an equity investment and a lease guarantee and were not material to Visa International’s consolidated financial statements. During the nine months ended June 30, 2007, the lease guarantee was terminated and this, together with other transactions and events, led to a reconsideration of the nature and status of the entity with the conclusion that it no longer satisfied the criteria of a variable interest entity.

Note 5—Intangible Assets, Net

Identifiable finite-lived intangible assets at June 30, 2007 and September 30, 2006 consisted of the following:

June 30, 2007	Gross Amount	Accumulated Amortization	Net Amount
Capitalized software	$91,217	$57,185	$34,032
Other	6,711	5,984	727

Total	$97,928	$63,169	$34,759

September 30, 2006	Gross Amount	Accumulated Amortization	Net Amount
Capitalized software	$88,764	$41,548	$47,216
Other	6,111	5,903	208

Total	$94,875	$47,451	$47,424

Capitalized software includes both purchased and internally developed software.

Amortization expense associated with finite-lived intangible assets was $16.1 million and $7.4 million for the nine months ended June 30, 2007 and 2006, respectively.

At June 30, 2007, estimated future amortization expense for finite-lived intangible assets was as follows:

Fiscal Years Ending September 30,	Estimated Future Amortization Expense
2007 (remaining three months)	$4,828
2008	17,372
2009	10,924
2010	906
2011	679
2012	50

Total	$34,759

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Note 6—Other Assets and Liabilities

Other Assets

Other assets at June 30, 2007 and September 30, 2006 consisted of the following:

	June 30, 2007	September 30, 2006
Cost and equity method investments	$25,924	$27,100
Member incentives	25,485	21,470
Investment in Inovant LLC (equity method)	22,313	19,436
Annuity contracts	2,844	2,914
Other	9,693	9,512

Total	$86,259	$80,432

During the current period, the Company undertook an analysis of capitalized member incentive payments and classified $25.5 million of member incentives as other assets at June 30, 2007 based on a forecast of the amortization of the capitalized amounts. Also, as a result of this analysis, the Company reclassified $21.5 million of member incentives as of September 30, 2006 from prepaid and other current assets to other assets.

Accrued and Other Liabilities

Accrued and other liabilities at June 30, 2007 and September 30, 2006 consisted of the following:

	June 30, 2007	September 30, 2006
Accrued marketing expenses and member incentives	$152,917	$292,094
Accrued operating expenses	78,983	48,088
Deferred revenues	24,743	2,180
Payables to Visa affiliates	23,188	31,779
Settlement risk guarantee	213	150
Other	10,295	9,228

Total	$290,339	$383,519

Other Liabilities

Other long-term liabilities at June 30, 2007 and September 30, 2006 consisted of the following:

	June 30, 2007	September 30, 2006
Employee benefits	$27,317	$25,307
Note payable to Visa U.S.A. related to California income taxes	20,013	20,013
Annuity contracts	2,845	2,926
Asset retirement obligations	2,364	2,114
Other	1,525	459

Total	$54,064	$50,819

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Note 7—Non-Operating Income, Net

Non-operating income, net, for the nine months ended June 30, 2007 and 2006 consisted of the following:

	Nine Months Ended June 30,
	2007	2006
Interest income	$23,173	$16,364
Interest expense	(5,086)	(4,489)
Dividend income	16,275	13,176
Real estate rental income	11,001	11,081
Trading asset income	10,133	3,994
Gain on sale of assets to Visa Europe, net	7,943	—
Gains on sale of cost-method investments	6,437	240
Equity in earnings of unconsolidated investments, net	4,524	5,407
Impairment of equity-method investment	(2,412)	—
Losses on sale of assets	(335)	(268)

Total	$71,653	$45,505

Note 8—Debt

Revolving Credit Facilities

The Company maintains certain revolving credit facilities. The participating lenders in these revolving credit facilities include certain of the Company’s members or affiliates of the Company’s members. These revolving credit facilities are maintained to provide liquidity in the event of settlement failures by the Company’s members, to back up the commercial paper program and, in the case of the three-year facility, for general corporate purposes.

As of June 30, 2007 and September 30, 2006, there were no borrowings under the revolving credit facilities.

The revolving credit facilities consisted of the following at June 30, 2007:

	Maximum Allowed Borrowing Under Credit Facility	Expiration Date
Three-year facility	$300,000	October 2007
364-day facility	$1,450,000	November 2007
Incremental facility	$500,000	November 2007*

*	Under the terms of the 364-day credit agreement, Visa International may request up to three activations of an incremental facility up to a maximum principal amount of $500.0 million with a maximum expiration date of November 19, 2007. Once activated, the incremental facility is a committed credit facility until the expiration date granted by the lenders. On June 15, 2007, the incremental facility was activated for the maximum principal amount of $500.0 million with a maturity date of November 19, 2007. As of June 30, 2007, Visa International may make one additional incremental facility activation request until November 18, 2007.

Interest rates on the revolving credit facilities are determined at the option of the Company by either an alternative base rate or a ratings-based pricing grid which uses the Company’s senior unsecured long-term debt rating as assigned by Standard & Poor’s and Moody’s Investors Service. Interest is assessed at various conventional reference rates plus applicable margins.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

The revolving credit facilities contain certain covenants and events of default, including financial covenants related to consolidated accumulated net income and other indebtedness, both of which are calculated and reported quarterly. The Company was in compliance with all covenants at June 30, 2007 and September 30, 2006 with respect to the revolving credit facilities.

Note 9—Settlement Guarantee Management

Each member is responsible for settlement of transactions with other members. However, under the Company’s corporate bylaws, the Company indemnifies members for settlement loss suffered due to failure of any other member to honor Visa cards and travelers cheques processed in accordance with the operating regulations.

This indemnification creates settlement risk for the Company due to the difference in timing between the date of a payment transaction and the date of subsequent settlement. The term and amount of the indemnification are unlimited. Settlement risk is estimated using the average daily card volumes during the quarter multiplied by the estimated number of days to settle, and the total balance for outstanding travelers cheques. The Company’s estimated settlement exposure, after consideration of the collateral amounts set forth below, amounted to $49.5 billion and $45.0 billion at June 30, 2007 and September 30, 2006, respectively. No material loss related to settlement risk was incurred for the nine months ended June 30, 2007 and June 30, 2006.

To manage the settlement risk under this indemnification and the resulting risk to all members, a formalized set of credit standards has been approved by the Visa International Board of Directors. If a member fails to meet any of the credit standards, it is subject to risk control measures such as collateral or trust arrangements. The Company also provides protection to members and merchants who have incurred losses as a result of counterfeit travelers cheques. The Company retains insurance coverage for such losses in excess of $1.0 million to a maximum of $5.0 million.

Under the Company’s bylaws and operating regulations, settlement losses are initially borne by the Company. Annually, each region is responsible for losses incurred by the region up to $1 million plus 0.003% of its total volume for the fiscal year preceding the loss. Losses in excess of this amount are allocated among all regions in proportion to each region’s percentage of worldwide total volume. The members with their principal place of business in a given region or operating within that region shall be financially responsible for losses incurred by their respective region, after the annual re-allocation described above.

Member Collateral

To reduce potential losses related to settlement risk, the Company requires certain members that do not meet the Company’s credit standards to post collateral in order to ensure their performance of settlement obligations arising from card and travelers cheque product clearings. The separately incorporated regional group members of the Company maintain similar collateral requirements for their members. The type of collateral is based on Board-approved standards that include cash equivalents, letters of credit, guarantees and securities. At June 30, 2007 and September 30, 2006, the Company held collateral as follows:

	June 30, 2007	September 30, 2006
Cash equivalents	$332,506	$276,513
Letters of credit	536,152	384,249
Guarantees	447,864	387,390
Securities	11,075	2,000

Total collateral	$1,327,597	$1,050,152

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Approximately $332.3 million and $275.3 million of cash equivalents are classified as both an asset and corresponding liability on the consolidated balance sheets at June 30, 2007 and September 30, 2006, respectively.

Settlement Risk Guarantee

The fair value of the settlement risk guarantee is estimated using a proprietary model. Key inputs to the model include statistically derived loss factors based on historical experience, estimated settlement exposures at period end and a standardized grading process for members and country exposures. The model is independently reviewed and updated on a periodic basis to capture recent characteristics of the membership, historical loss experience, and changes in Visa International’s global risk policies and procedures. As of June 30, 2007 and September 30, 2006, the value of the settlement risk guarantee was $0.2 million. Changes in the value of the settlement risk guarantee are included in other expenses on the consolidated statements of operations.

Note 10—Pension

United States Plans

The Company sponsors jointly with Visa U.S.A. a noncontributory defined benefit pension plan and a postretirement plan, which provide retirement benefits for substantially all of its employees in the United States.

Net periodic pension cost for the nine months ended June 30, 2007 and 2006 included the following components:

	Pension Benefits		Postretirement Benefits
	Nine Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
Service cost	$46,833	$55,519	$4,185	$5,067
Interest cost	32,505	30,873	3,597	2,716
Expected return on plan assets	(27,423)	(27,100)	—	—
Amortization of:
Prior service cost	759	758	(3,495)	(3,494)
Actuarial loss	6,339	12,988	1,632	1,353

Net periodic pension cost	59,013	73,038	5,919	5,642
Additional settlement charges	—	2,995	—	—

Total net benefit cost	$59,013	$76,033	$5,919	$5,642

Visa International’s portion of net periodic pension cost	$12,312	$16,465	$1,059	$1,025
Visa International’s portion of additional settlement charge	$—	$1,268	$—	$—

The following table presents the actual contributions made by the Company from its employer assets for the nine months ended June 30, 2007 and the expected contributions for fiscal 2007 under its pension plan and postretirement plan:

	Pension Plan		Postretirement Plan
	Total Contributions	Visa International’s Portion	Total Contributions	Visa International’s Portion
Actual Employer Contributions
Nine months ended June 30, 2007	$752	$240	$2,796	$837
Expected Employer Contributions
Fiscal 2007	$51,000	$10,700	$3,700	$1,100

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

In connection with excess pension plan obligations settled during the nine months ended June 30, 2006, the plan recognized previously unrecognized net losses. These settlement losses were recorded in personnel expense on the consolidated statements of operations. Total excess pension plan payments and net settlement losses for the nine months ended June 30, 2006 were $4.5 million and $3.0 million, of which Visa International’s portion was $1.1 million and $1.3 million, respectively. There were no pension plan settlement losses during the nine months ended June 30, 2007.

United Kingdom Plans

The Company participates in various qualified and nonqualified defined benefit plans, which provide retirement and death benefits for the Company’s employees residing in the United Kingdom.

Net periodic pension cost for the nine months ended June 30, 2007 and 2006 included the following components:

	Nine Months Ended June 30,
	2007	2006
Service cost	$3,325	$2,820
Interest cost	2,829	2,346
Expected return on plan assets	(2,644)	(2,023)
Amortization of:
Prior service cost	15	41
Actuarial loss	939	813
Lump sum risk premiums	269	288

Net periodic pension cost	$4,733	$4,285

For the nine months ended June 30, 2007, the Company contributed $3.4 million to these plans. The expected contributions from employer assets to the benefit plans for fiscal 2007 are $4.1 million.

Note 11—Income Taxes

The effective tax rate for the nine months ended June 30, 2007 was 42.7% compared to 52.6% for the nine months ended June 30, 2006. The effective tax rate is made up of federal, state, and non-U.S. income taxes, including the tax effect of non-deductible items mainly related to strategic organizational matters. The decrease in the effective tax rate was primarily due to an increase in pre-tax income and a resulting decrease in non-deductible items as a percentage of pre-tax income. The effective tax rate also decreased due to the impact of the reassessment of various tax reserves during the nine months ended June 30, 2006.

Note 12—Derivative Financial Instruments

The functional currency for Visa International is the U.S. dollar (“USD”). The Company transacts business in USD and in various foreign currencies. This activity subjects the Company to exposure from movements in foreign currency exchange rates. The Company’s policy is to enter into foreign exchange forward and option derivative instruments to manage the variability in expected future cash flows of certain foreign currency denominated revenues and expenses attributable to changes in foreign exchange rates. These derivative instruments are denominated in the foreign currency in which the exposures are denominated. All derivative instruments outstanding at June 30, 2007 and September 30, 2006 have maturities of less than 7 months and 16

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

months, respectively. The Company does not use foreign currency option or foreign exchange forward contracts for speculative or trading purposes. All derivatives are recorded on the consolidated balance sheet at fair value in other current assets or accrued and other liabilities and, depending on whether the derivative is designated as either a cash flow or balance sheet hedge, the resulting gains or losses from changes in fair value are accounted for accordingly.

Cash Flow Hedges

The Company enters into forward and option contracts to hedge certain operational (“cash flow”) exposures resulting from changes in foreign currency exchange rates. Such cash flow exposures result from portions of forecasted revenues and expenses denominated in currencies other than USD.

To qualify for cash flow hedge accounting treatment, the Company formally documents, at inception of the hedge, all relationships between hedging transactions and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Company also formally assesses (at the hedge’s inception and on an ongoing basis) whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the cash flows of the hedged items and whether those derivatives may be expected to remain highly effective in future periods. The effective portion of changes in the fair value of cash flow hedges are recorded as a component of accumulated other comprehensive income (loss), net of taxes, on the consolidated balance sheets. When the forecasted transaction occurs and is recognized in earnings, the amount in other comprehensive income (loss) related to that hedge is reclassified to revenue or operating expense. The balance accumulated in other comprehensive income (loss) was not significant at June 30, 2007 and the Company expects to reclassify the entire amount to earnings during fiscal 2007 and 2008 due to the recognition in earnings of the hedged forecasted transactions.

During fiscal 2006, the Company changed its methodology for effectiveness testing and measurement from including to excluding time value. The changes in time value are now reported immediately in operating expenses or revenues depending on the underlying hedged item. For the nine months ended June 30, 2007, the amount recorded in earnings related to excluded time value was immaterial.

The Company assesses effectiveness prospectively using regression analysis and retrospectively using a dollar offset test. Because time value is excluded from effectiveness, the effectiveness tests are performed on the foreign exchange forward and option contracts based on changes in the spot rate or strike rate of the derivative instrument compared to changes in the spot rate or strike rate of the forecasted hedged transaction. In the event there is recognized ineffectiveness or it becomes probable that the forecasted transaction will not occur, the related gains and losses on the cash flow hedge are reclassified from accumulated other comprehensive income (loss) on the consolidated balance sheet to other expense on the consolidated statement of operations at that time. For the nine months ended June 30, 2007, there were no gains or losses recognized in other expense due to measurable ineffectiveness, failure of an effectiveness assessment, probability of forecasted transaction not occurring, or the discontinuance of cash flow hedge accounting.

Balance Sheet Hedges

The Company uses forward rate contracts to economically hedge certain non-functional currency assets and liabilities to reduce the risk that our earnings and cash flows will be adversely affected by changes in foreign currency exchange rates. These forward contracts are not designated for hedge accounting. The change in fair value of these derivatives is recorded in other expense and offsets the change in fair value of the underlying foreign currency denominated assets and liabilities.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

The following table provides information about the Company’s foreign currency forward and option contracts at June 30, 2007 and September 30, 2006:

June 30, 2007	USD Notional	Estimated Fair Value Gain (Loss)
Cash Flow Hedges:
Forward Contracts
Sell foreign currencies	$10,796	$(621)
Purchase foreign currencies	$25,886	$998
Option Contracts
Sell foreign currencies	$40,564	$(1,510)
Purchase foreign currencies	$4,494	$64
Balance Sheet Hedges:
Forward Contracts
Purchase foreign currencies	$4,276	$155

September 30, 2006	USD Notional	Estimated Fair Value Gain (Loss)
Cash Flow Hedges:
Forward Contracts
Purchase foreign currencies	$50,569	$(389)
Balance Sheet Hedges:
Forward Contracts
Purchase foreign currencies	$3,973	$132

The currencies underlying the foreign exchange forward and option contracts at June 30, 2007 consisted primarily of British pound, Brazilian real, and Singapore dollar. The Company’s derivative financial instruments are subject to both credit and market risk. Credit risk is the risk of loss due to failure of a counterparty to perform its obligations in accordance with contractual terms. Market risk is the potential change in an investment’s value caused by fluctuations in interest and currency exchange rates, credit spreads or other variables. The Company monitors the credit-worthiness of the financial institutions that are counterparties to its derivative financial instruments and does not consider the risks of counterparty nonperformance to be material. Notwithstanding the Company’s efforts to manage foreign exchange risk, there can be no assurance that its hedging activities will adequately protect against the risks associated with foreign currency fluctuations. Credit and market risks (as a result of an offset by the underlying cash flow being hedged) related to derivative instruments were not considered significant at June 30, 2007 and September 30, 2006.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Note 13—Commitments and Contingencies

Commitments

The Company’s future minimum payments on non-cancelable leases and marketing and other agreements, excluding payments to Visa Resources, at June 30, 2007 were as follows:

Years Ending September 30,	Leases	Marketing and Other	Total
2007 (remaining three months)	$4,646	$22,651	$27,297
2008	14,178	58,661	72,839
2009	10,568	51,141	61,709
2010	8,412	45,904	54,316
2011	7,125	44,151	51,276
2012	6,407	42,480	48,887
Thereafter	34,996	53,521	88,517

Total	$86,332	$318,509	$404,841

In March 2006, the Company entered into a global eight-year agreement to sponsor the Federation Internationale de Football Association (“FIFA”) and its events, commencing in January 2007. MasterCard Worldwide (“MasterCard”) filed suit against FIFA to prevent this agreement from going forward, and in December 2006 a federal court in New York granted MasterCard injunctive relief with the effect of awarding the sponsorship contemplated in the Visa-FIFA agreement to MasterCard instead. FIFA appealed the federal court’s decision. During the pendency of that appeal, MasterCard and FIFA negotiated a settlement and the federal court dismissed MasterCard’s suit. In June 2007, the Company and FIFA entered into a revised sponsorship agreement. The contractual payments under the agreement total $170.0 million over the eight-year term and are payable in annual installments. The first payment of $5.0 million was made in July 2007 and is included in accrued liabilities on the June 30, 2007 consolidated balance sheet. The remaining payments totaling $165.0 million are included as marketing commitments in the table above.

Contingencies

The Company has incentive agreements with members and other organizations for various programs designed to build payments volume, increase card issuance and acceptance, and increase other Visa branded transactions. These incentives are earned by members based on their performance over the term of the incentive agreements, which may range from one to seven years, and are recognized as a reduction of revenue in the same period as the related revenues are earned, based on management’s estimate of the members’ performance compared to the terms of the incentive agreement. Excluding anticipated revenue to be earned from higher payments and transaction volumes in connection with these agreements, the expected reduction of future earnings in the next five years resulting from these agreements is estimated to be a maximum of $444.7 million as of June 30, 2007.

Note 14—Legal Matters

Visa International is a party to various legal and regulatory proceedings. These proceedings involve complex claims that are subject to substantial uncertainties and unspecified damages and the probability of loss and an estimation of damages are not possible to ascertain at present. Accordingly, Visa International has not established reserves for these legal and regulatory proceedings. In addition, under Visa International’s

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

membership agreement with Visa U.S.A. and Visa International’s operating regulations, Visa International believes it is indemnified against losses with respect to certain legal and regulatory proceedings pertaining to U.S. operations. If Visa International is not successful in its defense of any of these legal and regulatory proceedings, or if Visa U.S.A. does not meet its indemnification obligations or does not have adequate financial resources to fully indemnify Visa International, Visa International could incur judgments or fines or enter into settlement of claims that could have a material adverse effect on its results of operations, financial position or cash flows.

Visa International is presently involved in the matters described below and those described in Note 20 to the audited financial statements included in its 2006 Annual Report.

American Express/Discover

On October 4, 2004, Discover Financial Services, Inc. (Discover) filed an action against Visa U.S.A. and Visa International (collectively referred to in this note as “Visa”), as well as MasterCard International Incorporated (MasterCard) in United States District Court for the Southern District of New York. On November 15, 2004, American Express Travel Related Services Company, Inc. (American Express) filed a similar action in the same court against Visa U.S.A., Visa International, MasterCard, and certain of their member financial institutions. Both complaints seek treble damages and injunctive relief under Sections 1 and 2 of the Sherman Act, asserting that Visa’s bylaw 2.10(e) and MasterCard’s Competitive Programs Policy (CPP) prevented banks from issuing payment cards on the American Express and Discover networks. Discover also contends that Visa’s “Honor All Cards” rule reinforced the anticompetitive effects of bylaw 2.10(e).

Both lawsuits have been assigned to the district court judge who presided in United States v. Visa (the DOJ Case), in which the Department of Justice challenged bylaw 2.10(e) and the CPP. In the DOJ Case, the court in 2001 enjoined Visa and MasterCard from enacting, enforcing, or maintaining any bylaw, rule, policy, or practice that prohibits members from issuing general purpose or debit cards on any other general purpose card network. In accordance with this court order, Visa U.S.A. repealed bylaw 2.10(e). The court has deferred ruling on whether, or to what extent, it will give collateral estoppel effect in the American Express and Discover cases to factual findings made in the DOJ case.

The defendants moved to dismiss certain claims in the American Express and Discover cases. In the fall of 2005, the court granted MasterCard and Visa International’s motions to dismiss Discover’s attempted monopolization and monopolization claims against them, because Discover did not allege that either MasterCard or Visa International individually had sufficient market share to maintain these claims. The court denied Visa U.S.A.’s analogous motion, however, finding that Discover had alleged sufficient market share as to Visa U.S.A. The court also denied Visa and MasterCard’s motions to dismiss the plaintiffs’ debit card claims, ruling that the plaintiffs had properly alleged a debit card market. Visa’s motion to dismiss American Express’s exclusive-dealing claim was also denied.

Fact discovery was completed on May 31, 2007. At a hearing on April 25, 2007, the District Court for the Southern District of New York set a trial date of September 9, 2008 for both the American Express and Discover cases. The court also established deadlines and procedures for motions practice and expert discovery.

On June 7, 2007, Discover filed a Second Amended Complaint, which eliminated allegations related to the “Honor All Cards” rule, dropped attempted monopolization and monopolization claims against MasterCard and Visa International to conform to the court’s rulings on motions to dismiss, and made technical changes to names of the plaintiffs.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

On July 24, 2007, American Express and Discover served expert reports seeking substantial damages.

Debit/Credit Tying Cases (“Indirect Purchaser” Actions)

Forty so-called “indirect purchaser” actions have been filed against Visa and MasterCard in nineteen states and the District of Columbia. In these actions, the plaintiffs purport to represent classes of residents of one or more states who purchased goods at merchants that accepted Visa- or MasterCard-branded payment cards. They claim to have paid higher prices as a result of the purported “tying” and other alleged anti-competitive conduct. The plaintiffs assert claims under state antitrust statutes, state consumer protection statutes, and common law. Visa International is named as a defendant in only six of the cases, all filed in California, asserting claims against Visa International under the Cartwright Act and Section 17200 of the California Business and Professions Code.

In the California cases, consolidated before the Superior Court for the State of California in the City and County of San Francisco, Visa filed a motion for judgment on the pleadings based on California Proposition 64, which limits a plaintiff’s standing to bring claims under Section 17200. After oral argument, the court denied Visa’s motion on March 6, 2007. Visa is considering its options for appeal. The California Court of Appeal rejected a petition seeking immediate review of that decision on June 7, 2007.

Currency Conversion Litigation

State Litigation

In February 2000, an action (Schwartz) was filed in the Superior Court for the State of California in Alameda County against Visa International, Visa U.S.A. and MasterCard International under California Business and Professions Code Section 17200. The complaint sought injunctive relief and restitution in connection with Visa’s and MasterCard’s practice of charging United States issuers a 1% “currency conversion fee” on certain credit transactions made in a foreign currency.

In May 2004, a case against Visa International, Visa U.S.A. Inc. and MasterCard International (Shrieve) was filed in the California State Court for Alameda County alleging claims similar to Schwartz, but related to the 1% “currency conversion fee” imposed on foreign debit card transactions by U.S. cardholders.

In December 2004, a consumer class action complaint (Baker) was filed in the San Diego County Superior Court for the State of California against Visa International and Visa U.S.A. The complaint challenges the disclosure of the rates used by Visa to convert currency for foreign transactions. Plaintiffs sought restitution and injunctive relief. In January 2006, plaintiffs amended their complaint to add additional claims and expand the proposed class to include all cardholders, worldwide, for whom Visa has converted currencies.

In February 2005, a consumer class action complaint (Mattingly) was filed in the Superior Court for the State of California against Visa International and Visa U.S.A. for failure to disclose the 1% “currency conversion fee” when a U.S. cardholder purchased goods or services in a foreign currency after October 2002.

Federal Multidistrict Litigation (MDL)

More than seventeen federal purported class action lawsuits filed in Philadelphia, New York, Chicago and San Francisco against Visa International, Visa U.S.A., MasterCard International and various member banks were consolidated into a single suit before the Federal District Court for the Southern District of New York alleging that the defendants’ respective currency conversion processes violated federal antitrust statutes and that the bank-defendants’ disclosures to cardholders violated the requirements of the federal Truth in Lending Act (TILA) and Regulation Z.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Currency Conversion Settlement

On July 20, 2006, the parties executed a settlement agreement to resolve all federal MDL and state claims, including those on appeal. Under the agreement, the defendants collectively will pay $336.0 million to create a settlement fund to pay monetary claims by eligible cardholders, the costs of administering the settlement and notice to cardholders, and any court-approved fees and expenses to attorneys for the class and awards to the class representatives. Visa’s portion of the settlement fund is $100.1 million. Visa and MasterCard will pay an additional $32.0 million to resolve the claims in the Schwartz matter; Visa’s share is $18.6 million. The settlement agreement also includes provisions relating to disclosures on billing statements and other documents. The settlement is not expected to have a material impact on Visa International’s financial position or results of operations. The settlement agreement has been preliminarily approved by the United States District Court for the Southern District of New York.

Notice of the settlement began in 2007. In view of concerns raised by putative class members, the court appointed a special master to work with the parties to review and amend, as appropriate, the plan for class notice and distribution of the settlement fund and to determine whether the proposed settlement agreement is fair, adequate and reasonable with respect to all class members. The special master submitted his report on or about July 10, 2007, and recommended that the plan for notice and distribution of the fund be modified. On August 13, 2007, the court issued an order approving the claims procedure recommended by the special master. Revised notices, claim forms and a settlement schedule are to be submitted to the court by August 31, 2007. The court has set a conference for September 20, 2007 to discuss these submissions. On November 8, 2006, the court set a hearing on entry of Final Judgment and Order of Dismissal or the final fairness hearing for November 2, 2007 to review objections to the settlement. However, in light of the special master’s report, it is anticipated that the final fairness hearing will be moved to a later date.

Interchange Litigation

Multidistrict Litigation Proceedings

In fiscal 2005 and 2006, approximately fifty lawsuits—most of which were asserted as purported class actions—were filed on behalf of merchants who accept payment cards against Visa U.S.A., Visa International, MasterCard, and other defendants. Plaintiffs allege that defendants violated federal and state antitrust laws by setting interchange rates (among other claims, as described below). The suits seek treble damages for alleged overcharges in merchant discount fees, as well as injunctive and other relief.

On October 19, 2005, the Judicial Panel on Multidistrict Litigation issued an order establishing a Multidistrict Litigation (MDL) in the Eastern District of New York. The Honorable John H. Gleeson was assigned to coordinate pretrial proceedings in the cases transferred to the MDL. On April 24, 2006, a consolidated amended class action complaint was filed, which supersedes the class action complaints filed previously. One additional class action was filed after the date of the consolidated class complaint; it has been conditionally transferred to MDL 1720 but has not yet been made part of the consolidated class. Visa U.S.A. is a defendant in the consolidated class action complaint and nine additional complaints filed on behalf of individual plaintiffs.

The consolidated class action complaint alleges that the setting of interchange violates Section 1 of the Sherman Act; that Visa’s “no surcharge” rule and other alleged Visa rules violate Section 1 of the Sherman Act; and that the rules and interchange together constitute monopolization, violating Section 2 of the Sherman Act and California’s Cartwright Act. The consolidated class action complaint further asserts that Visa ties “Payment Guarantee Services” and “Network Processing Services” to “Payment Card System Services” and engages in exclusive dealing, both in violation of Section 1 of the Sherman Act, and that offline debit interchange violates Section 1 of the Sherman Act and California’s Cartwright Act.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

The individual complaints include similar claims and also allege that Visa impermissibly ties services for “Premium Credit Cards” to services for other Visa branded payment cards.

On June 9, 2006, Visa answered the consolidated class action complaint and moved to dismiss in part, or strike, claims for pre-January 1, 2004 damages. The parties are currently engaged in document production, written discovery, and non-substantive depositions. No trial date has been set.

On July 10, 2007, pursuant to a joint request by the parties, the court entered an amended scheduling order extending the deadline for fact discovery to June 30, 2008, expert discovery to February 20, 2009, and the deadline for completion of all summary judgment and other pretrial motions to March 27, 2009.

GMRI

On June 22, 2007, GMRI, Inc, filed suit against Visa International and various member banks of Visa U.S.A. and/or Visa International in the U.S. District Court for Minnesota. The suit is based on the litigation GMRI previously filed against Visa U.S.A. opting out of the retailers settlement reached in the In re Visa Check/MasterMoney Antitrust Litigation. Specifically, GMRI alleges that the defendants collectively fixed credit card and offline debit card interchange fees and that defendants conspired in “the imposition of various Anti-Steering Restraints and tying, bundling, and exclusive dealing arrangements on Merchants by Defendants.”

ATM Exchange

On November 14, 2005, ATM Exchange sued Visa U.S.A. and Visa International in United States District Court for the District of Ohio. The plaintiff asserts claims of promissory estoppel, negligent misrepresentation, and fraudulent misrepresentation, alleging that Visa’s “deferment” of a deadline for meeting heightened ATM data encryption testing and approval standards harmed the plaintiff by reducing demand for its ATM upgrade solution.

The parties have engaged in written discovery, party and third-party depositions, and expert discovery. On June 29, 2007, Visa U.S.A. and Visa International filed motions for summary judgment on liability and damages. Trial was tentatively scheduled for September 2007. On July 30, 2007, the court vacated the tentative September 2007 trial date. The court indicated if necessary, it would reschedule this date after ruling on the motions for summary judgment.

Intellectual Property Litigation

Cryptography Research, Inc.

In September of 2004, Cryptography Research, Inc. (“CRI”) filed a lawsuit against Visa International in U.S. District Court in California alleging breach of contract, misrepresentation, and patent infringement. The lawsuit arises from a 1998 license agreement between CRI and Visa International pursuant to which Visa International received the right to sublicense certain CRI technology for use in smart cards. After the license agreement was terminated, CRI claimed that Visa International was obligated to pay per-card royalties on certain smart cards. In addition, CRI has alleged that Visa International has infringed certain patents claimed by CRI. Discovery in this matter is currently ongoing. A patent claims construction hearing was held on November 8 and 9, 2005. On October 19, 2006, the parties received the first of eight pending claims construction orders. A second and third claims construction order was received on May 4, 2007. Fact discovery is ongoing.

On December 11, 2006, CRI filed a motion for leave to file a second amended complaint adding claims for breach of fiduciary duty and violation of Section 1 of the Sherman Act and California Unfair Competition laws.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

The court granted this motion and the Second Amended Complaint was filed on March 22, 2007. Visa International filed its answer to the Second Amended Complaint and related counterclaims on April 23, 2007.

Privasys

On June 20, 2007, Privasys, Inc. filed a complaint in the U.S. District Court for the Northern District of California against Visa International and Visa U.S.A. for patent infringement. Privasys alleges that Visa’s contactless payment technology infringes U.S. Patent No. 7,195,154, entitled “Method for Generating Customer Secure Card Numbers.” At this early stage it is not possible to make any reasonable evaluation of the claims alleged.

Vale Canjeable

On November 21, 2006, Vale Canjeable Ticketven, C.A., filed an action in the Fifth Municipal Court of Caracas against Todoticket 2004, C.A., and Visa International seeking a preliminary injunction preventing use of the Visa Vale mark in Venezuela. On November 29, 2006, the Fifth Municipal Court of Caracas granted a preliminary injunction prohibiting use of the “Vale” mark by Visa in the Venezuelan market of food vouchers.

In December 2006, Vale Canjeable Ticketven, C.A., also filed a claim with the Fourth Commercial Court of First Instance of Caracas alleging that the defendants infringed the plaintiff’s rights as the holder of the trademark registries and requesting that the Court: (i) declare the plaintiff is the only authorized user of the expression “Vale” in the Venezuelan market of food vouchers; (ii) prohibit the defendants from using the expression “Vale” in the Venezuelan market of food vouchers; and (iii) order the defendants to pay financial damages and legal costs. On March 21, 2007, defendants filed a motion with the Fourth Commercial Court of First Instance of Caracas asking them to revoke the preliminary injunction. This motion was denied on July 11, 2007. Visa International immediately filed an appeal of this decision with the First Instance Superior Court. The court that will hear Visa International’s appeal has not yet been assigned.

Note 15—Operating Segments

Statement of Financial Accounting Standard (“SFAS”) No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. This standard requires segmentation based on the Company’s internal organization and reporting of revenue and operating profit. The Company’s Chief Executive Officer is identified as the Chief Operating Decision Maker (“CODM”) as defined by SFAS 131. The Company is primarily structured in geographical segments, and the CODM reviews consolidated financial information related to revenues and operating profit for each of the following three geographic segments: Visa AP, Visa LAC and Visa CEMEA. The CODM also reviews financial information for the headquarters division, Visa Worldwide Services (“VWS”).

Visa AP, Visa LAC and Visa CEMEA provide products and services to their member financial institutions and generate service fees, international service revenues, data processing fees and other revenues. VWS earns service fees by charging cost-based fees to all Visa regions (including separately incorporated regions) based primarily on payments volume. In addition, VWS earns international service revenue from foreign currency exchange activities in connection with the settlement of multi-currency transactions. Non-operating income, net, primarily relates to interest and dividend income from investments, rental income, and equity in earnings from unconsolidated subsidiaries, offset by interest expense on the Company’s borrowed funds at VWS.

The reports reviewed by the CODM are based on the Company’s internal management reporting process. The presentation of information in the Company’s management reports differs from U.S. GAAP primarily due to intercompany allocations and differences in reporting classifications.

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

The following table gives operating segment information as reviewed by the CODM and reconciled to the consolidated U.S. GAAP financial statements for the nine months ended June 30, 2007 and 2006:

Nine Months Ended June 30, 2007	Visa AP	Visa LAC	Visa CEMEA	VWS	Reclassifications	Consolidated Total
Total operating revenues	$530,714	$337,609	$185,592	$351,437	$(47,959)	$1,357,393
Total operating expenses	$313,458	$227,346	$146,525	$370,602	$(39,638)	$1,018,293
Operating income	$217,256	$110,263	$39,067	$(19,165)	$(8,321)	$339,100
Non-operating income, net	$10,585	$21,985	$5,824	$24,938	$8,321	$71,653
Income before provision for income taxes	$227,841	$132,248	$44,891	$5,773	$—	$410,753
Depreciation and amortization expense	$6,508	$2,529	$4,433	$18,208	$—	$31,678
Equity earnings from unconsolidated subsidiaries	$899	$1,098	$278	$2,249	$—	$4,524
Impairment of equity-method investment	$—	$—	$2,412	$—	$—	$2,412

Nine Months Ended June 30, 2006
Total operating revenues	$356,720	$180,359	$145,800	$338,151	$(47,787)	$973,243
Total operating expenses	$285,538	$176,776	$131,157	$287,115	$(40,288)	$840,298
Operating income	$71,182	$3,583	$14,643	$51,036	$(7,499)	$132,945
Non-operating income, net	$6,508	$18,222	$439	$12,837	$7,499	$45,505
Income before provision for income taxes	$77,690	$21,805	$15,082	$63,873	$—	$178,450
Depreciation and amortization expense	$5,398	$3,096	$7,061	$10,333	$—	$25,888
Equity earnings from unconsolidated subsidiaries	$1,603	$1,926	$420	$1,458	$—	$5,407

VISA INTERNATIONAL AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Unaudited (Continued)

(In thousands, except as noted)

Amounts in the reclassification column of the above table consist of the following:

	Nine Months Ended June 30, 2007
	Operating Revenue	Operating Expense	Non- Operating Income
Fees allocated by VWS to Visa AP, Visa LAC, and Visa CEMEA	$(51,056)	$(51,056)	$—
Classification of facilities income and expense	—	7,283	7,283
Other revenue, expense and non-operating income classifications	3,097	4,135	1,038

	$(47,959)	$(39,638)	$8,321

	Nine Months Ended June 30, 2006
	Operating Revenue	Operating Expense	Non- Operating Income
Fees allocated by VWS to Visa AP, Visa LAC, and Visa CEMEA	$(48,421)	$(48,421)	$—
Classification of facilities income and expense	—	6,875	6,875
Other revenue, expense and non-operating income classifications	634	1,258	624

	$(47,787)	$(40,288)	$7,499

The following table provides segment assets as of the dates indicated:

	Total Assets				Consolidated Total
	Visa AP	Visa LAC	Visa CEMEA	VWS
June 30, 2007	$163,820	$192,598	$222,127	$1,762,006	$2,340,551
September 30, 2006	$152,036	$157,103	$164,013	$1,539,387	$2,012,539

Note 16—Subsequent Event

Change in Visa Retirement Plan

In August 2007, the Company approved changes to the Visa Retirement Plan in the United States and will begin transitioning from a defined benefit driven plan to a cash balance benefit driven plan, effective January 1, 2008. The change to a cash balance benefit formula will take effect immediately for United States employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the current Retirement Plan benefit formula will be grandfathered for a three year period, grandfathered employees will continue to accrue benefits under their current Visa Retirement Plan benefit formula, and their accrued benefits as of December 31, 2010 (the last day of the grandfather period) or the date they terminate employment, if earlier, will be preserved. After that date, employees will not accrue any additional benefits under the current Visa Retirement Plan benefit formulas and all future benefit accruals will be under the cash balance benefit formula.

As a result of the above Visa Retirement Plan change in the United States, the impact of the adoption of SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” previously reported is expected to be reduced. With respect to the Company’s portion of the United States pension and postretirement plans at September 30, 2007, the after tax impact of adopting SFAS No. 158 is expected to reduce member’s equity by approximately $3.1 million as compared to the previously reported amount of $19.2 million in Note 3 to the fiscal 2006 audited financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Visa U.S.A. Inc.:

We have audited the accompanying consolidated balance sheets of Visa U.S.A. Inc. and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity (deficit), comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visa U.S.A. Inc. and subsidiaries as of September 30, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, the Company adopted Emerging Issues Task Force No. 02-14, Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock, during the year ended September 30, 2005.

/s/ KPMG LLP

San Francisco, California

June 6, 2007

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30
	2006	2005
	(in thousands)
Assets
Cash and cash equivalents	$270,124	$135,397
Investment securities, available-for-sale	660,451	681,144
Accounts receivable	216,585	198,248
Settlement receivable	41,450	35,297
Current portion of volume and support agreements	110,751	161,627
Current portion of deferred tax assets	149,671	128,038
Prepaid and other current assets	144,899	138,294

Total current assets	1,593,931	1,478,045

Investment securities, available-for-sale	515,290	318,876
Volume and support agreements	43,071	97,137
Investment in Visa International	186,353	173,099
Facilities, equipment, and software, net	280,899	320,208
Deferred tax assets	237,533	292,280
Other assets	106,841	65,742

Total assets	$2,963,918	$2,745,387

Liabilities
Accounts payable	$119,075	$127,575
Settlement payable	88,767	63,973
Accrued compensation	179,557	158,893
Volume and support agreements	216,255	149,215
Current portion of member deposits	134,070	142,627
Accrued liabilities	406,815	453,153
Current portion of long-term debt	32,339	32,339
Current portion of accrued litigation	216,085	197,477

Total current liabilities	1,392,963	1,325,252

Member deposits	3,320	128,832
Other liabilities	122,083	59,625
Long-term debt	41,280	73,619
Accrued litigation	783,618	1,010,443

Total liabilities	2,343,264	2,597,771

Minority interest	37,840	21,995
Commitments and contingencies (Note 17)
Equity
Accumulated net income	583,772	129,211
Accumulated other comprehensive loss	(958)	(3,590)

Total equity	582,814	125,621

Total liabilities and equity	$2,963,918	$2,745,387

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Operating Revenues
Card service fees	$1,482,439	$1,288,588	$1,191,211
Data processing fees	1,247,969	1,139,080	1,037,763
Volume and support agreements	(587,751)	(524,107)	(466,064)
International transaction fees	397,954	360,269	306,553
Other revenues	407,515	400,775	359,894

Total operating revenues	2,948,126	2,664,605	2,429,357

Operating Expenses
Personnel	671,093	618,723	628,373
Facilities	89,298	92,619	89,898
Network, EDP, and communications	327,593	338,288	299,752
Advertising, marketing, and promotion	539,258	528,138	470,665
Visa International fees	159,264	168,455	196,297
Professional and consulting fees	291,235	273,009	231,059
Administrative and other	117,837	60,117	45,934
Litigation provision	22,878	132,334	36,900

Total operating expenses	2,218,456	2,211,683	1,998,878

Operating income	729,670	452,922	430,479
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	13,355	30,799	21,967
Interest expense	(89,539)	(108,485)	(111,301)
Investment income, net	68,330	81,009	13,926

Total other (expense) income	(7,854)	3,323	(75,408)

Income before income taxes and minority interest	721,816	456,245	355,071
Income tax expense	251,338	183,296	132,558

Income before minority interest	470,478	272,949	222,513
Minority interest	(15,917)	(8,248)	(6,645)

Income before cumulative effect of change in accounting principle	454,561	264,701	215,868
Cumulative effect of accounting change, net of tax (Note 3)	—	95,744	(6,214)

Net income	$454,561	$360,445	$209,654

Pro forma amounts assuming the accounting changes are applied retroactively (Note 3)	$—	$264,701	$221,080

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

	Accumulated Net (Loss) Income	Accumulated Other Comprehensive Income (Loss)	Total (Deficit) Equity
	(in thousands)
Balance as of September 30, 2003	$(440,888)	$1,244	$(439,644)
Net income	209,654		209,654
Other comprehensive income, net of tax		89	89

Comprehensive income			209,743

Balance as of September 30, 2004	$(231,234)	$1,333	$(229,901)

Net income	360,445		360,445
Other comprehensive loss, net of tax		(4,923)	(4,923)

Comprehensive income			355,522

Balance as of September 30, 2005	$129,211	$(3,590)	$125,621

Net income	454,561		454,561
Other comprehensive income, net of tax		2,632	2,632

Comprehensive income			457,193

Balance as of September 30, 2006	$583,772	$(958)	$582,814

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Net Income	$454,561	$360,445	$209,654
Other comprehensive income (loss), net of tax:
Net unrealized gain (loss) on investment securities, available-for-sale	5,589	(366)	790
Income tax (expense) benefit	(2,018)	385	(253)
Reclassification adjustment for net gain realized in net income	(1,473)	(7,732)	(750)
Income tax benefit	534	2,790	302

Other comprehensive income (loss), net of tax	2,632	(4,923)	89

Comprehensive income	$457,193	$355,522	$209,743

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Operating Activities
Net income	$454,561	$360,445	$209,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of facilities equipment, and software	123,361	118,531	98,298
Amortization of intangibles, investments, debt issuance cost, accretion of member deposits, and asset retirement obligation	16,802	16,997	13,138
Asset impairment	13,167	1,276	—
Net realized gain on investment securities	(1,473)	(7,732)	(750)
Gain on sale of joint venture	—	(41,968)	—
Loss on sale of assets	3,213	—	—
Minority interest	15,917	8,248	6,645
Amortization of volume and support agreements	580,043	572,777	498,205
Cumulative effect of accounting change—volume and support agreements	—	—	6,214
Accrued litigation and accretion	114,468	226,222	138,998
Equity in earnings of unconsolidated affiliates	(13,355)	(30,802)	(21,969)
Cumulative effect of accounting change—equity in earnings of Visa International	—	(95,744)	—
Deferred income taxes	31,630	85,186	68,010
Change in operating assets and liabilities:
Accounts receivable	(18,337)	(14,285)	(39,458)
Settlement receivable	(6,153)	(17,624)	(1,346)
Volume and support agreements	(408,061)	(471,903)	(595,869)
Other assets	(62,270)	(76,675)	28,371
Accounts payable	(8,500)	56,580	(39,825)
Settlement payable	24,794	28,593	12,326
Accrued compensation	20,664	(11,595)	(13,881)
Accrued and other liabilities	19,349	184,640	115,732
Accrued litigation	(322,685)	(267,807)	(204,805)
Member deposits	(142,627)	(142,731)	155,704

Net cash provided by operating activities	434,508	480,629	433,392

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Investing Activities
Investment securities, available-for-sale:
Purchases	(3,783,841)	(1,896,715)	(1,204,555)
Proceeds from sales and maturities	3,607,904	1,425,427	1,005,839
Proceeds from sale of interest in Inovant LLC	—	2,424	—
Distributions from joint ventures	—	20,000	15,000
Proceeds from sale of joint venture	—	95,000	—
Purchases of facilities, equipment, and software	(87,265)	(119,267)	(122,211)

Net cash used in investing activities	(263,202)	(473,131)	(305,927)

Financing Activities
Principal payments on debt	(33,200)	(33,200)	(33,200)
Debt issuance costs	—	—	(3,000)
Principal payments on capital lease obligations	(3,379)	(568)	—
Minority interest distribution	—	(12,198)	(3,090)

Net cash used in financing activities	(36,579)	(45,966)	(39,290)

Increase (decrease) in cash and cash equivalents	134,727	(38,468)	88,175
Cash and cash equivalents at beginning of year	135,397	173,865	85,690

Cash and cash equivalents at end of year	$270,124	$135,397	$173,865

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$261,600	$122,529	$22,661
Increase in accounts payable and accrued and other liabilities related to purchases of facilities, equipment and software	$9,033	$6,257	$776
Interest payments on debt	$5,772	$7,585	$8,705

See accompanying notes, which are an integral part of these consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended September 30, 2006

Note 1—Organization

Visa U.S.A. Inc. (Visa, Visa U.S.A., or the Company) consists of Visa U.S.A. Inc. and its subsidiaries: Inovant, Inc., International Anasazi, Inc., Interlink Network, Inc., Integrated Solutions Concepts, Inc., Debit Processing Services, Inc., Plus System, Inc., Inovant LLC, and Advanced Resolution Services, Inc.

In June 2006 the Company dissolved its wholly-owned subsidiary, Merchant Processing Holdings, Inc. (MPH). MPH held the Company’s joint venture interest in Vital Processing Services L.L.C., which was sold in March 2005.

In June 2005 the Company incorporated Advanced Resolution Services, Inc., a Delaware corporation, as a wholly-owned subsidiary of Visa U.S.A. in order to provide various fraud-prevention and security-related services to Visa members.

The Company has one operating and reportable segment, “Payment Services” in the United States. The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of Visa U.S.A. as one operating and reportable segment.

Visa is a non-stock, non-assessable, Delaware membership corporation. The Company operates a payment system that enables consumers and businesses to conduct financial transactions using Visa-branded payment products at physical and virtual points-of-sale and at automated teller machines which are identified by the Visa Brand Mark, Visa Point-of-Sale Graphic or familiar three-band Visa Flag, and other various designs and marks in the United States.

Visa’s products and services enable its members to participate in an international payment system that none could offer individually. Visa U.S.A. does not issue cards, set fees, or determine the interest rates consumers will be charged on Visa-branded cards. Visa U.S.A.’s issuing members have the independent responsibility individually to determine these and most other competitive card features. These functions are performed by Visa member financial institutions in competition with one another. Visa U.S.A. establishes standards and procedures for acceptance and settlement of member transactions. Visa’s services allow merchants and consumers to use efficient, secure, and guaranteed payment products in lieu of cash, checks, and other forms of payment. Its relationship is with the cardholder’s issuing and merchant’s acquiring member financial institutions.

Membership is composed of financial institutions participating in this system. At its April 2006 Annual Meeting, the Company adopted an amended Certificate of Incorporation and amended bylaws which changed the composition of the Board of Directors and clarified dividend, dissolution, membership interest, and voting rights. In accordance with the Company’s Certificate of Incorporation and bylaws, members pay service fees each quarter based on payments volume for the preceding quarter. Payments volume is defined as total monetary value of transactions for goods and services purchased, initiated with Visa products, including PIN-based debit, and excluding cash transactions. Members’ dividend and dissolution rights, membership interests in the corporation, and voting rights are based on the members’ respective cumulative portions of the total of all of certain fees paid to the Company up to the most recent Reference Date as defined in the amended Certificate of Incorporation. The initial Reference Date is May 1, 2006 and members’ proportions will be adjusted as of each third anniversary of that date. The Board of Directors includes independent Directors who meet eligibility requirements set forth in the Certificate of Incorporation, including the definition of independence from the Company and its members. The chief executive officers of the Company and of Visa International Service Association (Visa International) serve as ex officio non-voting directors. Directors other than ex officio directors are elected in at-large voting by

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

members in accordance with voting rights and director qualifications set forth in the Company’s bylaws. Under the amended Certificate of Incorporation, the directors will serve staggered terms of two years. Members represented on the Board of Directors accounted for 41 percent of total payments volume for the twelve months ended June 30, 2006. Visa members, which are comprised of domestic banks and other financial institutions, represent 100 percent of the Company’s payments volume.

In October 2006, the Company’s Board of Directors approved a plan to form Visa Inc. by merger transactions including Visa U.S.A., Visa Canada Association (Visa Canada), and Visa International (Note 20).

Note 2—Significant Accounting Policies

Basis of Presentation

Visa and its subsidiaries prepare their financial statements in conformity with accounting principles generally accepted in the United States of America.

Consolidation

The consolidated financial statements include the accounts of Visa and its subsidiaries after elimination of intercompany accounts and transactions. The Company consolidates entities when it has a greater than 50 percent ownership or when it exercises control. Minority interest is recorded for consolidated entities in which the Company has less than 100 percent ownership interest. Minority interest represents the equity interest not owned by the Company.

Reclassifications

Certain reclassifications, not affecting net income, have been made to prior period information to conform to the current period presentation format.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include certain revenue discounts and volume-based support incentives, assumptions used in the determination of pension and postretirement costs, discount rates used to present value long-term obligations, and assumptions used in the calculation of income taxes, among others.

Cash, Cash Equivalents, and Investments

Cash and cash equivalents include cash and certain highly liquid investments with original maturities of ninety days or less from the date of purchase. Cash equivalents are recorded at cost, which approximates fair value. Investments with original maturities beyond ninety days and maturing in less than one year are considered short-term investments. Investments with maturities in excess of one year are considered long-term investments.

The Company classifies its debt and marketable equity securities as available-for-sale. These securities are recorded at cost at the time of purchase and are carried at fair value, based on current market quotations.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Unrealized gains and losses are reported in Other Comprehensive Income, Net of Tax. The Company does not engage in investment trading activities. A decline in the market value of any available-for-sale security below cost that is deemed to be other-than-temporary results in a reduction in its carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In evaluating other-than-temporary impairment, the Company reviews sustained declines in market price below the amount recorded for the investment and the Company’s intent and ability to hold the investment until recovery, which may in certain cases be maturity. The Company considers the length of time and extent to which market value has been less than cost and other relevant factors such as the issuer’s financial condition, and the Company’s investment horizon. Net realized gains and losses are determined on a specific identification basis and are included in Investment Income, Net on the Company’s Consolidated Statements of Operations.

Premiums and discounts are amortized or accreted over the life of the related available-for-sale security as an adjustment to yield and are included in Investment Income, Net on the Company’s Consolidated Statements of Operations. Dividend and interest income are recognized when earned, and are included in Investment Income, Net on the Company’s Consolidated Statements of Operations.

Financial Instruments

The Company considers cash and cash equivalents, short-term investments, long-term investments, notes receivable, short-term debt and notes payable to be financial instruments. Except as described in Note 14, the estimated fair value of such instruments as of September 30, 2006 and 2005 approximate their carrying values as reported in the Company’s Consolidated Balance Sheets.

Settlement Receivable and Payable

The Company operates systems for clearing and settling deposit access products. Net settlements are generally cleared daily among its members. However, some transactions may not settle until subsequent business days, resulting in amounts due from and to members. These settlement amounts are stated at cost and presented on a gross basis on the Company’s Consolidated Balance Sheets.

Indemnification

The Company accounts for indemnifications using the framework of FASB Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45), which requires that an obligation be recorded if estimable, regardless of the probability of occurrence. The Company indemnifies issuing and acquiring members from settlement losses suffered by reason of the failure of any other member to honor drafts, travelers checks, or other instruments processed in accordance with operating regulations. The Company’s estimate of its liability for settlement indemnification is included in Accrued Liabilities on the Company’s Consolidated Balance Sheets and is described in Note 17.

Prepaid Assets

The Company records prepayments of goods and services. The amounts are recorded in Prepaid and Other Current Assets and Other Assets on the Company’s Consolidated Balance Sheets. The Company expenses these amounts to the Consolidated Statements of Operations over the period of benefit.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Investments in Joint Ventures, Affiliates, and Subsidiaries

Investments resulting in ownership of approximately 20 to 50 percent, or in excess of 5 percent of a flow-through entity (e.g., limited partnerships, limited liability companies), are accounted for using the equity method. Investments in business entities in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies, are accounted for using the equity method. Under the equity method, the Company’s share of each entity’s profit or loss is reflected currently in the Company’s Consolidated Statements of Operations rather than when realized through dividends or distributions. Other non-marketable investments, resulting in ownership interests of less than these percentages, are accounted for using the cost method.

The Company has interests in certain limited partnerships and limited liability companies and has evaluated these entities for consolidation using the framework established by Financial Interpretation 46 (revised), “Consolidation-Variable Interest Entities: Guidance on Applying FASB Interpretation No. 46 (revised 2003), Consolidation of Variable Interest Entities” (FIN 46). The Company has determined that its ownership in these entities does not constitute ownership of Variable Interest Entities as defined in FIN 46. The Company is not the primary beneficiary of these entities and has accounted for these investments under the equity method.

Facilities, Equipment, and Software

Facilities, equipment, and software are recorded at historical cost and are depreciated on a straight-line basis over their estimated useful lives, which range from three to forty years, except for land and construction-in-progress, which are not depreciated.

Depreciation and amortization are provided for facilities, equipment, and software on a straight-line basis over the estimated useful lives of the respective classes of assets as follows:

Facilities
Buildings	40 years
Building improvements	3 to 40 years
Leasehold improvements	Shorter of lease life or 10 years
Furniture and fixtures	10 years
Equipment	3 to 5 years
Software	3 to 5 years

Pursuant to SOP 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use,” computer software development incurred during the development stage of projects is capitalized. Costs incurred prior to reaching the development stage of projects and other research and development costs are expensed as incurred.

The Company capitalizes purchased software. Capitalized software costs included in Facilities, Equipment, and Software, Net on the Company’s Consolidated Balance Sheets are amortized on a straight-line basis over their estimated useful lives of up to five years.

Costs for maintenance and repairs are charged to expense as incurred, while major improvements that increase functionality of the asset are capitalized and depreciated ratably to expense over the identified useful life.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Intangible Assets

The Company initially records intangible assets at fair value and evaluates the useful life of each asset. Intangible assets with finite useful lives are amortized on a straight-line basis. Assets with indefinite useful lives are not amortized but are evaluated annually to confirm that events and circumstances continue to support an indefinite useful life. As of September 30, 2006 the Company had no intangible assets.

Impairment

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the recoverability of all long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of an asset, an impairment loss is recognized. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value calculated using the present value of estimated net future cash flows.

Volume and Support Agreements

Volume and support agreements are incentive agreements with members, merchants, and other business partners designed to build payments volume and increase product acceptance. The Company capitalizes certain incentive payments under volume and support agreements related to signing or renewing long-term contracts in instances where the Company receives a commitment from the member to generate a substantial portion of its credit and debit card payments volume on Visa branded products for an agreed upon period of time. Volume and support incentives are accrued based on management’s estimate of the members’ performance according to provisions in the related agreements. These accruals are routinely reviewed and estimates of performance are adjusted as appropriate. Capitalized costs and the Company’s estimated obligations under these agreements are amortized as a reduction of operating revenue or as part of Advertising, Marketing, and Promotion expense on either a straight-line or a sales-volume basis over the period of benefit.

The Company considers any contract where greater than 60 percent of payments are based on sales volume to be predominantly sales-based. Sales-based contracts with expected payments over $10 million are amortized based on estimated forecasted sales volume data. All other contracts with expected payments of $1 million or more are amortized on a straight-line basis. Contracts with expected payments of less than $1 million are accounted for in accordance with the Company’s prepaid and accrued liability accounting policies.

Accrued Litigation

The Company evaluates the likelihood of an unfavorable outcome of the legal or regulatory proceedings to which it is a party in accordance with SFAS No. 5, “Accounting for Contingencies.” These judgments are subjective based on the status of legal or regulatory proceedings, the merits of its defenses and consultation with in-house and external legal counsel. The actual outcomes of these proceedings may materially differ from the Company’s judgment.

Accrued litigation is accounted for using the present value of actual and estimable future payment obligations, discounted at the estimated rate of sources of credit that could be used to finance the payment of such obligations with similar terms. The current portion of accrued litigation represents the present value of payments to be made over the next year (Note 18).

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Revenue Recognition

The Company’s revenue is comprised principally of card service fees, data processing fees, international transaction fees, and other revenues. The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (SAB 104), and Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

Card service fees predominantly represent payments by members with respect to their card programs carrying marks of the Visa brand. Card service fees are based principally upon spending on Visa-branded cards for goods and services as reported on member quarterly operating certificates. Current quarter service fees are assessed and recognized ratably over the quarter using a calculation of pricing applied to prior quarter volumes.

Data processing fees represent user fees for authorization, clearing, settlement, transaction processing services and other maintenance and support services that facilitate transaction and information processing among the Company’s members globally, Visa International, Visa Canada, and Visa Europe Limited (Visa Europe). These fees are recognized as revenue in the same period the related transactions occur or services are rendered.

International transaction fees are assessed to members on foreign transactions of U.S.-based issuing banks and domestic transactions of foreign-based issuing banks in cross-border transactions. These fees are recognized as revenue in the same period the related transactions occur or services are rendered.

Other Revenues represent optional card enhancements, such as extended cardholder protection and concierge services, cardholder and merchant services, software development services, and other services provided to members, Visa International, Visa Canada, and Visa Europe. Software development services are provided through Inovant LLC on a time and materials basis primarily to Visa International, Visa Europe, and Visa Canada. Development services are recognized as revenue in the period services are rendered.

For certain programs, the Company records deferred revenue when cash is collected from members in advance and use of the funds is for designated program purposes. Revenue is recognized when funds are used for designated program purposes. Deferred revenue is included in Accrued Liabilities in the Company’s Consolidated Balance Sheets (Note 11).

Advertising Costs

In accordance with SOP 93-7, “Reporting on Advertising Costs,” the Company expenses the production costs of advertising as incurred. The cost of media advertising is expensed when the advertising takes place. Total advertising costs, included in Advertising, Marketing, and Promotion on the Consolidated Statements of Operations, were $343.4 million, $335.4 million, and $288.4 million in fiscal 2006, 2005, and 2004, respectively.

Operating Leases

The Company evaluates the impact of rent escalation clauses and lease incentives, including rent abatements and tenant improvement allowances included in its operating leases. Rent escalation clauses and lease incentives are considered in determining total rent expense to be recognized during the term of the lease, which begins on the date the Company takes control of the leased space. Rent expense related to lease agreements which contain escalation clauses are recorded on a straight-line basis. Renewal options are considered by evaluating the overall term of the lease.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Pension and postretirement plans

The Company accounts for its defined benefit pension and postretirement plans within the framework of in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers’ Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The plans are actuarially evaluated, which includes the use of several assumptions. Critical assumptions for qualified pension plans include the discount rate and the expected rate of return on plan assets (for qualified pension plans), which are important elements of expense and/or liability measurement. Other assumptions involve demographic factors such as retirement, mortality, turnover and the rate of compensation increases. The Company evaluates assumptions annually and modifies the assumptions as appropriate.

The Company uses a discount rate to determine the present value of its future benefit obligations. The discount rate is based on matching the duration of other corporate bond pools to the expected benefit payment stream.

To determine the expected long-term rate of return on pension plan assets, the Company considers the current and expected assets allocation, as well as historical and expected returns on each plan asset class. Any difference between actual and expected plan experience, including asset return experience in excess of the 10% corridor around the larger of assets or liabilities, is recognized in the net periodic pension calculation over the expected average employee future service, approximately 9 years. The gains and losses of certain smaller nonqualified pension plans are recognized immediately in the year in which they occur.

The Company immediately recognizes a net settlement loss for previously unrecognized losses when it makes substantial excess pension plan payments.

Recent Accounting Pronouncements

In November 2005, the Financial Accounting Standards Board (FASB) issued Staff Positions No. 115-1 and 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (FSP SFAS 115-1 and SFAS 124-1). FSP SFAS 115-1 and SFAS 124-1 address the determination of when an investment is considered impaired and whether impairment is temporary. These pronouncements provide a three- step process for determining and accounting for other-than-temporary impairment, as well as disclosure requirements for reporting unrealized losses. FSP SFAS 115-1 and SFAS 124-1 are effective for the first reporting period beginning after December 15, 2005. The Company adopted FSP SFAS 115-1 and SFAS 124-1 on October 1, 2005. Additional disclosures required under the pronouncements are included in Note 7. The adoption of FSP SFAS 115-1 and SFAS 124-1 did not have an impact to the Company’s results of operations and financial condition.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Note 3—Cumulative Effect of Change in Adoption of Accounting Principle

Investment in Visa International

During 2005, the Company adopted Emerging Issues Task Force No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock” (EITF 02-14). EITF 02-14 provides guidance related to investments where the investor has the ability to exercise significant influence over operating and financial policies of the investee and where the investment conveys rights and privileges substantially similar to common stock. EITF 02-14 defines criteria for evaluating whether an investment is “in-substance” common stock. Investments meeting these criteria are accounted for under the equity method if significant influence is deemed to exist.

Visa U.S.A.’s influence over Visa International is demonstrated by its representation on Visa International’s Board of Directors, significant related party transactions, and technological interdependence. Dividend and dissolution rights are based upon cumulative volume-based service fees paid by members to Visa International since inception, as a percentage of total volume-based service fees received. Therefore, the percentage of equity ownership fluctuates over time.

In accordance with the provisions of EITF 02-14, the Company recorded the cumulative effect of its equity in earnings of Visa International on prior years through fiscal 2004 of $95.7 million (net of taxes of $54.1 million) in income during fiscal 2005. The amount recorded represents a 33 percent share in Visa International accumulated equity in fiscal 2004. The effect of the change in fiscal 2005 was to increase Income Before Cumulative Effect of Change in Accounting Principle by $9.5 million and Net Income by $105.2 million. These equity estimates are based on a conservative interpretation of “volume-based” service fees. Pro forma amounts on the Consolidated Statements of Operations reflect the impact on prior year results as if the accounting change had been in effect during the periods presented.

Summarized consolidated financial information for Visa International was as follows:

	As of September 30
	2006	2005
	(in thousands)
Current Assets	$1,705,691	$1,468,835
Facilities and equipment, net	162,617	173,179
Other assets	144,231	125,942

Total assets	$2,012,539	$1,767,956

Current Liabilities	$1,315,511	$1,148,174
Long-term debt and other liabilities	90,748	84,336
Equity	606,280	535,446

Total liabilities and equity	$2,012,539	$1,767,956

	For the Years Ended September 30
	2006	2005
	(in thousands)
Total operating revenues	$1,262,555	$1,147,430
Total operating expenses	1,242,109	1,045,829
Non-operating income, net	78,511	40,469
Provision for income taxes	29,202	58,869

Net income	$69,755	$83,201

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Volume and Support Agreements

During 2004, the Company changed its method of amortizing volume and support agreements with payment terms that are predominantly based on sales volumes. The Company considers any contract over $10 million where greater than 60 percent of the payments are based on payments volume to be predominantly payments volume-based.

For these contracts, the Company has adopted an amortization methodology based on forecasted payments volume and eliminated the straight-line method. This new method of accounting was adopted to more accurately attribute contract acquisition costs to the related payments volume-based revenue.

The Company accounted for the change in the basis of amortization as a change in accounting principle. The cumulative effect of the change on prior years through fiscal 2003 was $6.2 million (net of taxes of $4.5 million) and is included in income in fiscal 2004. The effect of the change in fiscal 2004 was to increase Income Before Cumulative Effect of Change in Accounting Principle by $11.8 million and Net Income by $5.5 million. Pro forma amounts on the Consolidated Statements of Operations reflect the impact on prior year results as if the change in basis of amortization had been in effect during the periods presented.

The Company also changed the period of amortization for all volume and support agreements to contract term. Previously, contracts were amortized over the shorter of contract term or estimated life of the underlying card. Based on historical experience, contract term better reflects the useful life of volume and support agreements. The Company accounted for this change as a change in accounting estimate. The result of this change in accounting estimate was an increase in net income in fiscal 2004 of $7.4 million.

Note 4—Inovant, Inc. and Inovant LLC

On September 30, 2005, Inovant, Inc. sold a 10 percent interest in Inovant LLC to Visa Europe and a 6 percent interest to Visa International and its Central and Eastern Europe, Middle East, and Africa (CEMEA) region at a price equivalent to the founders’ cost, which was below the book value of underlying equity in fiscal 2005. Inovant, Inc.’s ownership interest in Inovant LLC, previously 85 percent, was reduced to 69 percent.

Inovant LLC net equity at the time of sale of these minority interests was $97.8 million; the carrying value of the 16 percent minority interest sold was $15.6 million. Cash contributions by new minority owners totaled $2.4 million. Cash contributions were set below book value to compensate new minority owners and settle a dispute with them concerning the earnings of and distributions from Inovant LLC since January 1, 2003. In consideration of their mutual release from claims with respect to these matters, Visa U.S.A. also made payments totaling $3.9 million to Visa Europe and Visa International. These payments and the difference of $13.2 million between cash contributions and the book value of minority interests sold were reflected in Litigation Provision on the Company’s Consolidated Statements of Operations in fiscal 2005.

Note 5—Visa International, Visa Canada, Visa Europe

Visa International, Visa Canada, and Visa Europe are all separately incorporated entities. The Company pays expenses to Visa International and earns revenues from Visa International, Visa Canada, and Visa Europe.

Visa U.S.A. Inc. has the rights to various designs and marks by virtue of its membership in Visa International. Visa International is a membership corporation, which administers a worldwide payment system through various card products, automated teller machines, point-of-sale devices, and travelers checks, which are identified by the Visa Brand Mark, Visa Point-of-Sale Graphic, or familiar three-band Visa Flag, and various other designs and marks.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company pays fees to Visa International, based on retail sales volume, exclusive of online PIN-based debit, for services primarily related to global brand management, global product enhancements, and global electronic payment systems. Voting rights in Visa International are based on annual payment service volume. Dividend and dissolution rights are based on cumulative service fees paid to Visa International. Visa U.S.A. members accounted for approximately 35.5 percent, 35.9 percent, and 37.9 percent of Visa International’s annual volume during fiscal 2006, 2005, and 2004, respectively. Under current Visa International bylaws, no more than eight directors from the Visa U.S.A. membership can be elected or appointed to the current twenty-three-member Visa International Board of Directors. Amendment of the Visa International bylaws relating to allocation of directors requires an affirmative vote of at least 90 percent of the total membership of the Board of Directors.

A summary of the major expenses paid to Visa International is as follows:

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Visa International fees	$159,264	$168,455	$196,297
Network and EDP services	2,645	2,392	2,246

Total	$161,909	$170,847	$198,543

Visa U.S.A. Inc. operates a proprietary network, VisaNet, that links issuers and acquirers for transaction processing services. Processing services are provided through Visa’s majority-owned subsidiary, Inovant LLC. The Company provides processing and development services and various license and usage rights to Visa International, Visa Canada, and Visa Europe, in accordance with service agreements with these entities. A summary of Data Processing Fees and Other Revenues received from Visa International, Visa Canada, and Visa Europe is as follows:

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Visa International	$215,307	$203,495	$255,289
Visa Canada	19,104	18,596	18,563
Visa Europe	64,738	58,127	9,914

Total	$299,149	$280,218	$283,766

The net balances for related party services due to the Company, presented below, are recorded in Accounts Receivable and Prepaid and Other Current Assets in the Company’s Consolidated Balance Sheets.

	As of September 30
	2006	2005
	(in thousands)
Visa International	$30,969	$28,711
Visa Canada	$1,718	$1,484
Visa Europe	$4,985	$4,701

As of September 30, 2006 and 2005, the Company had receivables of $20.0 million and $16.4 million, respectively, from Visa International related to income taxes. This balance is included in Other Assets in the Consolidated Balance Sheets.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company has an uncommitted credit facility with Visa International whereby the Company or Visa International may provide each other short-term financing with a maximum term of five business days. Neither the Company nor Visa International has the obligation to lend to or to borrow from the other company. There were no outstanding balances as of September 30, 2006 or September 30, 2005 under this arrangement.

Note 6—Prepaid and Other Current Assets

Prepaid and Other Current Assets is comprised of the following:

	As of September 30
	2006	2005
	(in thousands)
Member collateral	$51,042	$50,248
Prepaid customer support	23,593	—
Non-trade receivables	19,849	19,436
Prepaid maintenance	18,042	9,862
Interest receivable	14,131	8,850
Prepaid other	7,482	5,495
Restricted time deposits	4,805	5,562
Prepaid pension	4,081	38,104
Other	1,874	737

Total	$144,899	$138,294

Note 7—Investments

Available-for-sale investment securities, which are recorded at fair value, consist of marketable debt securities issued by government-sponsored entities, tax-exempt municipal bonds, and mutual fund investments in equity securities. The amortized cost, unrealized gains and losses, and fair value of available-for-sale securities are as follows:

	As of September 30, 2006
	Available-for-Sale
	Amortized Cost	Gross Gains	Unrealized Losses	Fair Value
	(in thousands)
Government-sponsored entities	$897,648	$170	$2,519	$895,299
Tax-exempt municipal bonds	248,799	570	402	248,967
Equity securities	29,906	2,125	556	31,475

Total	$1,176,353	$2,865	$3,477	$1,175,741

	As of September 30, 2005
	(in thousands)
Government-sponsored entities	$756,512	$—	$6,314	$750,198
Tax-exempt municipal bonds	217,533	218	426	217,325
Equity securities	30,631	2,274	408	32,497

Total	$1,004,676	$2,492	$7,148	$1,000,020

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The contractual maturity of available-for-sale debt securities regardless of their balance sheet classification is as follows:

	As of September 30, 2006
	Amortized Cost	Fair Value
	(in thousands)
Due within one year	$629,801	$628,976
Due in one to five years	516,646	515,290

Total	$1,146,447	$1,144,266

Investments with a fair market value less than cost as of September 30, 2006 are as follows:

	12 Months or Less		Greater Than 12 Months		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(in thousands)
Government-sponsored entities	$278,099	$667	$344,248	$1,852	$622,347	$2,519
Tax-exempt municipal bonds	64,782	199	36,681	203	101,463	402
Equity securities	5,628	144	1,969	412	7,597	556

Total	$348,509	$1,010	$382,898	$2,467	$731,407	$3,477

The unrealized losses on investments in government-sponsored entities and tax-exempt municipal bonds are caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the par value of the initial issuance of the securities. As of September 30, 2006, a total of 89 investments in government-sponsored entities and tax-exempt municipal bonds are in an unrealized loss position. Because management has the ability and intent to hold these investments until a recovery of fair value, which may be to maturity, the Company does not consider these investments to be other-than-temporarily impaired as of September 30, 2006.

Equity securities primarily consist of mutual fund investments related to various employee compensation plans. For these plans, employees bear the risk of market fluctuations. Losses experienced on these equity investments are offset by reductions in personnel expense. Unrealized losses on equity securities were caused by changes in market conditions. As of September 30, 2006, a total of 8 fund investments are in an unrealized loss position. The Company has not identified any events or changes in circumstances that may have had a significant adverse effect on the fair value of investments in equity securities. Based on an evaluation of the near-term prospects of these investments and management’s ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other-than-temporarily impaired as of September 30, 2006.

Note 8—Investments in Joint Ventures

Real Estate Joint Ventures

The Company and Visa International invest in joint ventures that own, lease, develop, and operate all facilities and properties used jointly by Visa U.S.A. and Visa International.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The following represents Visa U.S.A.’s investments in the joint ventures, and is included in Other Assets on the Company’s Consolidated Balance Sheets:

	Ownership Percentage	As of September 30
		2006	2005
		(in thousands)
Visa Resources	50.0%	$2,162	$2,016
Visa Land Development I, L.P.	49.5%	10,673	10,012
Visa Land Development II, L.P.	49.5%	8,652	9,381
Visa Land Management Inc.	50.0%	367	352
Visa Land Management II, Inc.	50.0%	165	156

Total		$22,019	$21,917

Visa Resources, a California General Partnership, manages and invests in or leases premises and equipment used jointly by its general partners, Visa U.S.A. and Visa International. Visa Land Management Inc. and Visa Land Management II, Inc. manage the interests of Visa Land Development I, L.P. (VLD I) and Visa Land Development II, L.P. (VLD II), respectively, in owned real estate.

Summarized combined financial information for the joint ventures was as follows:

	As of September 30
	2006	2005
	(in thousands)
Current assets	$14,422	$14,419
Premises and equipment, net	84,055	86,468
Other assets	1,176	1,093

Total assets	$99,653	$101,980

Current liabilities	$6,616	$5,632
Other liabilities	1,679	1,519
Debt	46,930	50,605
Equity	44,428	44,224

Total liabilities and equity	$99,653	$101,980

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Total revenues	$81,912	$84,327	$86,800
Total expenses	81,654	84,139	86,605

Net Income	$258	$188	$195

In September 1994 and 1995, VLD I and VLD II entered into Note Purchase Agreements. Outstanding notes for VLD I and VLD II have an interest rate of 8.28 percent and 7.83 percent, and mature in September 2014 and 2015, respectively. Debt issuance and other costs totaling $3.0 million are being amortized on a straight-line basis over the life of the notes, which approximates amortization under the effective interest method. Interest

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

expense on the outstanding notes in fiscal 2006, 2005, and 2004 was $4.1 million, $4.4 million, and $4.6 million, respectively. The future principal debt payments for these notes are listed below.

For the Years Ending September 30	(in thousands)
2007	$4,070
2008	4,410
2009	4,779
2010	5,178
2011	5,611
Thereafter	23,586

Total	47,634
Less: unamortized debt issuance and other costs	(704)
Total debt	$46,930

Visa Resources charges the combined costs of facilities and equipment to the Company and Visa International based primarily upon the percentage of the total square footage occupied by each entity in the shared premises. In fiscal 2006, 2005, and 2004, the Company was allocated 83 percent, 81 percent, and 80 percent of these expenses, respectively.

As of September 30, 2006, combined total future minimum lease payments under non-cancelable operating leases with original terms of more than one year are listed below.

For the Years Ending September 30	(in thousands)
2007	$3,442
2008	2,082
2009	2,071
2010	2,083
2011	2,120
Thereafter	177

Total lease commitments	$11,975

Vital Processing Services L.L.C.

In 1996, Merchant Processing Holdings, Inc. (MPH) entered into a joint venture with Total System Services, Inc. (TSYS) to form Vital Processing Services L.L.C. (Vital) in exchange for capital contributions of $4.0 million and software with a book value of $3.5 million. In January 2005, Visa U.S.A. and MPH entered into an agreement with TSYS to sell the Company’s 50 percent equity interest in Vital for a price of $95.0 million. The transaction closed on March 1, 2005. MPH’s 50 percent equity interest was zero in fiscal 2006 and 2005, respectively.

The $42.0 million difference between the sale price and the Company’s equity interest in Vital at the time of sale of $53.0 million was recognized as a gain and is included in Investment Income, Net in the Company’s Consolidated Statements of Operations.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Note 9—Facilities, Equipment, and Software, Net

Facilities, Equipment, and Software, Net consisted of the following:

	As of September 30
	2006	2005
	(in thousands)
Land, buildings, and improvements	$88,358	$86,073
Furniture, fixtures, and leasehold improvements	42,511	41,600
Computer and other equipment	362,093	495,307
Software
Internally-developed	96,920	86,739
Purchased	101,757	148,953
Construction-in-progress	20,375	36,739

Total facilities, equipment, and software	712,014	895,411
Less: accumulated depreciation and amortization	431,115	575,203

Facilities, equipment, and software, net	$280,899	$320,208

In fiscal 2006, the Company terminated a software development project designed to develop an exception management solution for debit processing that would replace its legacy Transaction Exception System. The Company consolidated all exception management solutions under its Visa Resolve OnLine platform, a web-based transaction dispute management program. This decision eliminated the need for a separate platform for debit exception processing. As a result, the Company recognized an impairment charge of $3.5 million in May 2006 for work completed to date. At the time of this decision, the asset was still in development and included in construction-in-progress. The impairment charge is reflected in Network, EDP, and Communications and Professional and Consulting Fees on the Company’s Consolidated Statements of Operations in fiscal 2006.

The Company entered into various equipment capital leases during 2005. The total amount capitalized was $11.1 million as of September 30, 2005. Accumulated depreciation as of September 30, 2006 and 2005 was $3.5 million and $0.6 million, respectively. The Company’s future obligations related to these capital leases are discussed in Note 17.

In 2005, the Company identified certain components of its legacy Visa access point technology where future use of the components was unlikely due to anticipated routine upgrades of access point technology. As a result, the Company recognized a full impairment of $0.7 million for these components in Network, EDP, and Communications on the Consolidated Statements of Operations in fiscal 2005.

In 2005, the Company also identified data storage equipment that became obsolete due to adoption of a more cost-effective alternative to store this data. The Company does not have an alternative use for the equipment. As a result, the Company recognized a full impairment of $0.6 million in Network, EDP, and Communications on the Consolidated Statements of Operations in fiscal 2005.

In 2003, the Company deployed Smart Rewards Platform (SRP) Software and related development costs were capitalized. In March 2004, as a result of a merchant decision to discontinue the Smart Rewards program and a shift in the Company’s strategy with respect to chip-based products, the Company recognized a full

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

impairment of $5.0 million of the SRP asset and other software licenses purchased as part of SRP development to Administrative and Other Expense. Related amortization charged to Network, EDP, and Communications in the Consolidated Statements of Operations was $0.6 million in fiscal 2004.

Depreciation and amortization expense for facilities, equipment, and software totaled $123.4 million, $118.5 million, and $98.3 million in fiscal 2006, 2005, and 2004, respectively. Included in those amounts are amortization expense on internally developed software of $20.1 million, $22.4 million, and $16.6 million in fiscal 2006, 2005, and 2004, respectively.

Future amortization of internally developed software is shown on the following table:

For the Years Ending September 30	(in thousands)
2007	$15,176
2008	11,615
2009	7,039
2010	2,358
2011	912

Total	$37,100

Note 10—Intangible Assets

On January 31, 2003 the Company entered into an exclusive ten-year licensing agreement with a member. The agreement granted Visa patent and know-how rights, which allowed the Company to market and distribute Mini Cards within the United States. The license granted was sub-licensable.

In June 2006 the Company assessed a low probability of future incremental cash flows from the Mini Card, given the Company’s strategic focus on developing next-generation payment platforms and services, and minimal Mini Card issuance by Visa members. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of an asset, an impairment loss is recognized. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value calculated using the present value of estimated net future cash flows.

As a result, the Company recognized an impairment charge of $13.2 million in June 2006 for the net carrying value of the asset. The expense is reflected in Administrative and Other on the Company’s Consolidated Statements of Operations. Related amortization, also included in Administrative and Other, was $1.5 million, $2.0 million, and $2.0 million in fiscal 2006, 2005, and 2004, respectively.

As of September 30, 2006 the Company has no intangible assets (other than capitalized software) on its Consolidated Balance Sheets. As of September 30, 2005, the carrying value of the license was $14.7 million, net of accumulated amortization of $5.3 million.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Note 11—Accrued Liabilities

Accrued Liabilities is comprised of the following:

	As of September 30
	2006	2005
	(in thousands)
Accrued operating expenses	$154,096	$87,676
Restricted issuer liability	100,414	230,300
Member collateral	51,042	50,248
Deferred revenues	50,780	6,626
Accrued discounts	36,105	27,149
Accrued taxes	9,576	46,328
Accrued other	4,802	4,826

Total	$406,815	$453,153

Note 12—Restricted Assets and Liabilities

Member Collateral

Under the corporate bylaws, Visa indemnifies issuing and acquiring members for settlement losses suffered by reason of the failure of any other member to honor drafts processed in accordance with the Operating Regulations. To reduce this risk, the Company obtains collateral from members, as needed, in order to ensure a member’s performance of its settlement obligations. This collateral is generally in the form of cash equivalents, securities, and letters of credit. The Company held collateral as follows:

	As of September 30
	2006	2005
	(in thousands)
Cash equivalents	$51,042	$50,224
Pledged securities at market	118,020	107,608
Letters of credit	92	165

The Cash Equivalents are reflected in Current Assets and Current Liabilities on the Company’s Consolidated Balance Sheets as they are held in escrow in the Company’s name. The Securities and Letters of Credit are held by third parties in trust for the Company and the members, and have been excluded from the Company’s Consolidated Balance Sheets.

Utilities Card Acceptance Program

In April 2005, the Company introduced a program that supports card product usage for selected utilities that meet certain acceptance standards. The program is funded by debit issuers at the time of settlement, to support efforts on their behalf to secure utility merchant acceptance and promote debit products usage. Under current program rules, unused funds, if any, would be returned to debit issuers at the conclusion of the program. The balance for the program was $2.3 million and $0.2 million as of September 30, 2006 and 2005, respectively, and is reflected in Cash and Cash Equivalents, Investment Securities, and Accrued Liabilities on the Company’s Consolidated Balance Sheets.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

In August 2006, the Company announced its intention to end the Utilities Card Acceptance Program in April 2007. Under current program rules, unused funds from the program, if any, will be returned to issuers by September 30, 2007.

Visa Check Card Acceptance Program

In January 2004, the Company introduced a program that supports Visa Check card usage and other business arrangements for selected merchants that meet certain acceptance standards. The program is funded by Visa Check card issuers at the time of settlement, to support efforts on their behalf to secure merchant acceptance and promote card usage. Under current program rules, unused funds, if any, would be returned to issuers at the conclusion of the program.

The balance for the program was $74.5 million and $230.1 million as of September 30, 2006 and 2005, respectively, and is reflected in Cash and Cash Equivalents, Investment Securities, and Accrued Liabilities on the Company’s Consolidated Balance Sheets.

In August 2006, the Company announced its intention to end the Visa Check Card Acceptance Program in April 2007. Under current program rules, unused funds from the program, if any, will be returned to issuers by September 30, 2007.

Cash Collateral for Standby Letter of Credit

In May 2004, the Company obtained an irrevocable standby letter of credit (Letter of Credit). The fully collateralized Letter of Credit was established as required by the First Amendment and Waiver to the Company’s Note Purchase Agreements for the benefit of the holders of the Company’s Series A and Series B Notes. During March 2006, certain financial covenant requirements under the First Amendment and Waiver to the Note Purchase Agreements were met. As a result, the Company is no longer obligated to retain a letter of credit. Cash collateral of $0.0 million and $37.6 million were restricted as part of this standby letter of credit and included in Cash and Cash Equivalents on the Company’s Consolidated Balance Sheets as of September 30, 2006 and 2005, respectively.

Note 13—Pension, Postretirement, and Other Benefits

The Company participates in noncontributory defined benefit pension plans, which provide for retirement benefits for Visa U.S.A. Inc. and Visa International employees residing in the United States. The benefits are based on years of service, age, and the employee’s final three years of earnings, and for employees hired after September 30, 2002, the employee’s final five years of earnings. Pension plan expense is accrued as actuarially determined under the Projected Unit Credit Method. The funding policy is to contribute annually no less than the minimum and no more than the maximum amount that can be deducted for federal income tax purposes. The pension plan assets are invested in pooled and mutual funds and separate accounts.

During 2004, the pension plan was amended to limit the maximum leave period that may be taken into account for pension benefit purposes to twenty-four months in aggregate. This amendment did not have a material impact on the Company’s pension liability.

As of September 30, 2006 and 2005, pension obligations were settled totaling $5.3 million and $11.4 million, respectively. In connection with pension obligation settlements, the plan recognized previously

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

unrecognized net losses on supplemental pension plan assets of $3.1 million, $12.5 million, and $37.5 million in fiscal 2006, 2005, and 2004, respectively. Visa U.S.A.’s share of pension plan settlement losses was $1.8 million, $8.9 million, and $25.5 million in fiscal 2006, 2005, and 2004, respectively. The net settlement losses on plan assets are recorded in Personnel expense in the Company’s Consolidated Statements of Operations.

The Company also participates in a postretirement benefit plan that provides medical benefits for Visa U.S.A. Inc. and Visa International retirees and dependents who meet minimum age and service requirements. Benefits are provided from retirement date until age sixty-five. Retirees must contribute on a monthly basis for the same coverage that is generally available to active employees and their dependents. The Company’s contributions are funded on a current basis.

The following tables provide an aggregate reconciliation of the benefit obligations, plan assets, funded status, and amounts recognized in Visa U.S.A. Inc., and Visa International’s collective financial statements related to the regular retirement plan and the supplemental retirement plan (which primarily covers key executives), and those of the postretirement plan.

	Pension Benefits		Postretirement Benefits
	Measurement Date June 30
	2006	2005	2006	2005
	(in thousands)
Change in Projected Benefit Obligation/Accumulated Plan Benefit Obligation:
Benefit obligation—beginning of year	$714,968	$601,160	$67,125	$58,067
Service cost	74,025	62,369	6,755	6,027
Interest cost	41,164	40,902	3,621	3,919
Plan amendments	—	—	—	—
Actuarial loss	(93,901)	80,216	(480)	1,948
Settlements	2,124	6,853	—	—
Benefit payments	(77,958)	(76,532)	(2,938)	(2,836)

Benefit obligation—end of year	$660,422	$714,968	$74,083	$67,125

Accumulated pension benefit obligation	$487,939	$451,135	$—	$—

Change in Plan Assets:
Fair value of plan assets—beginning of year	$493,538	$416,138	$—	$—
Actual return on plan assets	39,257	27,968	—	—
Company contribution	59,561	125,964	2,938	2,836
Benefit payments	(77,958)	(76,532)	(2,938)	(2,836)

Fair value of plan assets—end of year	$514,398	$493,538	$—	$—

Funded Status:
Funded status—September 30	$(146,024)	$(221,430)	$(74,083)	$(67,125)
Unrecognized prior service cost	7,363	8,374	(16,321)	(20,980)
Unrecognized actuarial loss	141,661	257,217	25,203	27,688
Contribution between measurement date and year end	461	4,771	932	735

Prepaid (accrued) benefit cost	$3,461	$48,932	$(64,269)	$(59,682)
Visa U.S.A. share of prepaid (accrued) benefit cost	$4,181	$38,104	$(50,825)	$(46,656)

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Net periodic pension and other postretirement plan cost included the following components:

	Pension Benefits			Postretirement Benefits
	For the Years Ended September 30
	2006	2005	2004	2006	2005	2004
	(in thousands)
Service cost	$74,025	$62,369	$62,057	$6,755	$6,027	$5,759
Interest cost	41,164	40,902	35,937	3,621	3,919	3,249
Expected return on assets	(36,133)	(30,539)	(25,086)	—	—	—
Amortization of:
Prior service cost	1,011	1,011	1,011	(4,659)	(4,659)	(4,659)
Actuarial loss	17,317	11,197	12,879	1,804	1,851	1,878

Net periodic pension cost	$97,384	$84,940	$86,798	$7,521	$7,138	$6,227
Settlement charge	3,108	12,490	37,502	—	—	—

Total net benefit cost	$100,492	$97,430	$124,300	$7,521	$7,138	$6,227

Visa U.S.A. share of net periodic pension cost	$75,431	$64,673	$66,275	$6,154	$5,749	$5,032
Visa U.S.A. share of settlement charge	$1,778	$8,944	$25,467	$—	$—	$—

Assumptions used in the accounting for the plans on a weighted-average basis were as follows:

	Measurement Date June 30
	2006	2005	2004
Discount rate for benefit obligation
Pension	6.23%	5.30%	6.25%
Postretirement	6.16%	5.00%	6.25%
Net periodic benefit cost
Pension	5.30%	6.25%	6.00%
Postretirement	5.00%	6.25%	6.00%
Expected long-term rate of return on plan assets	7.50%	7.50%	7.50%
Rate of increase in compensation levels for:
Benefit obligation	5.50%	5.50%	5.50%
Net periodic benefit cost	5.50%	5.50%	5.50%

Two of the principal components of the net periodic pension calculation are the discount rate on future liabilities and the expected long-term rate of return on plan assets.

The Company uses a “bond duration matching” methodology to calculate the discount rate. Under this approach, the discount rate is determined by projecting the plans’ expected future benefit payments, as defined for the projected benefit obligations, and by discounting those expected payments using an average of yield curves constructed based on a large population of high-quality corporate bonds. The resulting discount rate reflects the matching of plan liability cash flows to the yield curves.

The expected long-term rate of return on plan assets is primarily based on the long-term historical risk and returns associated with each asset class within the portfolio. The expected return is weighted based on the targeted allocation and results in a return rate of 7.5 percent. The use of an expected long-term rate of return on plan assets may result in pension income returns that are greater or less than the actual returns on plan assets in any given year.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The expected long-term rate of return is intended to approximate the actual long-term rate of return over time. The Company generally holds the expected long-term rate of return constant so the pattern of income and expense recognition more closely matches the more stable pattern of services provided by employees over the life of the Company’s pension obligation. To determine if the expected rate of return is reasonable, the Company considers such factors as:

•	The actual return earned on plan assets,

•	Historical rates of return on the various asset classes in the plan portfolio,

•	Projections of returns on various asset classes, and

•	Current and prospective capital market conditions and economic forecasts.

Any difference between actual and expected plan experience including asset return experience in excess of a 10 percent corridor around the larger of assets or liabilities is recognized in the net periodic pension calculation over the expected average future working lifetime of the current employees, which is currently 8.6 years.

Company contributions under the pension plans included $59.6 million and $126.0 million paid from employer assets in fiscal 2006 and 2005, respectively. Employer contributions under the postretirement plan include $2.9 million and $2.8 million paid from employer assets in fiscal 2006 and 2005, respectively.

The pension plan’s weighted-average asset allocations as of September 30, 2006 and 2005 by asset category were as follows:

	Target Allocation	Permissible Range		Actual Allocation
Asset Class		Minimum	Maximum	2006	2005
Equity Securities	65%	50%	80%	68%	68%
Fixed Income	30%	25%	35%	30%	30%
Other	5%	0%	7%	2%	2%

Total	100%			100%	100%

Plan assets are managed with a long-term perspective to ensure that there is an adequate level of assets to support benefit payments to participants over the life of the pension plan. Plan assets are managed by external investment managers. Investment manager performance is measured against benchmarks for each asset class on a quarterly basis. An independent consultant assists management with investment manager selections and performance evaluations. Plan assets are broadly diversified to minimize the risk of loss. The other category includes cash that is available to meet expected benefit payments and expenses.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Expected Cash Flows

Information about the expected cash flows for the pension and postretirement benefit plans follows:

	Pension Benefits	Visa U.S.A.’s Portion	Postretirement Benefits	Visa U.S.A.’s Portion
	(in thousands)
Expected employer contributions
2007	$51,000	$40,300	$3,700	$2,600
Expected benefit payments
2007	$55,800	$43,400	$3,700	$2,600
2008	62,800	50,200	4,600	3,300
2009	71,000	55,700	5,500	4,100
2010	76,400	61,400	6,500	4,900
2011	83,800	67,800	7,300	5,700
2012–2016	488,400	391,800	47,700	38,400

Expected contributions include pension benefits of $51.0 million and other postretirement benefits of $3.7 million expected to be paid from employer assets in fiscal 2007.

The assumed annual rate of future increases in per capita cost of health benefits for the postretirement plan was 7 percent in fiscal 2006. The rate is then assumed to decrease 1 percent for 1 year, reaching 6 percent in fiscal 2007. These trend rates reflect management’s expectations of future rates. Increasing the healthcare cost trend by 1 percent would increase the postretirement accumulated plan benefit obligation by $1.1 million and service and interest cost by $0.4 million. Decreasing the healthcare cost trend by 1 percent would decrease the postretirement accumulated plan benefit obligation by $1.0 million and the service and interest cost by $0.3 million.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” which amends SFAS 87 and SFAS 106.

The Company participates in a defined contribution plan, which covers substantially all of its employees and Visa International employees residing in the United States. Personnel costs included $24.1 million, $22.9 million, and $26.1 million in fiscal 2006, 2005, and 2004, respectively, for expenses attributable to the Company’s employees under the plan. The Company’s contributions to this plan are funded on a current basis and the related expenses are recognized in the period that the payroll expenses are incurred.

During fiscal 2004, the Company made amendments to its defined contribution plan. The Company reduced employer contributions while increasing the maximum covered pay-percentage of employee contributions. The Company eliminated the minimum service requirement for participation in the plan and accelerated the vesting period. Finally, the Company eliminated the credited service requirement for rehires. The impact of these changes is expected to reduce personnel costs in future periods.

The Company has employee incentive plans under which cash awards may be made annually based on performance results. Personnel costs included $106.1 million, $93.5 million, and $94.1 million in fiscal 2006, 2005, and 2004, respectively, for expenses attributable to the incentive plans.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Note 14—Debt

The Company held debt as follows:

	As of September 30
	2006	2005
	(in thousands)
4.64% Senior secured notes—Series A principal and interest payments payable quarterly, due 12/2007	$33,000	$59,400
5.60% Senior secured notes—Series B principal and interest payments payable quarterly, due 12/2012	42,500	49,300
Unamortized debt issuance costs	(1,881)	(2,742)

Total debt	$73,619	$105,958

In December 2002, the Company issued $200 million in Senior Secured Notes with maturity dates of five and ten years. The notes are collateralized by the Company’s Colorado facility, which consists of two data centers and an office building, in addition to processing assets and developed software. These assets are included in Facilities, Equipment, and Software, Net and have net carrying values of $147.7 million and $172.8 million, respectively, as of September 30, 2006 and 2005.

In May 2004, the Company executed the First Amendment and Waiver to the Note Purchase Agreement (First Amendment) associated with these Senior Secured Notes. Under terms of the amendment, interest rates increased and a letter of credit was added to existing collateral. Interest rates increased from 4.64 to 5.39 percent on Series A Notes and from 5.60 to 6.35 percent on Series B Notes.

During the second quarter of fiscal 2006, certain financial covenant requirements under the First Amendment were met. As a result, as of April 1, 2006 the interest rates on these Notes decreased from 5.39 percent to 4.64 percent on Series A Notes and from 6.35 percent to 5.60 percent on Series B Notes. In addition, the Company is no longer obligated to retain a letter of credit required under the First Amendment (Note 12). Certain other financial covenant requirements associated with net income, liquidity, and sales are also no longer required. At September 30, 2006, the company was in compliance with financial covenants included in the original notes including maintenance of minimum total accumulated net revenues of $300 million and certain leverage and fixed charge coverage ratios.

Annual maturities on debt are as follows:

For the Years Ending September 30	(in thousands)
2007	$33,200
2008	13,400
2009	6,800
2010	6,800
2011	6,800
Thereafter	8,500

Total debt	$75,500

The fair value of the Company’s debt is estimated based on the quoted market prices for similar issues. The estimated fair value of the Company’s debt as of September 30, 2006 and 2005 was $73.7 million and $107.9

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

million, respectively, which differs from the carrying amounts of $75.5 million and $108.7 million, respectively, included in the Company’s Consolidated Balance Sheets.

Note 15—Investment Income, Net

Investment Income, Net is comprised of the following:

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Interest and dividend income on investment securities	$66,857	$31,306	$13,174
Realized gain on investment securities	1,473	7,732	750
Gain on sale of joint venture	—	41,968	—

Investment income, net	$68,330	$81,006	$13,924

Note 16—Income Taxes

The Company’s income tax expense consisted of the following:

	For the Years Ended September 30
	2006	2005	2004
	(in thousands)
Current:
U.S. federal	$234,895	$161,761	$41,690
State and local	(15,187)	(60,295)	22,608

Total current taxes	$219,708	$101,466	$64,298

Deferred:
U.S. federal	33,750	(11,079)	66,422
State and local	(2,120)	92,909	1,838

Total deferred taxes	31,630	81,830	68,260

Total income tax expense	$251,338	$183,296	$132,558

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company’s net deferred tax asset was related to the following temporary differences:

	As of September 30
	2006	2005
	(in thousands)
Deferred Tax Asset:
Compensation and benefits	$23,713	$23,009
Investments in debt & equity securities (SFAS 115)	620	2,104
Investments in joint ventures	29,700	34,376
Litigation settlement	369,590	442,944
Research and development	—	6,105
Non-member programs	14,992	16,909
Member programs	18,172	—
Other	20,795	7,487

Gross deferred tax asset	477,582	532,934
Deferred tax asset valuation allowance	—	(6,105)

Deferred tax asset	477,582	526,829

Deferred Tax Liability:
Facilities and equipment	(14,098)	(24,642)
Investment in Visa International	(68,901)	(63,475)
Member programs	—	(9,394)
State tax	(7,313)	(6,590)
Other	(66)	(2,410)

Deferred tax liability	(90,378)	(106,511)

Net deferred tax asset	$387,204	$420,318

The Company purchased the stock of Inovant, Inc. on January 1, 2003. The fiscal 2006 and 2005 deferred tax assets and liabilities reflect the addition of deferred tax assets and liabilities from Inovant, Inc. A valuation allowance had previously been established for the state research and development credit carry-forwards acquired as part of the Inovant, Inc. transaction since the Company believed it more likely than not that those credits would not be realized. Based upon audit results related to research and development at the Federal level which impacted these credits, a corresponding adjustment has been made to the deferred tax asset and the associated valuation allowance on these underlying credits as of September 30, 2005. In fiscal 2006, it was determined that it was not probable that the position that gave rise to the deferred tax asset relating to a state filing methodology would be sustainable. Accordingly, both the underlying deferred tax assets and the accompanying valuation allowance were reversed.

In fiscal 2005, the Company conducted a series of vendor audits and recorded adjustments to current and prior years. As a result of these vendor adjustments, a deferred tax liability of $2.3 million was recorded related to prior years.

In fiscal 2006, the Company performed a historical analysis of its deferred tax assets and liabilities. As a result of this analysis, adjustments were made to deferred tax assets and liabilities. The net effect of the adjustments is approximately $3.3 million, which is primarily attributable to fixed asset adjustments related to years prior to fiscal 2002.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company’s gross deferred tax asset is appropriately stated at a level which the Company believes is more likely than not to be realized in the future, primarily from the generation of future taxable income based on levels of past taxable income.

Income tax expense (benefit) on net unrealized gains and losses on investment securities is recorded as a component of accumulated other comprehensive income and was $1.5 million, ($3.2) million, and ($0.1) million in fiscal 2006, 2005, and 2004, respectively.

The Company recorded a cumulative effect of change in accounting principle related to its investment in Visa International in fiscal 2005. A deferred tax liability was recorded related to the cumulative adjustment of approximately $54.1 million (Note 3).

The income tax expense differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to income before income taxes as a result of the following differences:

	For the Years Ended September 30
	2006		2005		2004
	Dollars	Percent	Dollars	Percent	Dollars	Percent
	(in thousands)
U.S. federal tax	$252,636	35.0%	$159,686	35.0%	$124,275	35.0%
State taxes, net of federal benefit	(11,249)	(1.6)%	21,199	4.6%	16,153	4.5%
Other, net	15,522	2.2%	5,298	1.2%	(5,645)	(1.6)%
Minority interest—not subject to tax	(5,571)	(0.8)%	(2,887)	(0.6)%	(2,225)	(0.6)%

Income tax expense	$251,338	34.8%	$183,296	40.2%	$132,558	37.3%

Income taxes payable of $7.9 million and $42.9 million are included in Accrued Liabilities as of September 30, 2006 and 2005, respectively. Income taxes receivable of $5.6 million and $2.3 million are included in Prepaid and Other Current Assets as of September 30, 2006 and 2005, respectively.

The difference in the state tax rate between fiscal 2006 and 2005 results primarily from partial results of a California examination relating to the proper application of a previously issued ruling from the state.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Note 17—Commitments and Contingencies

Operating Leases

The Company leases certain premises and equipment under non-cancelable operating leases with varying expiration dates. Total rent expense, excluding rent paid to Visa Resources (Note 8), incurred by the Company was $30.7 million, $32.5 million, and $43.2 million in fiscal 2006, 2005, and 2004, respectively. Future minimum commitments on remaining operating leases with original terms of more than one year are as follows:

For the Years Ending September 30	Premises	Equipment & License Agreements	Total
	(in thousands)
2007	$11,399	$19,908	$31,307
2008	7,259	15,250	22,509
2009	5,348	1,598	6,946
2010	5,313	—	5,313
2011	4,121	—	4,121
Thereafter	1,122	—	1,122

Total lease commitments	$34,562	$36,756	$71,318

The Company leases a data center in which at the expiration of the lease, the Company will incur certain restoration costs such as the costs to remove leasehold improvements. The carrying amount of this asset retirement obligation was $0.0 million and $3.2 million as of September 30, 2006 and 2005, respectively. The Company recorded a charge of $0.1 million in accretion expense in fiscal 2006.

In March 2003, the Company approved a data center strategy that included a plan to decommission one of its data centers by January 2007. In September 2006, the Company executed a lease termination agreement for the data center facility. The lease termination agreement provides for an expected lease termination date in January 2007 and revised the Company’s restoration obligations under the lease. In addition, there is a one-time lease termination payment of $5.0 million due to the landlord. The exit costs of $5.0 million were recorded in Administrative and Other in the Consolidated Statements of Operations in fiscal 2006.

Capital Leases

The Company entered into capital leases for certain computer equipment during 2005. The Company is financing the acquisition of the underlying assets through the leases, and accordingly they are recorded in the Company’s assets and liabilities. Amortization charges for related assets are included in Network, EDP, and Communications in the Consolidated Statements of Operations. Future minimum payments under capital leases are as follows:

For the Years Ending September 30	(in thousands)
2007	$3,844
2008	3,844
2009	—
2010	—
2011	—
Thereafter	—

Future minimum lease payments	7,688
Less: Imputed interest	393

Present Value of Net Minimum Lease Payments	$7,295

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Volume and Support Agreements

The Company has agreements with members and merchants for various programs designed to build sales volume and increase payment product acceptance. These agreements, which range in term from three to ten years, provide card issuance, marketing, and program support based on specific performance requirements. These agreements are designed to encourage member loyalty and to increase overall Visa-branded payment volume, thereby reducing unit transaction processing costs and increasing brand awareness for all Visa members.

The Company is currently a party to other long-term contractual arrangements ranging from two to eight years. These contracts are designed to help the Company increase Visa-branded cards and volumes. Over the life of these contracts, the Company is required to make payments in exchange for certain advertising and promotional rights.

Payments made and obligations incurred under these contracts are included in Volume and Support Agreements, on the Company’s Consolidated Balance Sheets. The Company’s obligation under these contracts is amortized as a reduction to revenue over the period of benefit. Amortization is recorded in Volume and Support Agreements and in Advertising, Marketing, and Promotion on the Company’s Consolidated Statements of Operations.

The expected reduction of future earnings resulting from these agreements is estimated as follows:

For the Years Ending September 30	Volume and Support Agreements
	Member(1)	Other	Total
	(in thousands)
2007	$399,567	$155,271	$554,838
2008	415,512	99,700	515,212
2009	395,296	74,653	469,949
2010	307,464	69,503	376,967
2011	199,718	62,573	262,291
Thereafter	118,543	81,004	199,547

Total volume and support agreements	$1,836,100	$542,704	$2,378,804

(1)	Members represented on the Board of Directors account for $756.9 million of the total expected contract value.

In connection with these contractual commitments, the Company has an obligation to spend certain minimum amounts for advertising and marketing promotion over the contract terms. The Company’s maximum advertising and marketing commitment through June 2013 is $189.4 million.

Settlement Indemnification

Under the Visa U.S.A. bylaws, the Company indemnifies issuing and acquiring members for settlement losses suffered by reason of the failure of any other member to honor drafts, travelers checks, or other instruments processed in accordance with the Operating Regulations. Visa International is the Company’s settlement agent. Under the Visa International bylaws, the Company partially indemnifies Visa International from losses due to the failure of a member. The term and the amount of the indemnity are not limited. The Company is responsible for losses up to $1.0 million plus .003 percent of the Company’s sales volume for the year preceding the loss, or approximately $36.7 million in fiscal 2006. Excess worldwide losses are allocated among Visa entities based on their proportionate share of total sales volume.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company provides data processing services for deposit access products, including comprehensive support for the following payment products: the Visa Check card, Visa Buxx, and the Interlink network. The Company also supports point-of sale check service drivers at over 1,000 ATMs and provides gateway access to all major U.S. payment networks.

The Company is subject to settlement risk for credit and debit transactions due to the difference in timing between the payment transaction date and subsequent settlement. The Company has global risk management policies and procedures that include risk standards to provide a framework for managing the Company’s settlement exposure. To reduce the risk of settlement exposure, the Company obtains collateral from members, as needed, to ensure a member’s performance of its settlement obligations.

As of September 30, 2006, management estimated its liability under credit and debit indemnification obligations by multiplying third-party estimates of the probability of bank failure by member average daily volumes and estimated average number of days to settle. The resulting probability-weighted value of the guarantee, after consideration of collateral held and estimated losses in the event of bank failure, was $0.3 million and $1.6 million in fiscal 2006 and 2005, respectively. This amount is reflected in Accrued Liabilities on the Company’s Consolidated Balance Sheets.

In the event that the Company makes a payment under this guarantee on behalf of a failed member as to which insufficient collateral is available to the Company and the Company borrows to cover settlement payment, member fees may be increased to account for the settlement loss, subject to approval by the Board of Directors. The Company may receive reimbursement from Visa International for such settlement losses above a certain deductible amount pursuant to Visa International bylaws, as discussed above.

Member Advance Deposit Program

In September 2003, the Company introduced a Member Advance Deposit Program whereby members could choose to advance a deposit against their quarterly member service fees. As an incentive for member participation, the amount of the deposit was discounted at 6 percent. Any principal member of Visa U.S.A. could elect to participate in the Advance Deposit Program. All advance deposits under the program, totaling $536.4 million, were received by October 2003. One-sixteenth of the member’s total undiscounted deposit amount is applied as a credit against the next sixteen quarterly operating certificate fees otherwise payable to the Company, commencing with the first quarterly operating certificate filed subsequent to receipt of the member’s initial deposit. As of September 30, 2006 and 2005, the balance of Member Deposits were $137.4 million and $271.5 million, respectively. Application of remaining Member Deposits to quarterly operating certificate fees payable will continue through December 2007.

Indemnification of Visa International

In conjunction with the Inovant, Inc. purchase on January 1, 2003 between Visa U.S.A. and Visa International, the Company agreed to indemnify Visa International in the event of future tax liability in connection with an adverse determination by a Taxing Authority resulting from the sale of stock of Inovant, Inc. The indemnification is effective for ten years and extends through thirty years or statute of limitations in the event of a tax extension for the year of the stock repurchase. Maximum potential future payments under the guarantee are difficult to assess due to the inability to predict future adverse tax determinations by a Taxing Authority and the absence of exposure limits. Management has assessed the probability of making such payments in the future as remote, based on current known facts. Consequently, the maximum probability-weighted liability is considered immaterial and no liability has been accrued.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Indemnification of Real Estate Joint Ventures

In August 2004, Visa U.S.A. agreed with VLD I and VLD II that Visa U.S.A. would assume financial responsibility for any prepayment penalty incurred by VLD I and VLD II in the event that Note Purchase Agreements of these organizations are called because of actions that are the sole responsibility of Visa U.S.A. Management has assessed the probability of making payment on the guarantee as remote, based on current known facts, and as such, no liability has been recorded. The maximum estimated pre-payment penalty in the event that the Note Purchase Agreements are paid before maturity is $3.0 million.

Holographic Magnetic Card Reimbursement

In January 2006, the Company introduced a new card design with holographic magnetic stripe technology as part of its global brand architecture initiative. Limited technical problems were noted with regard to the use of the card and therefore the Company advised its members to discontinue its manufacture and distribution. The Company is a committed partner to its members and has established a reimbursement process for members and card vendors that have incurred production and issuance costs. As of September 30, 2006, the Company has an accrual of $23.0 million in Accrued Liabilities on the Consolidated Balance Sheets. This obligation is an estimate of the amount required to reimburse the Company’s members for certain costs they have incurred with regard to the manufacture and distribution of the holographic magnetic card design. This amount may be adjusted as required when members complete their analyses of costs incurred. Members have until December 31, 2006 to file their claims. As of September 30, 2006, $4.9 million in claims have been filed by members and $1.2 million of claims have been paid.

Contingent Gain

On June 30, 2005, the Company exercised warrants to purchase 625,000 shares in WildCard Systems, Inc. (WildCard). Visa’s shares represent approximately 3 percent of shares outstanding. In July 2005, the Company sold its shares to eFunds Corporation (eFunds) as part of eFunds’ cash acquisition of WildCard. The sale resulted in no gain to the Company. However, as provided for in the acquisition, an “earn out” of up to $59.0 million could be paid if the acquired business achieved certain revenue targets in calendar year 2006. Visa’s share in this contingent “earn out” was estimated to be a maximum of $1.9 million. There was no guarantee that these revenue targets would be met, and as such, the gain contingency was not reflected in the Company’s financial statements. In April 2007, the Company concluded that there would be no earn out realized.

Note 18—Legal Matters

Visa is a party to various legal and regulatory proceedings. Some of these proceedings involve complex claims that are subject to substantial uncertainties and unascertainable damages. Accordingly, except as disclosed, the Company has not established reserves related to these proceedings as at this time in the proceedings the matter does not relate to a probable loss and/or amounts are not estimable. Although the Company believes that it has strong defenses for the litigation and regulatory proceedings described below, it could in the future incur judgments or fines or enter into settlements of claims that could have a material adverse effect on its results of operations, financial position, or cash flows.

The Company’s Litigation Provision includes provisions of $22.9 million, $132.3 million, and $36.9 million in fiscal 2006, 2005, and 2004, respectively. The fiscal 2006 provision is net of an $11.5 million insurance recovery received in fiscal 2006. There was no insurance recovery in 2005 or 2004. The litigation accrual is an estimate and is based on management’s understanding of its litigation profile, the specifics of each case, advice

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

of counsel to the extent appropriate, and management’s best estimate of incurred loss as of the balance sheet dates. The Company is presently involved in the matters described below and other legal actions. The Company will continue to review the litigation accrual and, if necessary, future refinements to the accrual will be made.

The following table summarizes the activity related to the litigation in fiscal 2006 and 2005:

(in thousands)	2006	2005
Balance as of October 1	$1,207,920	$1,262,724
Provision for legal matters	34,385	132,343
Insurance recovery	(11,500)	—
Interest accretion on settled matters	91,583	98,960
Payments on settled matters	(322,685)	(286,107)

Balance as of September 30	$999,703	$1,207,920

Rule 2.10(e) Litigation

American Express/Discover

On October 4, 2004, Discover Financial Services, Inc. (Discover) filed an action against Visa U.S.A., Visa International, and MasterCard International Incorporated (MasterCard) in United States District Court for the Southern District of New York. On November 15, 2004, American Express Travel Related Services Company, Inc. (American Express) filed a similar action in the same court against Visa U.S.A., Visa International, MasterCard, and certain of their member financial institutions. Both complaints seek treble damages and injunctive relief under Sections 1 and 2 of the Sherman Act, asserting that Visa’s bylaw 2.10(e) and MasterCard’s Competitive Programs Policy (CPP) prevented banks from issuing payment cards on the American Express and Discover networks. Discover also contends that Visa’s “Honor All Cards” rule reinforced the anticompetitive effects of bylaw 2.10(e).

Both lawsuits have been assigned to the district court judge who presided in United States v. Visa (the DOJ Case), in which the Department of Justice challenged bylaw 2.10(e) and the CPP. In the DOJ Case, the court in 2001 enjoined Visa and MasterCard from enacting, enforcing, or maintaining any bylaw, rule, policy, or practice that prohibits members from issuing general purpose or debit cards on any other general purpose card network. In accordance with this court order, Visa U.S.A. repealed bylaw 2.10(e). The court has deferred ruling on whether, or to what extent, it will give collateral estoppel effect in the American Express and Discover cases to factual findings made in the DOJ case.

The defendants moved to dismiss certain claims in the American Express and Discover cases. In the fall of 2005, the court granted MasterCard and Visa International’s motions to dismiss Discover’s attempted monopolization and monopolization claims against them, because Discover did not allege that either MasterCard or Visa International individually had sufficient market share to maintain these claims. The court denied Visa U.S.A.’s analogous motion, however, finding that Discover had alleged sufficient market share as to Visa U.S.A. The court also denied Visa and MasterCard’s motions to dismiss the plaintiffs’ debit card claims, ruling that the plaintiffs had properly alleged a debit card market. Visa’s motion to dismiss American Express’s exclusive-dealing claim was also denied.

Fact discovery is scheduled to be completed by May 31, 2007. The majority of documents have been exchanged and depositions are underway. No trial date has been set.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

Attridge

On December 8, 2004, a purported consumer class action was filed against Visa U.S.A., Visa International, and MasterCard in California state court (Attridge). The complaint asserted claims under California’s Cartwright Act and Unfair Competition Law, based in part on Visa’s former bylaw 2.10(e). The Cartwright Act claim, however, was dismissed in May 2006. On October 4, 2006, the court approved a plan for initial discovery, which is now proceeding. No trial date has been set.

Interchange Litigation

Kendall

In October 2004, a class action was filed in United States District Court for the Northern District of California against Visa U.S.A., MasterCard, and several banks (Kendall). The Kendall class purported to represent all merchants that accept Visa- or MasterCard-branded payment cards, and alleged, among other things, that the setting of interchange is unlawful under Section 1 of the Sherman Act. In addition to money damages, the plaintiffs sought to enjoin Visa and MasterCard from setting interchange rates and from allegedly negotiating merchant discount rates with certain merchants. The plaintiffs filed an amended complaint in April 2005 and stipulated that the suit related only to conduct taking place after January 1, 2004.

On July 25, 2005, the court granted defendants’ motions to dismiss the amended complaint with prejudice. Plaintiffs filed an appeal to the Ninth Circuit Court of Appeals on August 10, 2005. Both sides have fully briefed the appeal, but no date has been set for oral argument.

Multidistrict Litigation Proceedings

In fiscal 2005 and 2006, approximately fifty lawsuits—most of which were asserted as purported class actions—were filed on behalf of merchants who accept payment cards against Visa U.S.A., Visa International, MasterCard, and other defendants. Plaintiffs allege that defendants violated federal and state antitrust laws by setting interchange rates (among other claims, as described below). The suits seek treble damages for alleged overcharges in merchant discount fees, as well as injunctive and other relief.

On October 19, 2005, the Judicial Panel on Multidistrict Litigation issued an order establishing a Multidistrict Litigation (MDL) in the Eastern District of New York. The Honorable John H. Gleeson was assigned to coordinate pretrial proceedings in the cases transferred to the MDL. On April 24, 2006, a consolidated amended class action complaint was filed, which supersedes the class action complaints filed previously. One additional class action was filed after the date of the consolidated class complaint; it has been conditionally transferred to MDL 1720 but has not yet been made part of the consolidated class. Visa U.S.A. is a defendant in the consolidated class action complaint and nine additional complaints filed on behalf of individual plaintiffs.

The consolidated class action complaint alleges that the setting of interchange violates Section 1 of the Sherman Act; that Visa’s “no surcharge” rule and other alleged Visa rules violate Section 1 of the Sherman Act; and that the rules and interchange together constitute monopolization, violating Section 2 of the Sherman Act and California’s Cartwright Act. The consolidated class action complaint further asserts that Visa ties “Payment Guarantee Services” and “Network Processing Services” to “Payment Card System Services” and engages in exclusive dealing, both in violation of Section 1 of the Sherman Act, and that offline debit interchange violates Section 1 of the Sherman Act and California’s Cartwright Act.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The individual complaints include similar claims and also allege that Visa impermissibly ties services for “Premium Credit Cards” to services for other Visa-branded payment cards.

On June 9, 2006, Visa answered the consolidated class action complaint and moved to dismiss in part, or strike, claims for pre- January 1, 2004 damages. The parties are currently engaged in document production, written discovery, and non-substantive depositions. No trial date has been set.

Retailers’ Litigation

Retailers’ Litigation

In 1996, a merchant class action was filed in United States District Court for the Eastern District of New York alleging that Visa’s “Honor All Cards” rule and MasterCard’s analogous rule violated federal antitrust laws (In re Visa Check/MasterMoney Antitrust Litigation, or Retailers’). On June 4, 2003, a settlement agreement was executed. Visa agreed to modify its “Honor All Cards” rule such that, effective January 1, 2004, a merchant may accept only Visa check cards, only Visa credit cards, or both. Visa also agreed to pay approximately $2.0 billion to the merchant class over ten years, among other things. The court approved the settlement on December 19, 2003.

Several objectors appealed the district court’s approval of the settlement agreement. In January 2005, the Second Circuit Court of Appeals affirmed the district court’s ruling. The Court of Appeals held that the settlement releases all claims that were or could have been asserted by the class through December 31, 2003, including claims challenging interchange and bylaw 2.10(e). As such, other pending cases challenging interchange and bylaw 2.10(e) were released by the settlement. A petition for rehearing was denied on March 1, 2005, as was a petition for writ of certiorari to the United States Supreme Court. Settlement funds are now being distributed to the class.

Plaintiffs in one action challenging interchange (Reyn’s Pasta Bella, filed in 2002) appealed the Northern District of California’s dismissal of its case based on the release in the Retailers’ settlement agreement. The Ninth Circuit Court of Appeals heard argument on December 7, 2005 and affirmed the district court’s dismissal on March 27, 2006.

In January 2006, the United States made a monetary claim against the settlement fund that was established in connection with the settlement of the Retailers’ Litigation in December 2003. The United States was not a class member, but asserted equitable arguments as a “merchant” on behalf of its agencies and instrumentalities accepting Visa or MasterCard cards. After the claims administrator denied the government’s claim, the government appealed the decision to the federal court that has retained jurisdiction to resolve disputes relating to administration of the Retailers’ settlement fund. On December 29, 2006, a settlement agreement was reached whereby Visa and MasterCard International Incorporated together will pay the U.S. government $3.5 million and the government’s claim against the Retailers’ settlement fund will be capped and reduced by 66 percent. Visa’s portion of the agreement is $2.0 million. The settlement also provides Visa with a full release from the U.S. government for all interchange and “Honor All Cards”-type claims accruing prior to January 1, 2004. The District Court entered an order approving the settlement on February 28, 2007.

Retailers’ “Opt-Outs”

Several merchants who “opted-out” of the Retailers’ class action asserted similar claims against Visa U.S.A. These cases were consolidated for pretrial proceedings (MDL 1575) before the United States District Court for the Eastern District of New York. Visa U.S.A. has settled all but one of these suits, and, as a result, recorded a

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

pre-tax charge of $19.8 million during the nine months ended June 30, 2005. Discovery has begun in the sole remaining “opt-out” matter (GMRI). In GMRI, the plaintiff contends that it can pursue a motion for partial summary judgment previously filed by the settling “opt-out” merchants. The motion has been briefed but no hearing has been scheduled.

Retailers’ “Conspiracy” Cases

In the summer of 2005, purported consumer class actions were filed against Wal-Mart Stores, Inc. (Bennett) and Circuit City Stores, Inc. (Temple) in United States District Court for the Eastern District of Tennessee. In these cases, the plaintiffs allege that Wal-Mart and Circuit City, respectively, engaged in tying, attempted monopolization, and other conduct in violation of the Tennessee Trade Practices Act and the Tennessee Consumer Protection Act. They also assert various common law claims. Visa and MasterCard are not named as defendants in these actions, but are alleged to have conspired with Wal-Mart and Circuit City. Wal-Mart and Circuit City have sought to have the cases transferred to the Eastern District of New York. The magistrate has recommended that the cases be transferred, and the plaintiffs have filed objections to that recommendation.

“Indirect Purchaser” Actions

Forty so-called “indirect purchaser” actions stemming from the Retailers’ litigation have been filed against Visa and MasterCard in nineteen states and the District of Columbia. In these actions, the plaintiffs purport to represent classes of residents of one or more states who purchased goods at merchants that accepted Visa- or MasterCard-branded payment cards. They claim to have paid higher prices as a result of the purported “tying” and other alleged anti-competitive conduct at issue in the Retailers’ litigation. The plaintiffs assert claims under state antitrust statutes, state consumer protection statutes, and common law.

Cases in ten jurisdictions were dismissed by the trial court and the plaintiffs declined to pursue an appeal. The actions in New York, Tennessee, and Nebraska ended after the trial courts’ dismissals with prejudice were affirmed on appeal. The action in Iowa was dismissed by the trial court in a decision that is currently under appeal. Lawsuits in California and West Virginia have not been dismissed but may not proceed into discovery. Actions in the four other jurisdictions remain before trial courts pending resolution of existing or anticipated motions to dismiss.

In fiscal 2006, 2005, and 2004, the Company recorded charges related to the Retailers’ settlement and other merchant litigation matters of $79.6 million, $117.8 million, and $102.1 million, respectively, which are reflected in Litigation Provision and Interest Expense on the Company’s Consolidated Statements of Operations. The primary component of fiscal 2006, 2005, and 2004 charges was accretion expense of $79.6 million, $98.0 million, and $99.5 million, respectively, recorded on the Retailers’ settlement and other merchant litigation matters, discounted at 7.25 percent over the payment terms. Relating to these matters, cash payments of $211 million, $268 million, and $205 million were made in fiscal 2006, 2005, and 2004, respectively.

Settlement Service Fee Litigation

On September 23, 2003, MasterCard filed papers in the United States District Court for the Southern District of New York alleging that Visa U.S.A.’s bylaw 3.14, the Settlement Service Fee (SSF), does not comply with the terms of the injunction issued in the DOJ Case. In December 2003, the court denied MasterCard’s motion on jurisdictional grounds. MasterCard re-filed its challenge to the SSF on January 10, 2005, seeking repeal of bylaw 3.14 and a court order giving certain Visa debit issuers the right to rescind all or part of Visa debit Partnership agreements entered into since the SSF was enacted. A court appointed Special Master conducted an evidentiary hearing in December 2005.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

On July 7, 2006, the Special Master submitted confidential findings of fact and conclusions of law to the court. Visa and MasterCard have filed objections and alternative motions to adopt or modify the Report under seal in July and August 2006. The court may adopt, modify, or reject the Special Master’s recommendation, or resubmit the case to the Special Master for further proceedings. No timeframe for a ruling by the court has been set and any final order may be appealed.

Currency Conversion Litigation

State Litigation

In 2000, a “representative” action was filed in California state court against Visa U.S.A. and Visa International in connection with Visa’s practice of charging its members a 1 percent “currency conversion fee” when a U.S. cardholder purchases goods or services in a foreign currency, and the disclosure of that fee (Schwartz). Plaintiffs claimed Visa’s currency conversion practices violated California Business & Professions Code Section 17200, and sought injunctive relief and restitution.

Four additional California state currency conversion class actions were filed against Visa U.S.A. and Visa International. Shrieve and Castro alleged that Visa had a duty to inform cardholders using debit cards overseas of the existence of the 1 percent currency conversion fee that Visa charges its members. Mattingly alleged Visa had a duty to inform cardholders using credit cards overseas of the existence of the 1 percent currency conversion fee. Baker challenged Visa International’s calculation of currency conversion rates and the disclosure of those rates. All plaintiffs sought restitution and injunctive relief.

Federal Multidistrict Litigation (MDL)

A federal MDL currency conversion lawsuit alleged, inter alia, price-fixing violations against Visa U.S.A., Visa International, and a number of banks arising out of the 1 percent currency conversion fee Visa charges to members and the optional issuer fees that issuers may charge cardholders. In March 2005, the court held that plaintiffs with valid arbitration agreements cannot go forward in court and must proceed with arbitration instead. Those plaintiffs are appealing the ruling.

Federal Multidistrict Litigation & State Litigation

On July 20, 2006, the parties executed a settlement agreement to resolve all federal MDL and state claims, including those on appeal. Under the agreement, the defendants collectively will pay $336.0 million to create a settlement fund to pay monetary claims by eligible cardholders, the costs of administering the settlement and notice to cardholders, and any court-approved fees and expenses to attorneys for the class and awards to the class representatives. Visa’s portion of the settlement fund is $100.1 million. Visa and MasterCard will pay an additional $32.0 million to resolve the claims in the Schwartz matter; Visa’s share is $18.6 million. The settlement agreement also includes provisions relating to disclosures on billing statements and other documents. The settlement agreement has been preliminarily approved by the United States District Court for the Southern District of New York.

First Data Litigation

In April 2002, Visa U.S.A. filed a complaint against First Data Corporation, First Data Resources, Inc., and First Data Merchant Services Corporation (collectively, First Data) in United States District Court for the Northern District of California. The action was based on First Data’s attempt to implement, without Visa’s prior approval, a “private arrangement” among Visa members by which First Data would authorize, clear, and settle Visa transactions, bypassing VisaNet. Visa asserted trademark and related contract claims and sought declaratory

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

relief, injunctive relief, and damages. First Data filed counterclaims in November 2002, alleging that Visa violated federal and state antitrust laws by banning private arrangements. First Data also asserted common law contract and tort claims and a claim under California state consumer protection law. In August 2004, First Data filed amended counterclaims, adding a “concerted refusal to deal” claim under federal antitrust laws and expanding the market definition to include “debit card network processing services.”

On July 5, 2006, the parties signed a confidential settlement agreement. Both parties’ claims were dismissed with prejudice on July 6, 2006.

Parke Litigation

On June 27, 2005, a purported merchant and consumer class action was filed in California state court against Visa International, Visa U.S.A., MasterCard, Merrick Bank, and CardSystems Solutions, Inc. (Parke). The complaint alleges that Visa’s failure to inform cardholders of a security breach at CardSystems Solutions, Inc. in a timely manner constitutes an unlawful and/or unfair business practice under California’s Unfair Competition Law and violates California privacy law. The court denied the plaintiffs’ application for a temporary restraining order, except with respect to the defendants’ retention of affected account-identifying information, and for a preliminary injunction. In September 2005, the court dismissed the claims brought by the merchants, and on November 18, 2005, the defendants answered the remaining claims.

CardSystems Solutions, Inc. filed for bankruptcy in United States District Court for the District of Arizona in May 2006. The Parke plaintiffs removed the case to United States District Court for the Northern District of California on August 10, 2006 and then sought to transfer the case to federal court in Arizona. Visa and MasterCard moved for remand to state court. On October 11, 2006, the court granted the defendants’ motion for remand and denied the plaintiffs’ motion to transfer the case.

Debit Hold Litigation

On July 23, 2004, a purported class action was filed against Visa U.S.A. in United States District Court for the District of South Carolina, asserting claims of conversion, civil conspiracy, and negligence (Lemacks). The plaintiff alleged that Visa directed, allowed, or conspired with banks and restaurants to place holds on her account in an amount exceeding the purchase price of the meals. The plaintiff sought compensatory and punitive damages, disgorgement of profits allegedly realized, and an injunction prohibiting the practice. In December 2005, the parties executed a settlement agreement to resolve all claims, and the case was dismissed.

PSW Litigation

On August 17, 2004, PSW Inc.—a defunct company that processed credit card information for Internet merchants—sued Visa U.S.A., MasterCard, First Financial Bank, and First Data Merchant Services in United States District Court for the District of Rhode Island. Among other things, the complaint alleged that Visa and MasterCard exercised monopoly power to exclude competition unreasonably, resulting in higher prices for network services and excessive fines and penalties. In July 2006, the parties executed a settlement agreement to resolve all claims in this matter. The settlement was approved by the receivership court and the case was dismissed on September 19, 2006.

CLI Litigation

In June 2003, a lawsuit was filed in California state court against Visa and MasterCard challenging certain corporate risk policies related to chargebacks. As to Visa, the plaintiff claims that fines and fees assessed

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

pursuant to Visa’s programs monitoring acquirers whose merchants have excessive chargebacks violate California’s Unfair Competition Law. Purporting to act on behalf of all merchants that accept Visa- or MasterCard-branded cards, the plaintiff seeks restitution of the fees and injunctive relief.

In December 2005, the court vacated all deadlines pending disposition of the Proposition 64 cases before the California Supreme Court. After the Supreme Court found Proposition 64 applicable to pending cases, the trial court gave the plaintiff until November 6, 2006 to amend the complaint or have the action dismissed. On August 23, 2006, Visa filed a motion to dismiss based on Proposition 64. The plaintiff elected not to pursue the case further and in November 2006 the parties filed a stipulated judgment dismissing the case with prejudice.

Intellectual Property Litigation

In December 2003, Safeclick, LLC sued Visa U.S.A. and Visa International in United States District Court for the Northern District of California for patent infringement. Safeclick alleged that the “Verified by Visa” program (VbV), which authenticates the identity of a cardholder in an Internet transaction, infringes two claims of Safeclick’s “Electronic Transaction Security System” patent. Safeclick indicated that it would seek “reasonable royalty” damages and injunctive relief.

On December 14, 2005, the court granted Visa’s motion for summary judgment, dismissing the case in its entirety. The Court of Appeals for the Federal Circuit affirmed the dismissal on October 23, 2006. On November 2, 2006, the parties entered an agreement to allow this judgment to become final without seeking any further amendment or appeal.

On May 8, 2003, Starpay and VIMachine sued Visa U.S.A. and Visa International in United States District Court for the Northern District of Texas, claiming that Visa used information provided to it by Starpay in 2000 to create VbV and to file a Visa patent application on the technology underlying VbV. Two claims are asserted: infringement of VIMachine’s patent and misappropriation of Starpay’s trade secrets. In February 2006, each party filed objections to the Magistrate Judge’s recommendation on claim construction. Once the court rules on those objections and finalizes the claim construction, a case schedule will be set for the remainder of discovery and trial.

In November 2003, Softcard Systems Inc. (Softcard) filed a complaint against Visa U.S.A. and Target Corporation (Target) in United States District Court for the Northern District of Georgia. Softcard alleged that aspects of Visa and Target’s smart card loyalty programs for cardholders infringed Softcard patents related to electronic coupon programs. In December 2005, the case was dismissed pursuant to a settlement agreement that resolved all claims.

On January 30, 2007, Every Penny Counts, Inc. filed a lawsuit in federal court in the Middle District of Florida against Bank of America Corporation and Visa U.S.A. alleging patent infringement related to Bank of America’s “Keep the Change” program. On April 23, 2007, Every Penny Counts, Inc. voluntarily dismissed its claims against Visa U.S.A.

ATM Exchange Litigation

On November 14, 2005, ATM Exchange sued Visa U.S.A. and Visa International in United States District Court for the District of Ohio. The plaintiff asserts claims of promissory estoppel, negligent misrepresentation, and fraudulent misrepresentation, alleging that Visa’s “deferment” of a deadline for meeting heightened ATM data encryption testing and approval standards harmed the plaintiff by reducing demand for its ATM upgrade solution. Discovery has begun and trial is scheduled for September 2007.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

TCF Financial Corporation Litigation

On April 26, 2006, TCF Financial Corporation (TCF) filed an action in Delaware Chancery Court against Visa U.S.A. and its Board members, seeking to enjoin Visa’s annual meeting, Visa’s proposed restructuring, and the filing of an amended Certificate of Incorporation and amended bylaws. TCF also sought declaratory relief with respect to its breach of fiduciary duty claim, which is based on disclosures made in the proxy statement and corporate governance changes within the corporate restructuring. The parties reached a confidential agreement in November 2006 pursuant to which all claims will be dismissed with prejudice.

Lampone Litigation

On May 23, 2006, an action was filed against Visa U.S.A., U.S. Bancorp, eFunds, and Wildcard in California state court on behalf of a putative class of California consumers who were enrolled in the Visa Buxx service and were assessed an “overdraft” fee by U.S. Bancorp. Asserting claims under California Business & Professions Code Section 17200 and the California Consumer Legal Remedies Act, the plaintiff alleges that the defendants failed to disclose that a Visa Buxx cardholder can overdraw the Visa Buxx card and that the cardholder could be assessed an overdraft fee. The plaintiff seeks injunctive relief, restitution, and disgorgement.

Harding Litigation

In May 2003, Retailers National Bank filed a collection action in California state court against a cardholder for credit card debts incurred as a result of her Internet gambling (Harding). In August 2003, the cardholder filed a cross-complaint against Visa U.S.A., Visa International, other payment card companies and several banks, alleging violations of California’s unfair competition statute; state and federal gambling laws; California’s public policy against the collection and enforcement of gambling debts; and the USA PATRIOT Act’s prohibition on transferring funds intended to be used to support unlawful activity. Only injunctive relief is sought against Visa U.S.A.

Visa has not yet answered the cross-complaint. In September 2006, the U.S. Congress passed legislation concerning Internet gambling that may affect the cross-complainant’s ability to seek injunctive relief.

District of Columbia Civil Investigative Demand

On January 5, 2007, the Office of the Attorney General for the District of Columbia issued a Civil Investigative Demand (“CID”) to Visa U.S.A. Inc. seeking information regarding a potential violation of Section 28-4502 of the District of Columbia Antitrust Act. The D.C. Attorney General’s office is coordinating parallel investigations by the Attorneys General of New York and Ohio. The CID seeks documents and narrative responses to several interrogatories and document requests, which focus on PIN debit. Visa is negotiating the scope and timing of its response to the CID.

Note 19—Related Parties

The Company conducts business as a non-stock, non-assessable membership corporation. The principal members of Visa U.S.A. Inc. are approximately 1,700 financial institutions that participate directly in the Company’s payment programs. In addition, there are approximately 11,700 associate and participant members that participate in the Company’s payment programs through one or more principal members. As a membership corporation, the Company receives revenue from its members in the form of service fees, data processing fees, and other fees, which is then used to create and support products and services that can be offered by the Company’s members to cardholders and merchants.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

The Company’s Board of Directors is represented by various member financial institutions who are also the Company’s customers, and by independent directors. The Company generated total operating revenues of approximately $808.1 million, $884.4 million, and $634.0 million from financial institutions and corporations represented on its Board of Directors in fiscal 2006, 2005, and 2004, respectively. The Company incurred costs of $11.0 million, $4.3 million, and $5.6 million for services provided by financial institutions and corporations represented on its Board of Directors in fiscal 2006, 2005, and 2004, respectively. These services primarily related to software maintenance and investment custodial services. The Company owed approximately $0.9 million and $8.2 million to these parties, and they owed the Company $48.2 million and $65.5 million as of September 30, 2006 and 2005, respectively. In addition, the Company was in a net liability position of $4.3 million and a net asset position of $111.4 million as of September 30, 2006 and 2005, respectively, attributed to volume and support arrangements with these parties.

The Company has one customer who is also a member of the Board of Directors, that accounted for 10 percent or more of the Company’s net operating revenues in fiscal 2006 and 2005. Net operating revenues from this customer were $408.3 million, $344.5 million, and $219.1 million in fiscal 2006, 2005 and 2004, respectively. No other customer accounted for 10 percent or more of the Company’s net operating revenues in fiscal 2006, 2005 or 2004.

Members of the Board of Directors who are not employees are compensated for their services to the Company. Directors who are also Visa employees do not receive any additional compensation for serving as a director.

During 2006, retainers paid to the Board of Directors were changed. The Chair of the Board receives an annual retainer of $30,000; independent directors receive an annual retainer of $178,000; and all other directors receive an annual retainer of $18,000. Member director committee chairs also receive an additional $6,000 annual retainer. These retainers are paid quarterly. Directors also receive a meeting fee of $6,000 for each board meeting they attend and $2,000 for each telephonic board meeting and committee meeting they attend. Total director fees for eight meetings in 2006 were $1.0 million.

During 2005, retainers paid to the Board of Directors were as follows: The Chair of the Board received an annual retainer of $20,000 and all other directors received an annual retainer of $12,000. Directors also received a meeting fee of $2,000 for each board meeting they attended and $1,000 for each committee meeting they attended. Total director fees for seven meetings in 2005 were $0.5 million. Total director fees for 13 meetings in 2004 were $0.4 million.

Visa U.S.A. Inc. operates a proprietary network, VisaNet, that links issuers and acquirers for transaction processing services. Processing services are provided through Visa’s majority-owned subsidiary, Inovant LLC. The Company provides processing and development services and various license and usage rights to Visa International, Visa Canada, and Visa Europe, in accordance with service agreements with these entities. See Note 5 for additional information regarding transactions with these Visa entities.

Note 20—Subsequent Events

Proposed Restructuring

In October 2006, Visa U.S.A., Visa International, and Visa Canada announced their intention to restructure Visa in order to create a new global corporation called Visa Inc. The restructuring and related activities are subject to approval by Visa members and regulatory authorities. It is anticipated that Visa Inc. will be created

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Year Ended September 30, 2006

through a series of mergers involving Visa U.S.A., Visa International, and Visa Canada. Visa Europe will remain a membership association, owned and governed by its European member banks, and become a licensee of Visa Inc. Visa Europe will have a minority ownership interest in Visa Inc. The reorganization will result in a new stock corporation owned by former members of Visa U.S.A., Visa International, and Visa Canada. As a part of the restructuring, the board of Visa Inc. will be comprised of a majority of independent directors.

Appointment of Chairman and Chief Executive Officer of the Board of Directors of Visa Inc.

On February 12, 2007, Joseph W. Saunders was named the designated Executive Chairman of the board of Directors of Visa Inc. and, on May 15, 2007, the designated Chairman and Chief Executive Officer of Visa Inc. Before the formation of Visa Inc., Mr. Saunders began fulfilling the responsibilities of these positions as a designated appointee of Visa Inc. and officially assumed the title of Chairman of the board of directors and Chief Executive Officer upon the formation of Visa Inc.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS—Unaudited

	June 30, 2007	September 30, 2006
	(in thousands)
Assets
Cash and cash equivalents	$589,733	$270,124
Investment securities, available-for-sale	727,947	660,451
Accounts receivable	230,503	216,585
Settlement receivable	37,901	41,450
Current portion of volume and support agreements	113,362	110,751
Current portion of deferred tax assets	151,050	149,671
Prepaid and other current assets	146,606	144,899

Total current assets	1,997,102	1,593,931

Investment securities, available-for-sale	569,479	515,290
Volume and support agreements	41,924	43,071
Investment in Visa International	222,582	186,353
Facilities, equipment, and software, net	270,077	280,899
Deferred tax assets	237,716	237,533
Other assets	95,429	106,841

Total assets	$3,434,309	$2,963,918

Liabilities
Accounts payable	$73,662	$119,075
Settlement payable	80,415	88,767
Accrued compensation	184,971	179,557
Volume and support agreements	147,169	216,255
Current portion of member deposits	36,837	134,070
Accrued liabilities	409,661	406,815
Current portion of long-term debt	19,489	32,339
Current portion of accrued litigation	240,619	216,085

Total current liabilities	1,192,823	1,392,963

Member deposits	—	3,320
Other liabilities	150,576	122,083
Long-term debt	29,876	41,280
Accrued litigation	826,132	783,618

Total liabilities	2,199,407	2,343,264

Minority interest	43,038	37,840
Commitments and contingencies (Note 11)

Equity
Accumulated net income	1,192,252	583,772
Accumulated other comprehensive loss	(388)	(958)

Total equity	1,191,864	582,814

Total liabilities and equity	$3,434,309	$2,963,918

See accompanying notes, which are an integral part of these unaudited consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS—Unaudited

	For the Nine Months Ended June 30,
	2007	2006
	(in thousands)
Operating Revenues
Card service fees	$1,208,542	$1,095,692
Data processing fees	1,031,724	928,460
Volume and support agreements	(356,050)	(408,731)
Acceptance fees	198,178	106,796
International transaction fees	326,635	289,418
Other revenues	189,722	191,784

Total operating revenues	2,598,751	2,203,419

Operating Expenses
Personnel	529,230	504,565
Facilities	67,918	67,285
Network, EDP, and communications	259,402	242,543
Advertising, marketing, and promotion	406,327	392,431
Visa International fees	129,680	129,231
Professional and consulting fees	239,303	192,967
Administrative and other	38,126	100,438
Litigation provision	14,800	21,876

Total operating expenses	1,684,786	1,651,336

Operating income	913,965	552,083
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	37,895	19,326
Interest expense	(60,226)	(66,634)
Investment income, net	72,358	43,505

Total other income (expense)	50,027	(3,803)

Income before income taxes and minority interest	963,992	548,280
Income tax expense	350,855	197,331

Income before minority interest	613,137	350,949
Minority interest	(4,657)	(10,787)

Net income	$608,480	$340,162

See accompanying notes, which are an integral part of these unaudited consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY—Unaudited

	Accumulated Net Income	Accumulated Other Comprehensive (Loss) Income	Total Equity
	(in thousands)
Balance as of September 30, 2005	$129,211	$(3,590)	$125,621
Net income	340,162		340,162
Other comprehensive loss, net of tax		(523)	(523)

Comprehensive income			339,639

Balance as of June 30, 2006	$469,373	$(4,113)	$465,260

Balance as of September 30, 2006	$583,772	$(958)	$582,814
Net income	608,480		608,480
Other comprehensive income, net of tax		570	570

Comprehensive income			609,050

Balance as of June 30, 2007	$1,192,252	$(388)	$1,191,864

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME—Unaudited

	For the Nine Months Ended June 30,
	2007	2006
	(in thousands)
Net Income	$608,480	$340,162
Other comprehensive income, net of tax:
Net unrealized gain on investment securities, available-for-sale	2,711	161
Income tax expense	(985)	(43)
Reclassification adjustment for net gain realized in net income	(1,818)	(1,008)
Income tax benefit	662	367

Other comprehensive income (loss), net of tax	570	(523)

Comprehensive Income	$609,050	$339,639

See accompanying notes, which are an integral part of these unaudited consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—Unaudited

	For the Nine Months Ended June 30,
	2007	2006
	(in thousands)
Operating Activities
Net income	$608,480	$340,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of facilities, equipment, and software	85,356	92,761
Amortization of intangibles, investments, debt issuance cost, accretion of member deposits, and asset retirement obligation	8,693	12,951
Asset Impairment	—	16,709
Net realized gain on investment securities	(1,818)	(1,008)
Loss on write-off of assets	995	—
Gain on partnership investment	(435)	—
Minority interest	4,657	10,787
Amortization of volume and support agreements	346,336	402,783
Accrued litigation and accretion	68,988	92,839
Equity in earnings of unconsolidated affiliates	(37,895)	(19,326)
Deferred income taxes	(1,884)	54,101
Change in operating assets and liabilities:
Accounts receivable	(13,918)	(11,852)
Settlement receivable	3,549	4,660
Volume and support agreements	(416,886)	(329,654)
Other assets	12,330	(97,979)
Accounts payable	(45,415)	(39,423)
Settlement payable	(8,352)	18,449
Accrued compensation	5,414	(1,931)
Accrued and other liabilities	33,588	92,602
Accrued litigation	(1,940)	(12,594)
Member deposits	(106,971)	(106,970)

Net cash provided by operating activities	542,872	518,067

Investing Activities
Investment securities, available-for-sale:
Purchases	(2,202,391)	(2,867,896)
Proceeds from sales and maturities	2,082,728	2,534,310
Contributions to joint ventures	(1,000)	—
Distributions from partnership investment	478	—
Purchases of facilities, equipment, and software	(75,529)	(56,832)

Net cash used in investing activities	(195,714)	(390,418)

Financing Activities
Principal payments on debt	(24,900)	(24,900)
Principal payments on capital lease obligations	(2,649)	(2,518)

Net cash used in financing activities	(27,549)	(27,418)

Increase in cash and cash equivalents	319,609	100,231
Cash and cash equivalents at beginning of period	270,124	135,397

Cash and cash equivalents at end of period	$589,733	$235,628

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$300,597	$177,533
Interest payments on debt	$2,866	$4,594
Decreases in accounts payable and accrued and other liabilities related to purchases of facilities, equipment, and software and intangible assets	$(9,591)	$(8,364)

See accompanying notes, which are an integral part of these unaudited consolidated financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization

Visa U.S.A. Inc. (Visa U.S.A. or the Company) consists of Visa U.S.A. Inc. and its subsidiaries: Inovant, Inc., International Anasazi, Inc., Interlink Network, Inc., Integrated Solutions Concepts, Inc., Debit Processing Services, Inc., Plus System, Inc., Inovant LLC, and Advanced Resolution Services, Inc.

In June 2006, the Company dissolved its wholly-owned subsidiary, Merchant Processing Holdings, Inc. (MPH). MPH held the Company’s joint venture interest in Vital Processing Services LLC, which was sold in March 2005.

The Company has one operating and reportable segment, “Payment Services” in the United States. The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of Visa U.S.A. as one operating and reporting segment.

Visa U.S.A. is a non-stock, non-assessable, Delaware corporation. The Company operates a payment system that enables consumers and businesses to conduct financial transactions using Visa-branded payment products at physical and virtual points-of-sale and at automated teller machines which are identified by the Visa Brand Mark, Visa Point-of-Sale Graphic or familiar three-band Visa Flag, and other various designs and marks in the United States.

Visa’s products and services enable its members to participate in an international payment system that none could offer individually. Visa U.S.A. does not issue cards, set fees, or determine the interest rates consumers will be charged on Visa-branded cards. Visa U.S.A.’s issuing members have the independent responsibility individually to determine these and most other competitive card features. These functions are performed by Visa U.S.A. member financial institutions in competition with one another. Visa U.S.A. establishes standards and procedures for acceptance and settlement of member transactions. Visa’s services allow merchants and consumers to use efficient, secure, and guaranteed payment products in lieu of cash, checks, and other forms of payment. Its relationship is with the cardholder’s issuing and merchant’s acquiring member financial institutions.

Membership is composed of financial institutions participating in this system. At its April 2006 Annual Meeting, the Company adopted an amended Certificate of Incorporation and amended bylaws which changed the composition of the Board of Directors and clarified dividend, dissolution, membership interest, and voting rights. In accordance with the Company’s Certificate of Incorporation and bylaws, members pay service fees each quarter based on payments volume for the preceding quarter. Payments volume is defined as the total monetary value of transactions for goods and services that are purchased with Visa products, including PIN-based debit, and excluding cash disbursements obtained from Visa-branded card balance transfers and convenience checks. Members’ dividend and dissolution rights, membership interests in the corporation, and voting rights are based on the members’ respective cumulative portions of the total of all of certain fees paid to the Company up to the most recent Reference Date as defined in the amended Certificate of Incorporation. The initial Reference Date is May 1, 2006 and members’ proportions will be adjusted as of each third anniversary of that date. The Board of Directors includes independent Directors who meet eligibility requirements set forth in the Certificate of Incorporation, including the definition of independence from the Company and its members. The chief executive officers of the Company and of Visa International Service Association (Visa International) serve as ex officio non-voting directors. Directors other than ex officio directors are elected in at-large voting by members in accordance with voting rights and director qualifications set forth in the Company’s bylaws. Under the amended Certificate of Incorporation, the directors will serve staggered terms of two years. Members represented on the Board of Directors accounted for 38 percent of total card payments volume for the twelve months ended March 31, 2007. Visa U.S.A. members, which are comprised of domestic banks and other financial institutions, represent 100 percent of the Company’s payments volume.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As described in Note 20 to the Company’s 2006 audited financial statements, the Company’s Board of Directors approved a plan in October 2006 to form Visa Inc. by a series of mergers involving Visa U.S.A., Visa Canada Association (Visa Canada), and Visa International. On June 15, 2007, the boards of directors of Visa International, Visa U.S.A., Visa Canada and Visa Europe Limited (Visa Europe) approved the global restructuring agreement that contemplates a series of transactions by which Visa International, Visa U.S.A., Visa Canada and Inovant will become subsidiaries of Visa Inc. Under the terms of this agreement, Visa Europe will not become a subsidiary of Visa Inc.; it will instead become a stockholder of Visa Inc. and will enter into a series of contractual relationships that will govern its relationship with Visa Inc. The restructuring and related activities are subject to member approval and review by regulatory authorities.

In February 2007, Visa International hired Joseph W. Saunders as the designated Executive Chairman of the Board of Directors of Visa Inc. On May 15, 2007, Mr. Saunders was designated Chairman and Chief Executive Officer of Visa Inc. and officially began serving in this capacity upon the formation of Visa Inc. in May 2007.

In June 2007 the Visa U.S.A. board of directors appointed John Partridge as interim President of Visa U.S.A. This appointment followed the resignation of John Phillip Coghlan as President and Chief Executive Officer of Visa U.S.A.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim consolidated financial statements as of the nine months ended June 30, 2007 and 2006 are unaudited and are presented in accordance with accounting principles generally accepted in the United States of America. Certain information and footnote disclosures normally included in annual financial statements have been omitted, and accordingly these interim financial statements should be read in conjunction with the audited financial statements for the year ended September 30, 2006.

The accompanying unaudited interim consolidated financial statements reflect all normal recurring adjustments that, in the opinion of management, are necessary to present fairly the results for the interim periods presented.

Revenues, expenses, assets, and liabilities can vary during each quarter of the year. Therefore, the results and trends in these unaudited interim consolidated financial statements may not be indicative of results for any other interim period or for the entire year.

Consolidation

The consolidated financial statements include the accounts of Visa U.S.A. and its subsidiaries after elimination of intercompany accounts and transactions. The Company consolidates entities when it has a greater than 50 percent ownership or when it exercises control. Minority interest is recorded for consolidated entities in which the Company has less than 100 percent ownership interest. Minority interest represents the equity interest in Inovant LLC which is not owned by the Company.

Reclassifications

Certain reclassifications, not affecting net income, have been made to prior period information to conform to the current period presentation format.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include certain revenue discounts and volume-based support incentives, assumptions used in the determination of pension and postretirement costs, discount rates used to calculate the present value of long-term obligations, and assumptions used in the calculation of income taxes, among others.

Advertising Costs

In accordance with SOP 93-7, “Reporting on Advertising Costs,” the Company expenses the production costs of advertising as incurred. The cost of media advertising is expensed when the advertising takes place. Total advertising costs, included in Advertising, Marketing, and Promotion on the Consolidated Statements of Operations, were $242 million and $262 million for the nine months ended June 30, 2007 and 2006, respectively.

Recently Adopted Accounting Pronouncements

In November 2005, the Financial Accounting Standards Board (FASB) issued Staff Positions Nos. 115-1 and 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (FSP SFAS 115-1 and SFAS 124-1). FSP SFAS 115-1 and SFAS 124-1 address the determination of when an investment is considered impaired and whether impairment is temporary. These pronouncements provide a three-step process for determining and accounting for other-than-temporary impairment, as well as disclosure requirements for reporting unrealized losses. FSP SFAS 115-1 and SFAS 124-1 are effective for the first reporting period beginning after December 15, 2005. The Company adopted FSP SFAS 115 and SFAS 124-1 on October 1, 2005. Additional disclosures required under the pronouncements are included in Note 5. The adoption of FSP SFAS 115-1 and SFAS 124-1 did not have an impact to the Company’s results of operations and financial condition.

Note 3—Visa International, Visa Canada, and Visa Europe

Visa International, Visa Canada, and Visa Europe are all separately incorporated entities. The Company pays expenses to Visa International and earns revenues from Visa International, Visa Canada, and Visa Europe.

A summary of the major expenses paid to Visa International is as follows:

	Nine Months Ended June 30,
	2007	2006
	(in thousands)
Visa International Fees	$129,680	$129,231
Network and EDP Services	2,112	1,908

Total	$131,792	$131,139

Visa U.S.A. operates a proprietary network, VisaNet, that links issuers and acquirers for transaction processing services. Processing services are provided through the Company’s majority-owned subsidiary, Inovant LLC. The Company provides processing and development services and various license and usage rights to Visa International, Visa Canada, and Visa Europe, in accordance with service agreements with these entities.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of Data Processing Fees and Other Revenues received from Visa International, Visa Canada, and Visa Europe is as follows:

	Nine Months Ended June 30,
	2007	2006
	(in thousands)
Visa International	$149,826	$150,741
Visa Canada	14,478	13,891
Visa Europe	45,475	48,709

Total	$209,779	$213,341

The net balances for related party services due to or from the Company, presented below, are recorded in Accounts Receivable, Prepaid and Other Current Assets, and Accrued Liabilities in the Company’s Consolidated Balance Sheets.

	June 30,	September 30,
	2007	2006
	(in thousands)
Visa International	$23,059	$30,969
Visa Canada	$1,335	$1,718
Visa Europe	$4,985	$4,985

As of June 30, 2007 and September 30, 2006, the Company also had receivables of $20.0 million from Visa International related to income taxes. This balance is included in Other Assets in the Consolidated Balance Sheets.

The Company has an uncommitted credit facility with Visa International whereby the Company or Visa International may provide each other short-term financing with a maximum term of five business days. Neither the Company nor Visa International has the obligation to lend to or to borrow from the other company. There were no outstanding balances as of June 30, 2007 and September 30, 2006 under this arrangement.

Note 4—Prepaid and Other Current Assets

Prepaid and Other Current Assets is comprised of the following:

	June 30, 2007	September 30, 2006
	(in thousands)
Member Collateral	$61,648	$51,042
Prepaid Maintenance	24,615	18,042
Prepaid Customer Support	20,098	23,593
Interest Receivable	16,264	14,131
Prepaid Other	10,018	7,482
Restricted Time Deposits	5,880	4,805
Income Taxes Receivable	3,744	5,567
Non-trade Receivables	3,485	14,282
Prepaid Pension	—	4,081
Other	854	1,874

Total	$146,606	$144,899

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5—Investments

Available-for-sale investment securities, which are recorded at fair value, consist of marketable debt securities issued by government-sponsored entities, tax-exempt municipal bonds, auction rate securities, and mutual fund investments in equity securities. The amortized cost, unrealized gains and losses, and fair value of available-for-sale securities are as follows:

	As of June 30, 2007
	Available-For-Sale
	Amortized	Gross	Unrealized	Fair
	Cost	Gains	Losses	Value
	(in thousands)
June 30, 2007:
Government-Sponsored Entities	$1,177,774	$15	$2,987	$1,174,802
Tax-Exempt Municipal Bonds	15,394	—	104	15,290
Auction Rate Securities	50,000	—	—	50,000
Equity Securities	52,517	5,394	577	57,334

Total	$1,295,685	$5,409	$3,668	$1,297,426

	As of September 30, 2006
	(in thousands)
Government Sponsored Entities	$897,648	$170	$2,519	$895,299
Tax-Exempt Municipal Bonds	248,799	570	402	248,967
Equity Securities	29,906	2,125	556	31,475

Total	$1,176,353	$2,865	$3,477	$1,175,741

The contractual maturity of available-for-sale debt securities regardless of their balance sheet classification is as follows:

	As of June 30, 2007
	Amortized Cost	Fair Value
	(in thousands)
Due within one year	$672,224	$670,613
Due in one to five years	570,944	569,479

Total	$1,243,168	$1,240,092

Investments with a fair market value less than cost at June 30, 2007 are as follows:

	12 Months or Less		Greater Than 12 Months		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(in thousands)
Government-Sponsored Entities	$918,382	$2,383	$206,326	$604	$1,124,708	$2,987
Tax-Exempt Municipal Bonds	—	—	12,320	104	12,320	104
Equity Securities	3,542	88	3,874	489	7,416	577

Total	$921,924	$2,471	$222,520	$1,197	$1,144,444	$3,668

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The unrealized losses on investments in government-sponsored entities and tax-exempt municipal bonds are caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the par value of the initial issuance of the securities. As of June 30, 2007, a total of 101 investments in government-sponsored entities and tax-exempt municipal bonds are in an unrealized loss position. Because management has the ability and intent to hold these investments until a recovery of fair value, which may be to maturity, the Company does not consider these investments to be other-than-temporarily impaired as of June 30, 2007.

Equity securities primarily consist of mutual fund investments related to various employee compensation plans. For these plans, employees bear the risk of market fluctuations. Losses experienced on these equity investments are offset by reductions in personnel expense. Unrealized losses on equity securities were caused by changes in market conditions. As of June 30, 2007, a total of 8 fund investments are in an unrealized loss position. The Company has not identified any events or changes in circumstances that may have had a significant adverse effect on the fair value of investments in equity securities. Based on an evaluation of the near-term prospects of these investments and management’s ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other-than-temporarily impaired as of June 30, 2007.

Note 6—Intangible Assets

In 2003, the Company entered into an exclusive ten-year licensing agreement with a member. The agreement granted Visa U.S.A. patent and know-how rights, which allowed the Company to market and distribute Mini Cards within the United States. The license granted is sub-licensable.

In June 2006, the Company assessed a low probability of future incremental cash flows from the Mini Card; given the Company’s strategic focus on developing next-generation payment platforms and services, and minimal Mini Card issuance by Visa U.S.A. members. As a result, the Company recognized an impairment charge of $13.2 million in June 2006 for the net carrying value of the asset. The expense is reflected in Administrative and Other on the Company’s Consolidated Statements of Operations during the nine months ended June 30, 2006. Related amortization, included in Administrative and Other, was $1.5 million for the nine months ended June 30, 2006.

Note 7—Accrued Liabilities

Accrued Liabilities is comprised of the following:

	June 30, 2007	September 30, 2006
	(in thousands)
Accrued Operating Expenses	$130,262	$154,096
Restricted Issuer Liability	114,851	100,414
Member Collateral	61,648	51,042
Accrued Taxes	59,873	9,576
Deferred Revenues	34,044	50,780
Accrued Discounts	—	36,105
Accrued Other	8,983	4,802

Total	$409,661	$406,815

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8—Pension, Postretirement, and Other Benefits

The Company participates in noncontributory, defined benefit pension plans, which provide for retirement benefits for Visa U.S.A. and Visa International employees residing in the United States. The following tables indicate the combined periodic pension costs for pensions and postretirement benefits for Visa U.S.A. and Visa International, along with the portion attributable to Visa U.S.A.

Net periodic pension cost for the combined pension plans are as follows:

	Nine Months Ended June 30,
	2007	2007
	(in thousands)
Service cost	$46,833	$55,519
Interest cost	32,505	30,873
Expected return on assets	(27,423)	(27,100)
Amortization of:
Prior Service Costs	759	758
Actuarial Loss	6,339	12,988
Settlement Loss	—	2,995

Net Periodic Pension Cost	$59,013	$76,033

Visa U.S.A. Share of Net Periodic Pension Cost	$46,701	$58,300

Net periodic pension cost for the combined postretirement benefit plans are as follows:

	Nine Months Ended June 30,
	2007	2006
	(in thousands)
Service cost	$4,185	$5,067
Interest cost	3,597	2,716
Expected return on assets	—	—
Amortization of:
Prior Service Costs	(3,495)	(3,494)
Actuarial Loss	1,632	1,353

Net Periodic Pension Cost	$5,919	$5,642

Visa U.S.A. Share of Net Periodic Pension Cost	$4,860	$4,617

Actual contributions made by the Company during the nine months ended June 30, 2007 and the expected contributions for 2007 under its pension and postretirement plans are as follows:

	Pension Plan		Postretirement Plan
	Total Contributions	Visa U.S.A.’s Portion	Total Contributions	Visa U.S.A.’s Portion
	(in thousands)
Actual employer contributions
Nine months ended June 30, 2007	$752	$512	$2,796	$1,959
Expected employer contributions
2007	$51,000	$40,300	$3,700	$2,600

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net settlement losses on plan assets included in Personnel expense in the accompanying Consolidated Statements of Operations are as follows:

	Nine Months Ended June 30,
	2007	2006
	(in thousands)
Plan Payments:
Total Excess Pension Plan Payments	$—	$4,515
Visa U.S.A. Portion of Excess Pension Plan Payments	$—	$3,379
Settlement Loss:
Total Net Settlement Loss	$—	$2,995
Visa U.S.A. Portion of Net Settlement
Loss	$—	$1,727

Note 9—Workforce Reduction

In an effort to manage personnel and contract staffing levels in alignment with seasonality and project demand, the Company initiated a formal Flexible Resource Management plan in November 2006 to outsource certain data processing and development support functions. The plan is expected to reduce the Company’s workforce by approximately 200 employees, which represents approximately 6 percent of the Company’s total workforce as of June 30, 2007. Costs associated with this workforce reduction plan are related to termination benefits and retention bonuses. As of June 30, 2007, costs associated with this plan are estimated to be $14.5 million and are projected to be incurred throughout 2007 and 2008.

Most terminations are expected to be completed by the fourth fiscal quarter of 2007 while retention bonuses will continue to be paid through the third fiscal quarter of 2008 for employees who have been requested to render services until that time.

In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” the Company incurred charges of $12.7 million during the nine months ended June 30, 2007.

These costs are estimated based on the Company’s workforce reduction plan as of the balance sheet date and are subject to adjustment. The Company continually evaluates the adequacy of the remaining liabilities under its workforce reduction plan. Although the Company believes that these estimates accurately reflect the costs of its plan, actual results may differ, thereby requiring the Company to record additional provisions or reverse a portion of such provisions.

Activity related to the workforce reduction is included in Personnel expense on the Company’s Consolidated Statements of Operations and in Accrued Compensation on the Company’s Consolidated Balance Sheets as follows:

(in thousands)
Beginning Balance, October 1, 2006	$—
Workforce reduction charges	12,673
Cash payments	(6,210)

Ending Balance, June 30, 2007	$6,463

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 10—Concentration of Business Risks

During the nine months ended June 30, 2007, two customers accounted for 10 percent or more of the Company’s operating revenues. In the nine months ended June 30, 2006, only one of the customers above accounted for 10 percent or more of the Company’s operating revenues. Operating revenues from these customers were as follows:

	Nine Months Ended June 30,
	2007	2006
	(in thousands)
Customer A	$367,252	$359,842
Customer B	283,229	207,096

Note 11—Commitments and Contingencies

Volume and Support Agreements

The Company has agreements with members and merchants for various programs designed to build sales volume and increase payment product acceptance. These agreements, which range in term from approximately one to thirteen years, provide card issuance, marketing, and program support based on specific performance requirements. These agreements are designed to encourage more member business and to increase overall Visa-branded payment volume, thereby reducing unit transaction processing costs and increasing brand awareness for all Visa U.S.A. members.

The Company is currently a party to other long-term contractual sponsorship arrangements ranging from approximately two to eight years. These contracts are designed to help the Company increase Visa-branded cards and volumes. Over the life of these contracts, the Company is required to make payments in exchange for certain advertising and promotional rights.

Payments made and obligations incurred under these programs are included in Volume and Support Agreements and Accrued Liabilities on the Company’s Consolidated Balance Sheets. The Company’s obligation under member and merchant agreements is amortized as a reduction to revenue over the period of benefit and recorded in Volume and Support Agreements on the Company’s Consolidated Statements of Operations. Amortization for sponsorship agreements is recorded in Advertising, Marketing, and Promotion on the Company’s Consolidated Statements of Operations.

Restricted Liabilities—Program Retirement

In April 2005, the Company introduced a program that supported card product usage for selected utilities that met certain acceptance standards. The program was funded by debit issuers at the time of settlement, to support efforts on their behalf to secure utility merchant acceptance and promote debit products usage. Under current program rules, unused funds were required to be returned to debit issuers at the conclusion of the program. The balance for this program was $3.5 million at June 30, 2007 and $2.3 million at September 30, 2006.

In January 2004, the Company introduced a program that supported Visa Check card usage and other business arrangements for selected merchants that met certain acceptance standards. The program was funded by Visa Check card issuers at the time of settlement, to support efforts on their behalf to secure merchant acceptance and promote card usage. Under current program rules, unused funds were required to be returned to Visa Check

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

card issuers at the conclusion of the program. The balance for this program was $91.2 million at June 30, 2007 and $74.5 million at September 30, 2006. These funds are included in Cash and Cash Equivalents, Investment Securities, and Accrued Liabilities on the Company’s Consolidated Balance Sheets as appropriate.

In April 2007, the Company retired both of these programs. Under current program rules, remaining unused funds from these programs will be returned to issuers by September 30, 2007. The Volume and Support Agreements table below has been updated to include future commitments under agreements sponsored by these retired programs.

The expected reduction of future revenues resulting from Volume and Support Agreements, including acceptance agreements sponsored by the retired programs described above, is estimated as follows:

	Volume and Support Agreements
For the Years Ending September 30	Member(1)	Other	Total
	(in thousands)
Remainder of 2007	101,742	43,101	144,843
2008	400,453	286,362	686,815
2009	381,570	243,247	624,817
2010	321,468	226,784	548,252
2011	234,397	221,118	455,515
Thereafter	202,055	470,276	672,331

Total Volume and Support Agreements	$1,641,685	$1,490,888	$3,132,573

(1)	Members represented on the Board of Directors account for $555 million of the total expected reductions in future revenues.

Holographic Magnetic Card Reimbursement

In January 2006, the Company introduced a new card design with holographic magnetic stripe technology as part of its global brand architecture initiative. Limited technical problems were noted with regard to the use of the card and therefore the Company advised its members to discontinue its manufacture and distribution. The Company is a committed partner to its members and has established a reimbursement process for members and card vendors that have incurred production and issuance costs. As of June 30, 2007, the Company has an accrual of $4.4 million in Accrued Liabilities on the Consolidated Balance Sheets. This obligation is an estimate of the remaining amount required to reimburse the Company’s members for certain costs they have incurred with regard to the manufacture and distribution of the holographic magnetic card design. Members had until December 31, 2006 to file their claims. This amount may be adjusted as required when the Company completes its review of the claims it has received. As of June 30, 2007, $14.5 million in valid claims were filed by members and $10.1 million of these claims have been paid.

Contingent Gain

On June 30, 2005, the Company exercised warrants to purchase 625,000 shares in WildCard Systems, Inc. (WildCard). Visa U.S.A.’s shares represented approximately 3 percent of WildCard’s shares outstanding. In July 2005, the Company sold its shares to eFunds Corporation (eFunds) as part of eFunds’ cash acquisition of WildCard. The sale resulted in no gain to the Company. However, as provided for in the acquisition, an “earn out” of up to $59.0 million could be paid if the acquired business achieved certain revenue targets in calendar year 2006. Visa U.S.A.’s share in this contingent “earn out” was estimated to be a maximum of $1.9 million.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

There was no guarantee that these revenue targets would be met, and as such, the gain contingency was not reflected in the Company’s financial statements. In April 2007, the Company concluded that there would be no earn out realized.

Visa Extras

Visa Extras is a points-based rewards program administered by Visa U.S.A. and offered by members to their cardholders, which enables enrolled cardholders to earn reward points on qualifying purchases. The Company administers the program for participating members and contracts with a vendor to perform the rewards fulfillment and other functions. During the transition of fulfillment services to a new vendor in fiscal 2007, conversion issues arose which resulted in limited accessibility to the Visa Extras platform for participating members and cardholders for more than one month. During the nine months ended June 30, 2007, the Company recorded a charge of $4.7 million to remunerate impacted members for certain costs. These amounts are included as reductions to Other Revenues on the Consolidated Statements of Operations and in Accrued Liabilities on the Consolidated Balance Sheets. The Company believes that these amounts accurately reflect the Company’s exposure for such expenses as of the balance sheet date, but will continually monitor the adequacy of the liability.

Operating Leases

During the quarter ended June 30, 2007, the Company entered into an operating lease for computer equipment which is effective beginning June 30, 2007 and ends October 31, 2010. The total obligation over the term of the lease including equipment maintenance costs is $33.7 million. The future commitments on this lease for the remainder of fiscal year 2007 is $0.5 million and $9.1 million, $11.6 million, $11.6 million and $0.9 million for the fiscal years ending September 30, 2008, 2009, 2010, and 2011, respectively.

Note 12—Legal Matters

The Company’s Litigation Provision includes provisions of $14.8 million for the nine months ended June 30, 2007 and $21.9 million for the nine months ended June 30, 2006. The litigation accrual is an estimate and is based on management’s understanding of its litigation profile, the specifics of each case, advice of counsel to the extent appropriate, and management’s best estimate of incurred loss as of the balance sheet dates. The Company will continue to review the litigation accrual and, if necessary, future refinements to the accrual will be made.

The following table summarizes the activity related to the litigation during the period ended June 30, 2007:

(in thousands)
Balance as of September 30, 2006	$999,703
Provision for legal matters	14,800
Interest accretion on settled matters	54,188
Payments on settled matters	(1,940)

Balance as of June 30, 2007	$1,066,751

The Company is presently involved in the matters described below and those described in Note 18 to the Company’s 2006 audited financial statements.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Rule 2.10(e) Litigation

American Express/Discover

At a hearing on April 25, 2007, the District Court for the Southern District of New York set a trial date of September 9, 2008 for both the American Express and Discover cases. The court also established deadlines and procedures for motions practice and expert discovery.

On June 7, 2007, Discover filed a Second Amended Complaint, which eliminated allegations related to the “Honor All Cards” rule, dropped attempted monopolization and monopolization claims against MasterCard and Visa International to conform to the court’s rulings on motions to dismiss, and made technical changes to names of the plaintiffs.

On July 24, 2007, American Express and Discover served expert reports seeking substantial damages.

Interchange Litigation

Kendall

The Ninth Circuit heard oral argument on the plaintiffs’ appeal on June 11, 2007. No ruling has been issued.

Multidistrict Litigation (MDL) 1720

On July 10, 2007, pursuant to a joint request by the parties, the court entered an amended scheduling order extending the deadline for fact discovery to June 30, 2008, expert discovery to February 20, 2009, and the deadline for completion of all summary judgment and other pretrial motions to March 27, 2009.

Retailers’ Litigation

U.S. Government Litigation

In January 2006, the United States made a monetary claim against the settlement fund that was established in connection with the settlement of the Retailers’ Litigation in December 2003. The United States was not a class member, but asserted equitable arguments as a “merchant” on behalf of its agencies and instrumentalities accepting Visa or MasterCard cards. After the claims administrator denied the government’s claim, the government appealed the decision to the federal court that has retained jurisdiction to resolve disputes relating to administration of the Retailers’ settlement fund. On December 29, 2006, a settlement agreement was reached whereby Visa U.S.A. and MasterCard International Incorporated together will pay the U.S. government $3.5 million and the government’s claim against the Retailers’ settlement fund will be capped and reduced by 66 percent. Visa U.S.A.’s portion of the agreement is $2.0 million. The settlement also provides Visa U.S.A. with a full release from the U.S. government for all interchange and “honor all cards”-type claims accruing prior to January 1, 2004. The District Court entered an order approving the settlement on February 28, 2007.

Retailers’ “Opt-Outs”

On May 14, 2007, GMRI, Inc. sought to amend its complaint and consolidate the case with Multidistrict Litigation 1720. Visa U.S.A., Visa International, and several of their member banks named as defendants in Multidistrict Litigation 1720 opposed the plaintiff’s motion. On June 1, 2007, the plaintiff withdrew its request.

On June 22, 2007, GMRI filed suit against Visa International and various member banks of Visa U.S.A. and/or Visa International in the U.S. District Court of Minnesota, alleging both the merchant opt-out claims at issue in GMRI’s suit against Visa U.S.A. and a number of the claims set forth in the class complaint filed in Multidistrict Litigation 1720 relating to interchange and Visa rules.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

“Indirect Purchaser” Actions

In the California cases, consolidated before the Superior Court for the State of California in the City and County of San Francisco, Visa U.S.A. filed a motion for judgment on the pleadings based upon California Proposition 64, which limits a plaintiff’s standing to bring claims under California’s Business and Professions Code §§17200 et. seq. After oral argument, the court denied Visa U.S.A.’s motion on March 6, 2007. The California Court of Appeal rejected a petition seeking immediate review of that decision on June 7, 2007.

In West Virginia, an action was brought against Visa U.S.A. by West Virginia’s attorney general as parens patriae for West Virginia consumers. The court denied Visa U.S.A.’s motion for summary judgment. Visa U.S.A. answered the West Virginia complaint on February 14, 2006 and the parties began discovery. On April 10, 2007, the court issued a stay of discovery pending its ruling on an antitrust standing issue. On April 27, 2007, the parties reached an agreement in principle to settle all claims against Visa U.S.A. In connection with this agreement, the Company recorded a provision for the settlement.

On June 22, 2007, the Supreme Court of Iowa unanimously affirmed the lower court’s dismissal of the action against Visa U.S.A.

On June 29, 2007, the Superior Court of the District of Columbia granted Visa U.S.A.’s motion to dismiss.

Other Litigation

Settlement Service Fee (SSF) Litigation

The court held a hearing on April 23, 2007 and considered MasterCard’s request for an order repealing the SSF and giving certain issuers an opportunity to terminate their agreements early.

On June 7, 2007, the court issued an Opinion and Order holding that the Settlement Service Fee violated the final judgment in the Department of Justice litigation as of October 15, 2004. On June 15, 2007, the court issued an Amended Opinion and Order clarifying the remedy in the ruling. First, the court ordered Visa U.S.A. to repeal the Settlement Service Fee bylaw. Second, the court gave any Visa U.S.A. debit issuer subject to the Settlement Service Fee prior to its repeal who entered into an agreement that includes offline debit issuance with Visa U.S.A. on or after June 20, 2003 the right to terminate its agreement, provided that the issuer has entered into an agreement to issue MasterCard-branded debit cards and the issuer repays to Visa U.S.A. any unearned benefits or financial incentives under its Visa U.S.A. agreement.

On June 13, 2007, the parties entered into an agreement to toll the statute of limitations on certain potential claims MasterCard may have against Visa U.S.A. in connection with the Settlement Service Fee.

Pursuant to the court’s order, the settlement service fee bylaw was rescinded as of the effective date of the order. On June 29, 2007, Visa U.S.A. filed a notice of appeal to the Second Circuit Court of Appeals and on July 2, 2007, sought a stay pending appeal as to the remainder of the court’s remedy. On July 13, 2007, the Second Circuit Court of Appeals issued a scheduling order for the appeal, which was subsequently modified by agreement of the parties. Visa U.S.A.’s appellate brief must be filed August 27, 2007 and MasterCard’s response by September 26, 2007. Oral argument will likely occur sometime after early November 2007.

On August 7, 2007, the district court denied Visa U.S.A.’s request for a stay of the contract termination portion of the remedy pending the appeal. On August 17, 2007, Discover Financial Services and DFS Services LLC moved the district court to intervene in the settlement service fee matter. Discover also sought to have the

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

district court modify its June 15, 2007 order (1) to extend the contract termination remedy to issuers entering into agreements with Discover; and (2) to void certain provisions of Visa U.S.A.’s debit agreements. Visa U.S.A. intends to oppose Discover’s motion.

Currency Conversion Litigation

Federal Multidistrict Litigation & State Litigation

Notice of the settlement began in 2007. In view of concerns raised by putative class members, the U.S. District Court for the Southern District of New York appointed a special master to work with the parties to review and amend, as appropriate, the plan for class notice and distribution of the settlement fund and to determine whether the proposed settlement agreement is fair, adequate and reasonable with respect to all class members. The special master submitted his report on or about July 10, 2007, and recommended that the plan for notice and distribution of the fund be modified. On August 13, 2007, the court issued an order approving the claims procedure recommended by the special master. Revised notices, claim forms, and a settlement schedule are to be submitted to the court by August 31, 2007. The court has set a conference for September 20, 2007 to discuss these submissions. On November 8, 2006, the court set a hearing on entry of Final Judgment and Order of Dismissal, or the final fairness hearing, for November 2, 2007 to review objections to the settlement. However, in light of the special master’s report, it is anticipated that the final fairness hearing will be moved to a later date.

District of Columbia Civil Investigative Demand

On January 5, 2007, the Office of the Attorney General for the District of Columbia issued a Civil Investigative Demand (“CID”) to Visa U.S.A. Inc. seeking information regarding a potential violation of Section 28-4502 of the District of Columbia Antitrust Act. The D.C. Attorney General’s office is coordinating parallel investigations by the Attorneys General of New York and Ohio. The CID seeks documents and narrative responses to several interrogatories and document requests, which focus on PIN debit. Visa U.S.A. continues to cooperate with the Attorneys General in connection with the CID.

The ATM Exchange Litigation

The parties have engaged in written discovery, party and third-party depositions, and expert discovery. On June 29, 2007, Visa U.S.A. and Visa International filed motions for summary judgment on liability and damages. Trial was tentatively scheduled for September 2007. On July 30, 2007, the court vacated the tentative September 2007 trial date. The court indicated that it would set another trial date, if necessary, in its forthcoming ruling on the motions for summary judgment.

Harding Litigation

The parties are currently engaged in settlement negotiations. The potential settlement amount is not considered material to the Company’s financial statements.

Lampone Litigation

On May 4, 2007, the parties executed a confidential agreement to settle the case and dispose of all claims. The court will review the agreement before dismissing the class claims. The settlement amount is not considered material to the Company’s financial statements.

On May 30, 2007, the court approved the parties’ settlement agreement and dismissed the case in its entirety with prejudice.

VISA U.S.A. INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intellectual Property Litigation

Every Penny Counts, Inc.—“Keep the Change”

On January 30, 2007, Every Penny Counts, Inc. filed a lawsuit in federal court in the Middle District of Florida against Bank of America Corporation and Visa U.S.A. alleging patent infringement related to Bank of America’s “Keep the Change” program. Bank of America has agreed to indemnify Visa U.S.A. in this litigation and has taken over the defense of the lawsuit. On April 23, 2007, Every Penny Counts, Inc. voluntarily dismissed its claims against Visa U.S.A.

Privasys

On June 20, 2007, Privasys, Inc. filed a compliant in the U.S. District Court for the Northern District of California against Visa International and Visa U.S.A. for patent infringement. Privasys alleges that Visa U.S.A.’s contactless payment technology infringes U.S. Patent No. 7,195,154, entitled “Method for Generating Customer Secure Card Numbers.” At this early stage it is not possible to make any reasonable evaluation of the claims alleged.

Every Penny Counts, Inc.—“Open Prepaid Cards”

On July 17, 2007, Every Penny Counts, Inc. filed a complaint in the U.S. District Court for the Middle District of Florida against Visa U.S.A., MasterCard and American Express for patent infringement. The suit alleges that the defendants’ “open” prepaid card products infringe U.S. Patent No. 6,876,971 (“Funds Distribution System Connected with Point of Sale Transaction”), U.S. Patent No. 5,621,640 (“Automatic Philanthropic Contribution System”), U.S. Patent No. 6,088,682 (“Funds Distribution System Connected with Point of Sale Transactions”), and U.S. Patent No. 6,112,191 (“Method and System to Create and Distribute Excess Funds from Consumer Spending Transactions”). At this early stage, it is not possible to make any reasonable evaluation of the claims alleged.

Note 13—Subsequent Events

Change in Visa Retirement Plan

In August 2007, the Company approved changes to the Visa Retirement Plan and will begin transitioning from a defined benefit driven plan to cash balance benefits driven plan effective January 1, 2008. The change to a cash balance benefit formula will take effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the current Retirement Plan benefit formula will be grandfathered for a three year period and grandfathered employees will continue to accrue benefits under their current Visa Retirement Plan benefit formula and their accrued benefits as of December 31, 2010 (the last day of the grandfather period), or the date they terminate employment, if earlier, will be preserved. After that date, employees will not accrue any additional benefits under the current Visa Retirement Plan benefit formulas and all future benefit accruals will be under the cash balance benefit formula.

The above Visa Retirement Plan change affects the estimated impact of the adoption of SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” With respect to the Company’s portion of the pension and postretirement plans at September 30, 2007, the after tax impact of adopting SFAS No. 158 is expected to reduce member’s equity by approximately $13 million.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Visa Canada Association

We have audited the accompanying consolidated statement of financial position of Visa Canada Association as of September 30, 2006 and 2005 and the related consolidated statements of operations, changes in net assets and cash flows for each of the years in the three-year period ended September 30, 2006. These consolidated financial statements are the responsibility of the Association’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visa Canada Association as of September 30, 2006 and 2005 and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2006 in conformity with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from United States generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 12 to the consolidated financial statements.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

June 8, 2007

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands of Canadian dollars)

September 30, 2006 and 2005	2006	2005
Assets
Current assets:
Cash	$7,336	$6,881
Liquid investments (market value—$6,634; 2005—$6,952)	6,619	6,880
Accounts receivable (note 6)	5,231	4,051
Prepaid expenses	845	1,612
Income taxes recoverable	88	1,191

	20,119	20,615

Investment (note 3)	1,184	1,184

Property and equipment, net (note 2)	4,210	3,318

	$25,513	$25,117

Liabilities and Net Assets
Current liabilities:
Accrued and other liabilities (notes 6 and 7)	$13,168	$10,929
Deferred revenue	929	1,040
Current portion of obligation under capital lease (note 5)	30	—

	14,127	11,969
Accrued benefit liability (note 4)	1,646	2,026
Obligation under capital lease (note 5)	41	—
Net assets:
Invested in property and equipment, net	4,210	3,318
Internally restricted for Risk Stabilization Fund (note 8)	7,000	7,000
Unrestricted	(1,511)	804

	9,699	11,122
Commitments (note 9)

	$25,513	$25,117

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of Canadian dollars)

Years ended September 30, 2006, 2005 and 2004	2006	2005	2004
Revenue from members (note 6)	$113,618	$107,279	$100,670
Other revenue:
Card recovery bulletin fees	6,963	7,912	7,661
Interest	648	540	477
Distribution from Inovant LLC	—	3,125	1,384
Other	737	1,696	802

	8,348	13,273	10,324
Operating expenses:
Advertising and marketing	52,161	45,535	38,831
Direct expenses (note 6)	39,168	42,495	47,405
Other operating	30,304	28,948	21,003

	121,633	116,978	107,239
Provision for current income taxes	1,756	811	1,838

Excess (deficiency) of revenue over expenses	$(1,423)	$2,763	$1,917

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(In thousands of Canadian dollars)

Years ended September 30, 2006, 2005 and 2004	Invested in property and equipment			Internally restricted for Risk Stabilization Fund (note 8)			Unrestricted			Total
	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004
Net assets, beginning of year	$3,318	$1,923	$1,982	$7,000	$7,000	$7,000	$804	$(564)	$(2,540)	$11,122	$8,359	$6,442
Excess (deficiency) of revenue over expenses	(975)	(994)	(1,017)	—	—	—	(448)	3,757	2,934	(1,423)	2,763	1,917
Net change in investment in property and equipment	1,867	2,389	958	—	—	—	(1,867)	(2,389)	(958)	—	—	—

Net assets, end of year	$4,210	$3,318	$1,923	$7,000	$7,000	$7,000	$(1,511)	$804	$(564)	$9,699	$11,122	$8,359

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Canadian dollars)

Years ended September 30, 2006, 2005 and 2004	2006	2005	2004
Cash provided by (used in):

Operating activities:
Excess (deficiency) of revenue over expenses	$(1,423)	$2,763	$1,917
Items not involving cash:
Amortization	975	994	1,017
Gain on sale of investments	(6)	—	(55)
Amortization of bond discount	(289)	(306)	(313)
Write-down of liquid investments	57	—	—
Amortization of lease inducement	(111)	236	331
Change in non-cash operating working capital:
Decrease (increase) in accounts receivable	(1,180)	(954)	798
Decrease (increase) in prepaid expenses	767	(1,096)	390
Decrease (increase) in income taxes recoverable	1,103	(35)	(640)
Increase in accrued and other liabilities	2,239	697	1,313
Increase (decrease) in accrued benefit liability	(380)	277	38

	1,752	2,576	4,796
Investing activities:
Property and equipment acquired	(1,796)	(2,389)	(1,012)
Proceeds from sale/maturities of investments	3,428	1,408	2,512
Purchase of investments	(2,929)	(1,409)	(958)

	(1,297)	(2,390)	542

Increase in cash	455	186	5,338
Cash, beginning of year	6,881	6,695	1,357

Cash, end of year	$7,336	$6,881	$6,695

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars)

Visa Canada Association (the “Association”) is a corporation without share capital whose members are Canadian financial institutions. It was incorporated under the laws of Ontario on September 22, 1989 and commenced active operations effective November 1, 1989. The Association is a not-for-profit organization exempt from income taxes under Section 149(1)(l) of the Income Tax Act (Canada), provided certain requirements are met.

The Association administers a payment system, including various card products and travellers’ cheques, which are identified by the various Visa brand marks. The Association does not itself issue cards or acquire transactions for payments to merchants. These functions are performed by Visa member financial institutions in competition with one another. In turn, Visa International, of which the Association is a group member, provides certain payment system services to the Association. Members’ voting rights are based on volume; however, no dividend or distribution rights accrue to the members.

Certain of Visa Canada’s Member financial institutions have representation on Visa Canada’s Board of Directors.

In October 2006, Visa Canada Association, Visa International and other separately incorporated regional group members (together, “Visa”) announced the intention to restructure Visa in order to create a new global corporation called Visa Inc. The restructuring and related activities are subject to approval by Visa members and review by regulatory authorities. It is anticipated that Visa Inc. will be created through a series of mergers involving Visa Canada Association, Visa U.S.A. and Visa International. Visa Europe will remain a membership association, owned and governed by its European member banks, and become a licensee of Visa Inc. Visa Europe will have a minority ownership interest in Visa Inc. The reorganization will result in a new stock corporation owned by former members of Visa International, Visa U.S.A. and Visa Canada. As a part of the restructuring, the board of Visa Inc. will be comprised of a majority of independent directors.

1.	Significant accounting policies:

The accompanying consolidated financial statements are presented in accordance with generally accepted accounting principles for not-for-profit organizations. The significant accounting policies are as follows:

(a) Basis of presentation:

The consolidated financial statements include the accounts of the Association’s wholly owned subsidiary, VCA Inovant Investments Inc. ("VCAIII"). The subsidiary is incorporated in the United States under the General Corporation Law of Delaware, to hold its interest in Inovant LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

VCAIII is a taxable entity in the United States and the tax amounts recorded in the consolidated financial statements relate to United States corporate income taxes paid by VCAIII.

(b) Revenue recognition:

Revenue from fees charged to members (i.e., service fees, data processing fees and card recovery bulletin fees) is recognized when the services are provided to members.

(c) Liquid investments:

Liquid investments comprise Government of Canada and provincial government securities, which are carried at the lower of cost and market and earn interest in the range of 3.19% to 5.18% per annum (2005 -3.19% to 6.07% per annum).

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

(d) Income taxes:

The Association’s wholly owned subsidiary, VCAIII, uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the date of enactment or substantive enactment. Valuation allowances are recorded when the conditions for recording a future tax asset are not met.

(e) Property and equipment:

Furniture and fixtures, computer equipment, office equipment, and software are recorded at historical cost and are amortized on a straight-line basis over their estimated useful lives, which range from 36 to 60 months. Leasehold improvements are capitalized and amortized on a straight-line basis over the period of the lease. Repairs and maintenance costs are charged to expense.

Property under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease.

(f) Investment:

The investment has been accounted for using the cost method of accounting, whereby it has been initially recorded at cost. Any earnings from the investment are recognized only to the extent received or receivable.

(g) Employee future benefits:

The Association has defined benefit pension plans, for which the benefits are based on years of service and employees’ compensation. The cost of this program is being funded currently.

The Association accrues its obligations under employee benefit plans as the employees render the services necessary to earn the employee future benefits. The Association has adopted the following policies:

(i) The cost of retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management’s best estimate of expected plan investment performance, salary escalation and retirement ages.

(ii) For the purpose of calculating expected return on plan assets, those assets are valued at fair value.

(iii) Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period (9 years) of employees active at the date of the amendment.

(iv) The net actuarial gain (loss) is amortized on a straight-line basis over the average remaining service period (9 years) of active employees.

(h) Foreign currency translation:

The Association translates foreign currency-denominated transactions and the financial statements of integrated foreign operations into Canadian dollars using the temporal method. Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange in effect at the year-end

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

date. Non-monetary assets and liabilities are translated at rates in effect on the dates of the transactions. Revenue and expenses are translated at average rates in effect during the year, with the exception of amortization, which is translated at historic rates. Exchange gains and losses on translation are reflected in the consolidated statement of operations in the current year.

(i) Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Accounting estimates have been made with respect to the fair value of the Association’s investments, capitalized software, settlement loss risks, and pension liabilities. Actual results could differ from those estimates.

2.	Property and equipment:

			2006	2005
	Cost	Accumulated amortization	Net book value	Net book value
Furniture and fixtures	$1,860	$1,497	$363	$213
Computer equipment	2,258	1,689	569	575
Office equipment	524	510	14	11
Software	1,620	555	1,065	756
Leasehold improvements	3,963	1,835	2,128	1,763
Equipment under capital lease	71	—	71	—

	$10,296	$6,086	$4,210	$3,318

Property and equipment amortization expense amounted to $975 (2005—$994).

3.	Investment:

In 2003, the Association established a wholly owned subsidiary, VCAIII, to hold its 5% interest in Inovant LLC. The investment is accounted for at cost. Inovant LLC was formed to acquire certain data processing operations of Visa International. The cost of the 5% interest in Inovant was U.S. $757.

During 2006, VCAIII received distributions of U.S. nil from Inovant LLC (2005—U.S. $2,636).

4.	Employee future benefits:

The Association maintains a defined contribution plan for its employees. In addition, the Association maintains a registered non-contributory defined benefit pension plan and an unfunded supplemental plan covering certain employees.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Actuarial valuations are made on the defined benefit plans. The most recent valuation was performed as at January 1, 2006 and the next valuation will be required as at a date no later than January 1, 2007. The reconciliation of the funded status of the defined benefit plans to the amounts recorded in the consolidated financial statements is as follows:

	Registered plan		Supplemental plan
	2006	2005	2006	2005
Accrued benefit obligation	$2,779	$2,511	$2,817	$1,934
Fair value of plan assets	2,600	1,706	—	—

Funded status—plan deficit	(179)	(805)	(2,817)	(1,934)
Balance of unamortized amounts	866	960	627	(68)
Transitional asset (obligation)	(193)	(242)	50	63

Accrued benefit asset (liability)	$494	$(87)	$(2,140)	$(1,939)

The composition percentages of the fair value of plan assets by major category are as follows:

Asset mix	2006	2005
Bonds	35.7%	32.1%
Canadian equities	37.4%	38.9%
U.S. equities	13.1%	17.4%
International equities	11.1%	10.7%
Short-term	—	0.9%

The pension expense for the year was $219 (2005—$155) for the registered plan and $256 (2005 - $302) for the supplemental plan and is included in other operating expenses on the consolidated statement of operations.

The assumptions used in the measurement of the Association’s benefit obligation are shown in the following table:

	Registered plan		Supplemental plan
	2006	2005	2006	2005
Accrued benefit obligation as of September 30:
Discount rate	5.0%	6.0%	5.0%	6.0%
Rate of compensation increase	3.5%	3.5%	3.5%	3.5%
Benefit costs for years ended September 30:
Discount rate	5.0%	6.0%	5.0%	6.0%
Expected long-term rate of return on plan assets	7.0%	7.0%	7.0%	7.0%
Rate of compensation increase	3.5%	3.5%	3.5%	3.5%

In 2000, employees were given the option of changing to a defined contribution plan. Those employees who elected to switch had their accrued benefits converted to defined contribution account balances. Benefits are based on length of service and final average earnings. The difference between the cumulative amounts expensed and the funding contributions is reflected as either a prepayment or an accrual for pension costs. Employees that join the Association after the year 2000 are enrolled in the defined contribution plan. The pension expense for the year for the defined contribution plan was $459 (2005—$355) and is included in other operating expenses on the consolidated statement of operations.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

5.	Obligation under capital lease:

The following is a schedule of future minimum lease payments under a fixed rate capital lease expiring July 30, 2009, together with the balance of the obligation:

2007	$31
2008	25
2009	18

Total minimum lease payments	74
Less amount representing interest at 2.5%	3

71
Less current portion	30

$41

Interest expense for the current year was nil.

6.	Transactions with Members and amounts due to other Visa entities:

The Association derives substantially all of its revenue from fees charged to members for services provided to members. Direct expenses consist primarily of payments to Visa International and Inovant LLC.

The Association generated revenue from members who are represented on the Board of Directors of approximately $112,700, $107,100 and $100,200 for each of the 2006, 2005 and 2004 fiscal years respectively. In aggregate, these members accounted for more than 70% of the Association’s total revenue with the two largest members in aggregate accounting for more than 50% of the Association’s total revenue in fiscal 2006 and fiscal 2005. Three of the Members represented on the Board each individually accounted for 10% or more of the total revenue in fiscal 2006 and fiscal 2005.

Included in other operating expenses are amounts paid to members for services provided in the amount of $2,400, $2,000 and $1,600 for the 2006, 2005 and 2004 fiscal years respectively. These expenses represent payments for banking and settlement services and for the Association’s leased premises.

At September 30, 2006, balances payable to Visa entities were as follows:

(a) Included in accounts receivable is $904 due from Visa International (2005—$124 included in accrued and other liabilities due to Visa International), which arose in the normal course of the payment system service and is measured at the exchange amount agreed to by the related parties.

(b) included in accounts receivable is $89 (2005—$33) due from Visa U.S.A., a Visa International regional member, which arose in the normal course of the payment system service and is measured at the exchange amount agreed to by the related parties.

(c) Included in accrued and other liabilities is $2,011 (2005—$1,734) due to Inovant LLC, a subsidiary of Visa U.S.A., which arose in the normal course of the payment system service and is measured at the exchange amount agreed to by the related parties.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

(d) Included in accrued and other liabilities is $71 (2005—$73) due to Visa Europe Services Inc., an affiliated company of Visa International, which arose in the normal course of the payment system service and is measured at the exchange amount agreed to by the related parties.

7.	Long-term incentive plan:

Effective October 1, 2000, the Compensation Committee of the Board of Directors approved a Long-Term Incentive Plan (the “Plan”). The Plan provides annual grants to eligible executives based on the Association’s financial performance over three fiscal years. Each award vests at the end of the third year of the performance cycle and the Association will record its obligation under the Plan, if any, over the three-year period in which the award is earned. For the year ended September 30, 2006, the Association recorded $1,135 (2005—$610) in accrued and other liabilities related to the Plan.

8.	Restrictions on net assets:

As a member of Visa International, the Association is contingently responsible for its share of certain potential settlement losses attributable to the failure of any of its or other Visa members. A Risk Stabilization Fund was established for this purpose, and based on Bank for International Settlements standards for capital adequacy, the calculated fund amount is approximately $9,838 (2005—$9,201). At September 30, 2006, $7,000 (2005—$7,000) was designated for this fund. In the case of a settlement loss, the Association has the right to call on its members to cover any shortfall in funding.

9.	Commitments:

The Association leases its office premises and various equipment under non-cancellable operating leases. In addition, the Association is required to pay its pro rata share of common area expenses and property taxes under its premises lease.

Future minimum lease payments under non-cancellable operating leases are as follows:

2007	$1,214
2008	1,209
2009	1,176
2010	1,099
2011	1,101
Thereafter	4,139

$9,938

10.	Fair values of financial assets and financial liabilities:

The carrying values of financial assets and financial liabilities, with the exception of liquid investments, approximate their fair values due to the relatively short periods to maturity of these financial instruments.

11.	Comparative figures:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

12.	Reconciliation of Canadian and United States generally accepted accounting principles (GAAP):

The consolidated financial statements of the Association have been prepared in accordance with Canadian GAAP. The significant measurement differences between Canadian and U.S. GAAP affecting the consolidated financial statements are as follows:

For the years ended September 30,			2006	2005
Excess (deficiency) of revenue over expenses under Canadian GAAP			$(1,423)	$2,763
U.S. GAAP adjustments:
Pensions	(a	)	36	36
Available-for-sale securities	(b	)	57	—
Investment in Inovant	(d	)	3,505	(143)

Net U.S. GAAP adjustments			3,598	(107)

Excess of revenue over expenses under U.S. GAAP			$2,175	$2,656

As at September 30,			2006	2005
Net assets reported under Canadian GAAP			$9,699	$11,122
U.S. GAAP adjustments:
Pensions	(a	)	(1,353)	(812)
Available-for-sale securities	(b	)	15	72
Investment in Inovant	(d	)	8,277	4,772

Net U.S. GAAP adjustments			6,939	4,032

Net assets reported under U.S. GAAP			$16,638	$15,154

(a) Employee future benefits:

Canadian and U.S. accounting standards for employee future benefits are substantially consistent; however, U.S. GAAP requires the excess of any unfunded accumulated benefit obligation (with certain other adjustments) to be reflected as an additional minimum pension liability in the U.S. GAAP consolidated balance sheet with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income. Canadian GAAP does not permit the recognition of a minimum liability representing the excess of any unfunded accumulated benefit obligation. A U.S. GAAP adjustment is therefore required to record an additional minimum liability for U.S. GAAP purposes.

Additionally, there is a difference between Canadian and U.S. GAAP relating to the amortization of the transitional amounts resulting from differing adoption dates of the standards in Canada and the U.S. The net transitional asset (obligation) and related amortization resulting from the adoption of CICA 3461, “Employee Future Benefits,” in Canada should be reversed for U.S. GAAP purposes.

(b) Investments:

U.S. GAAP requires securities to be classified as either trading, held to maturity or available-for-sale. The Association has classified all investment securities as available-for-sale under U.S. GAAP, which are recorded on the consolidated balance sheet at their fair value. Unrealized gains and losses on available-for-sale securities, net of related income taxes, are recorded in other comprehensive income until realized. Other-than-temporary declines in the fair value of available-for-sale securities are recognized in U.S. GAAP income based on market values; declines in fair values are generally presumed to be other than temporary if they have persisted over a number of quarters.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Prior to the adoption of CICA 3855, “Financial Instruments: Recognition and Measurement,” under Canadian GAAP, securities are recorded at the lower of amortized cost and market value. Other-than-temporary declines in the value of investment securities are recorded in income based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under U.S. GAAP.

With the adoption of CICA 3855, for periods after October 1, 2006, the accounting for investments is consistent under both U.S. GAAP and Canadian GAAP.

(c) Comprehensive income:

Canadian GAAP does not require the presentation of comprehensive income. U.S. GAAP requires disclosure of the components of total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in members’ equity during the reporting period except those resulting from investments by owners and distributions to owners.

The consolidated statement of comprehensive income under U.S. GAAP is as follows:

For the years ended September 30,			2006	2005
Excess of revenue over expenses under U.S. GAAP			$2,175	$2,656
Other comprehensive income, net of income taxes:
Change in additional minimum pension liability	(a	)	(577)	33
Change in unrealized gains and losses on available-for-sale securities	(b	)	(114)	(41)

Total other comprehensive income / (loss)			(691)	(8)

Total comprehensive income / (loss)			$1,484	$2,648

The accumulated other comprehensive income under U.S. GAAP is as follows:

As at September 30,			2006	2005
Additional minimum pension liability	(a	)	$(1,246)	$(669)
Unrealized gains and losses on available-for-sale securities	(b	)	(42)	72

Total accumulated other comprehensive income / (loss)			$(1,288)	$(597)

(d) Investment in Inovant:

Under Canadian GAAP prior to the adoption of CICA 3855, portfolio investments in equity securities for which an entity does not have control or significant influence are accounted for at cost. The Association, through its wholly owned subsidiary VCAIII, holds a 5% interest in Inovant LLC which has been accounted for at cost under Canadian GAAP as the Association does not maintain significant influence or control over this investment.

Under U.S. GAAP, investments of more than an insignificant amount in limited liability companies that maintain characteristics of a partnership are accounted for under the equity method. Therefore, an adjustment is required to account for the Association’s investment in Inovant LLC using the equity method under U.S. GAAP.

VISA CANADA ASSOCIATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Visa Canada Association Consolidated Statement of Financial Position

US GAAP Basis for Purposes of US GAAP Reconciliation

(in thousands)

September 30,	2006	2005
	($ CDN)	($ CDN)
Assets
Cash and cash equivalents	$7,336	$6,881
Available for sale securities	6,634	6,952
Accounts receivable	5,231	4,051
Prepaid expenses and other current assets	933	2,803

Total current assets	$20,134	$20,687

Facilities, Equipment and Software, Net	$4,210	$3,318
Investments in Inovant LLC	7,965	5,218
Deferred tax asset	1,497	738
Other Assets	104	49

Total assets	$33,910	$30,010

Liabilities
Accounts payable	$6,605	$4,111
Accrued compensation	3,197	1,969
Accrued liabilities	4,295	5,889
Current portion of long-term debt	30	0

Total current liabilities	$14,127	$11,969

Accrued benefit liability	$—	$—
Obligation under capital lease	41	—
Other liabilities	3,104	2,887

Total liabilities	$17,272	$14,856

Net Assets
Net assets before comprehensive income	$17,926	$15,751
Accumulated other comprehensive income	(1,288)	(597)

Total Net Assets	$16,638	$15,154

Total Liabilities and Net Assets	$33,910	$30,010

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands of Canadian dollars)

As at June 30, 2007 and September 30, 2006	June 30, 2007	September 30, 2006
	(unaudited)
Assets
Current assets:
Cash	$25,893	$7,336
Liquid investments	6,648	6,619
Accounts receivable (note 6)	6,327	5,231
Prepaid expenses	1,141	845
Income taxes recoverable	659	88

	40,668	20,119
Investment (note 3)	1,184	1,184
Property and equipment, net	4,717	4,210

	$46,569	$25,513

Liabilities and Net Assets
Current liabilities:
Accrued and other liabilities (note 6)	$9,139	$13,168
Deferred revenue	844	929
Current portion of obligation under capital lease (note 5)	24	30

	10,007	14,127
Accrued benefit liability (note 4)	2,114	1,646
Obligation under capital lease (note 5)	34	41
Net assets:
Internally restricted for risk stabilization fund (note 8)	9,764	7,000
Invested in property and equipment	4,717	4,210
Unrestricted	20,095	(1,511)
Accumulated other comprehensive income	(162)	0

	34,414	9,699
Commitments (note 9)

	$46,569	$25,513

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006	2007	2006
	(unaudited)
Revenue from members (note 6)	$94,177	$83,668

Other revenue:
Multicurrency conversion fees	5,947	415
Card recovery bulletin fees	5,804	5,383
Interest	749	451
Other	108	126

	12,608	6,375
Operating expenses:
Advertising and marketing	26,711	37,444
Direct expenses (note 6)	30,023	30,051
Other operating	24,878	22,662

	81,612	90,157
Provision for current income taxes	296	568

Excess (deficiency) of revenue over expenses	$24,877	$(682)

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006 (Unaudited)	Invested in property and equipment	Internally Restricted for Risk Stabilization Fund	Unrestricted	Accumulated other comprehensive income	Total
		(note 8)
Net assets, beginning of period October 1, 2005	$3,318	$7,000	$804	$—	$11,122
Excess/(deficiency) of revenue over expenses	(699)	—	17	—	(682)
Property and equipment acquired	1,033	—	(1,033)	—	—

Net assets, end of period—June 30, 2006	$3,652	$7,000	$(212)	$—	$10,440

Net assets, beginning of period—October 1, 2006	$4,210	$7,000	$(1,511)	$—	$9,699
Transition adjustment (note 2)	—	—	—	(42)	(42)
Excess/(deficiency) of revenue over expenses	(918)	2,764	23,031	—	24,877
Property and equipment acquired	1,425	—	(1,425)	—	—
Change in unrealized gains and losses on available-for-sale-securities	—	—	—	(120)	(120)

Net assets, end of period—June 30, 2007	$4,717	$9,764	$20,095	$(162)	$34,414

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Canadian dollars)

	Nine Months ended June 30,
Nine months ended June 30, 2007 and June 30, 2006	2007	2006
	(Unaudited)
Cash provided by (used in):

Operating activities:
Excess (deficiency) of revenue over expenses	$24,877	$(682)
Items not involving cash:
Amortization of property and equipment	918	699
Amortization of bond discount	(206)	(221)
Write-down of liquid investments	15	—
Amortization of lease inducement	(85)	(91)
Change in non-cash operating working capital:
Decrease (increase) in accounts receivable	(1,096)	197
Decrease (increase) in prepaid expenses	(296)	591
Decrease (increase) in income taxes recoverable	(571)	1,191
Increase (decrease) in accrued and other liabilities	(4,042)	(1,706)
Increase (decrease) in accrued benefit liability	468	(439)

	19,982	(461)
Investing activities:
Property and equipment acquired	(1,425)	(1,033)
Proceeds from sale/maturities of investments	510	3,424
Purchase of investments	(510)	(2,929)

	(1,425)	(538)

Increase in cash	18,557	(999)
Cash, beginning of period	7,336	6,881

Cash, end of period	$25,893	$5,882

See accompanying notes to consolidated financial statements.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

1.	Basis of preparation:

The accompanying interim consolidated financial statements of Visa Canada Association (the Association) have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP) for not-for-profit organizations and interim financial information. Accordingly, they do not include all of the information and footnotes required by Canadian GAAP for annual financial statements. These interim consolidated financial statements should be read in conjunction with the most recent annual consolidated financial statements of the Association.

The accompanying financial information reflects all adjustments, consisting primarily of normally recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of results for interim periods. Operating results for the nine-month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2007. These interim consolidated financial statements follow the same accounting principles and methods of application as the consolidated financial statements for the year ended September 30, 2006, except as described in note 2 below.

The Association is a not-for profit organization exempt from income taxes under Section 149(1)(I) of the Income Tax Act (Canada), provided certain requirements are met. It is management’s belief that the requirements for not-for-profit status continue to be met and that the financial statements should be prepared on the basis of the Association’s tax exempt status. In the event that the Association is deemed not to operate on a not-for-profit basis, the surplus earned from the date of the change in status would be subject to income taxes.

2.	Accounting changes:

The Association has adopted the new financial instruments standards: CICA 3855, Financial Instruments—Recognition and Measurement, and CICA 1530, Comprehensive Income, effective October 1, 2006. CICA 3855 prescribes when a financial asset, financial liability, or derivative is to be recognized on the balance sheet and the measurement of such amount. It also specifies how financial instrument gains and losses are to be presented. CICA 1530 introduces new standards for the presentation and disclosure of components of comprehensive income. Comprehensive income is defined as the change in net assets of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. The adoption of these standards resulted in reduction in net assets of $42 to establish the opening balance of accumulated other comprehensive income as of October 1, 2006. This adjustment reflects the difference between the cost and fair value of the Association’s investments in fixed income debt securities at the date of adoption of these new standards. The adoption of these new standards did not have any impact on excess (deficiency) of revenue over expenses on the consolidated statement of operations of the Association.

The Association classifies its investments in fixed income debt securities and its investment in Inovant as available-for-sale. The investments in fixed income debt securities are carried at fair value based on quoted market prices; the investment in Inovant is carried at cost, as it has no quoted market price in an active market. Unrealized gains and losses, net of applicable taxes, are recorded as a separate component of accumulated other comprehensive income on the consolidated statement of financial position. If the fair value of an available-for-sale investment declines below its cost and the decline is deemed to be other-than-temporary, an impairment charge is recorded in the consolidated statements of operations for the difference between the fair value of the investment and its cost. Net realized gains and losses are determined on a specific identification basis and are included in other income on the consolidated statement of operations. Interest and dividends, including amortization of premiums and accretion of discounts, are recorded in other revenue on the consolidated statement of operations and are determined using the effective interest rate method.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

3.	Investments:

During the nine months ended June 30, 2007, VCA III did not receive any distributions from Inovant LLC (2006—nil).

4.	Employee future benefits:

The pension expense for the nine months ended June 30, 2007 was $136 (2006—$166 for the nine months ended June 30) for the registered non-contributory defined benefit pension plan and $332 (2006—$194 for the nine months ended June 30) for the unfunded supplemental plan and is included in other operating expenses on the statement of operations.

Effective February 2007, the Association has access to a letter of credit in the amount of $4.1 million, which is in place to secure its unfunded supplemental pension plan obligation. The Association has not drawn on this letter of credit in any period to date to fund its supplemental pension plan obligations.

5.	Obligation under capital lease:

The following is a schedule of future minimum lease payments under a fixed rate capital lease expiring July 30, 2009, together with the balance of the obligation:

2007	$10
2008	25
2009	25

Total minimum lease payments	60
Less amount representing interest at 2.5%	2

58
Less current portion	24

$34

Interest expense for the nine months ended June 30, 2007 was $1 (2006—$nil for the nine months ended June 30).

6.	Transaction with members and amounts due to other Visa entities:

The Association derives substantially all of its revenue from fees charged to members for services provided to members. Direct expenses consist primarily of payments to Visa International and Inovant LLC.

The Association generated revenue from members who are represented on the Board of Directors of approximately $92,728 and $81,861 for the nine months ended June 30, 2007 and June 30, 2006 respectively. In aggregate, these members accounted for more than 70% of the Association’s total revenue with the two largest members in aggregate accounting for more than 50% of the Association’s total revenue. Three of the Members represented on the Board of Directors each individually accounted for 10% or more of total revenue for the nine month periods ended June 30, 2007 and June 30, 2006.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

Included in other operating expenses are amounts paid to Members for services provided in the amount of $1,900 and $1,700 for the nine month periods ended June 30, 2007 and June 30, 2006 respectively. The expenses represent payments for banking and settlement services and for the Association’s leased premises.

At June 30, 2007, balances payable to Visa entities were as follows:

(a) Included in accounts receivable is $58 (September 30, 2006—$904) due from Visa International, which arose in the normal course of the payment system service, and is measured at the exchange amount agreed to by the related parties.

(b) Included in accounts receivable is $134 (September 30, 2006—$89) due from Visa U.S.A., a Visa International regional member, which arose in the normal course of the payment system service, and is measured at the exchange amount agreed to by the related parties.

(c) Included in accrued and other liabilities is $1,553 (September 30, 2006—$2,011) due to Inovant LLC., a subsidiary of Visa U.S.A., which arose in the normal course of the payment system services, and is measured at the exchange amount agreed to by the related parties.

(d) Included in accrued and other liabilities is $92 (September 30, 2006—$71) due to Visa Europe Services Inc., an affiliated company of Visa International, which arose in the normal course of the payment system service, and is measured at the exchange amount agreed to by the related parties.

7.	Long-term incentive plan:

Effective October 1, 2000, the Compensation Committee of the Board of Directors approved a Long-Term Incentive Plan (the “Plan”). The Plan provides annual grants to eligible executives based on the Association’s financial performance over three fiscal years. Each award vests at the end of the third year of the performance cycle and the Association will record its obligation under the Plan, if any, over the three-year period in which the award is earned. For the nine months ended June 30, 2007, the Association recorded $1,641 (2006—$1,135) in accrued and other liabilities related to the Plan.

8.	Restrictions on net assets:

As a member of Visa International, the Association is contingently responsible for its share of certain potential losses attributable to the failure of any of its or other Visa members. A Risk Stabilization Fund was established for this purpose, and based on Bank for International Settlements standards for capital adequacy, the calculated fund amount is approximately $9,764 (2006—$9,838). At June 30, 2007, $9,764 (2006—$7,000) was designated for this fund. In the case of a settlement loss, the Association has the right to call on its members to cover any shortfall in funding.

Settlement risk guarantee:

The fair value of the settlement risk guarantee is estimated based on a model which is used to estimate member settlement exposure in conjunction with Visa’s global risk policies and procedures. This model incorporates certain assumptions relating to member settlement exposure and historical loss and recovery experience. As of June 30, 2007, the fair value of the settlement risk guarantee was nil.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

9.	Commitments:

The Association leases its office premises and various equipment under non-cancellable operating leases. In addition, the Association is required to pay its pro rata share of common area expenses and property taxes under its premises lease.

Future minimum lease payments under non-cancellable operating leases are as follows:

2008	$1,304
2009	1,243
2010	1,209
2011	1,205
2012	1,315
Thereafter	3,974

$10,250

10.	Fair values of financial assets and financial liabilities:

The carrying values of financial assets and financial liabilities, with the exception of investment in Inovant LLC, approximate their fair values due to the relatively short periods to maturity of these financial instruments.

11.	Reconciliation of Canadian and United States generally accepted accounting principles (GAAP):

The consolidated financial statements of the Association have been prepared in accordance with Canadian GAAP. The significant measurement differences between Canadian and U.S. GAAP affecting the consolidated financial statements are as follows:

For the nine months ended June 30,			2007	2006
Excess (deficiency) of revenue over expenses under Canadian GAAP			$24,877	$(682)
U.S. GAAP adjustments:
Pensions	(a	)	27	27
Available-for-sale securities	(b	)	—	—
Investment in Inovant	(d	)	723	1,743

Net U.S. GAAP adjustments			750	1,770

Excess / (deficiency) of revenue over expenses under U.S. GAAP			$25,627	$1,088

As at June 30, 2007 and September 30, 2006			2007	2006
Net assets reported under Canadian GAAP			$34,414	$9,699
U.S. GAAP adjustments:
Pensions	(a	)	(1,233)	(1,354)
Available-for-sale securities	(b	)	—	15
Investment in Inovant	(d	)	8,925	8,278

Net U.S. GAAP adjustments			7,692	6,939

Net assets reported under U.S. GAAP			$42,106	$16,638

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

(a)	Employee future benefits:

Canadian and U.S. accounting standards for employee future benefits are substantially consistent; however, U.S. GAAP requires the excess of any unfunded accumulated benefit obligation (with certain other adjustments) to be reflected as an additional minimum pension liability in the U.S. GAAP consolidated balance sheet with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income. Canadian GAAP does not permit the recognition of a minimum liability representing the excess of any unfunded accumulated benefit obligation. A U.S. GAAP adjustment is therefore required to record an additional minimum liability for U.S. GAAP purposes.

Additionally, there is a difference between Canadian and U.S. GAAP relating to the amortization of the transitional amounts resulting from differing adoption dates of the standards in Canada and the U.S. The net transitional asset (obligation) and related amortization resulting from the adoption of CICA 3461, Employee Future Benefits, in Canada are reversed for U.S. GAAP purposes.

(b) Investments:

U.S. GAAP requires securities to be classified as either trading, held to maturity or available-for-sale. The Association has classified all investment securities as available-for-sale under U.S. GAAP, which are recorded on the consolidated balance sheet at their fair value. Unrealized gains and losses on available-for-sale securities, net of related income taxes, are recorded in other comprehensive income until realized. Other-than-temporary declines in the fair value of available-for-sale securities are recognized in U.S. GAAP income based on market values, declines in fair values are generally presumed to be other than temporary if they have persisted over a number of quarters.

Prior to the adoption of CICA 3855, Financial Instruments: Recognition and Measurement, under Canadian GAAP, securities are recorded at the lower of amortized cost and market value. Other-than-temporary declines in the value of investment securities are recorded in income based on net realizable values; declines in fair values are generally presumed to be other than temporary if conditions indicating impairment have persisted for a more prolonged period of time than under U.S. GAAP.

With the adoption of CICA 3855, for periods after October 1, 2006, the accounting for investments is consistent under both U.S. GAAP and Canadian GAAP.

(c)	Comprehensive Income:

For periods prior to October 1, 2006, Canadian GAAP does not require the presentation of comprehensive income. U.S. GAAP requires disclosure of the components of total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in members’ equity during the reporting period except those resulting from investments by owners and distributions to owners.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

The consolidated statement of comprehensive income under U.S. GAAP is as follows:

For the nine months ended June 30,			2007	2006
Excess (deficiency) of revenue over expenses under U.S. GAAP			$25,627	$1,088
Other comprehensive income, net of income taxes:
Change in additional minimum pension liability	(a	)	103	(36)
Change in unrealized gains and losses on available-for-sale securities	(b	)	(177)	(260)

Total other comprehensive income (loss)			(74)	(296)

Total comprehensive income (loss)			$25,553	$792

The accumulated other comprehensive income under U.S. GAAP is as follows:

As at June 30, 2007 and September 30, 2006			2007	2006
Additional minimum pension liability	(a	)	$(1,143)	$(1,246)
Unrealized gains and losses on available-for-sale securities	(b	)	(219)	(42)

Total accumulated other comprehensive income			$(1,362)	$(1,288)

Upon the adoption of CICA 1530, Comprehensive Income, as of October 1, 2006, other comprehensive income is presented on the statement of financial position and net assets for Canadian GAAP purposes.

(d)	Investment in Inovant:

Under Canadian GAAP prior to the adoption of CICA 3855, portfolio investments in equity securities for which an entity does not have control or significant influence are accounted for at cost. The Association, through its wholly owned subsidiary VCA III, holds a 5% interest in Inovant LLC which has been accounted for at cost under Canadian GAAP as the Association does not maintain significant influence or control over this investment. Upon the adoption of CICA 3855, the Association has classified its investment in Inovant LLC as available-for-sale and continues to record at cost as Inovant LLC does not have a quoted market price in an active market.

Under U.S. GAAP, investments of more than an insignificant amount in limited liability companies that maintain characteristics of a partnership are accounted for under the equity method. Therefore, an adjustment is required to account for the Association’s investment in Inovant LLC using the equity method under U.S. GAAP.

VISA CANADA ASSOCIATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of Canadian dollars)

Nine months ended June 30, 2007 and June 30, 2006

Visa Canada Association Consolidated Statement of Financial Position—US GAAP Basis for purposes of the US GAAP Reconciliation

As at:	June 30, 2007	September 30, 2006
Assets
Cash and cash equivalents	$25,893	$7,336
Available for sale securities	6,648	6,634
Accounts receivable	6,327	5,231
Prepaid expenses and other current assets	1,800	933

Total current assets	$40,668	$20,134
Facilities, Equipment and Software, Net	$4,717	$4,210
Investments in Inovant LLC	8,763	7,965
Deferred tax asset	1,346	1,497
Other Assets	95	104

Total assets	$55,589	$33,910

Liabilities
Accounts payable	$1,898	$6,605
Accrued compensation	3,255	3,197
Accrued liabilities	4,831	4,295
Current portion of long-term debt	24	30

Total current liabilities	$10,008	$14,127
Obligation under capital lease	34	41
Other Liabilities	3,441	3,104

Total liabilities	$13,483	$17,272
Net Assets
Net assets before comprehensive income	$43,468	$17,926
Accumulated other comprehensive income	(1,362)	(1,288)

Total Net Assets	$42,106	$16,638

Total Liabilities and Net Assets	$55,589	$33,910